Filed pursuant to Rule 424(b)(5)
(File No. 333-130117)

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.06 par value per share	100,000,000	$26.49	$2,649,000,000	$104,105.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also registers such additional shares of Common Stock that become available under the General Electric Savings and Security Program in connection with recapitalizations, stock dividends, stock splits or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of General Electric Company’s Common Stock, par value $0.06 per share, on June 27, 2008, as reported by the New York Stock Exchange, which was $26.49.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 5, 2005

GENERAL ELECTRIC COMPANY

100,000,000 Shares of Common Stock

Interests in the General Electric Savings and Security Program

General Electric Company, a New York corporation (“GE”), is offering an aggregate of 100,000,000 shares of its common stock to eligible participants in the General Electric Savings and Security Program (the “Plan”), pursuant to the terms and conditions of the Plan, as described in this prospectus supplement, together with interests in the Plan. GE common stock trades on The New York Stock Exchange under the symbol GE. The shares are sold at market prices prevailing from time to time as determined under the Plan. On July 2, 2008, the closing market price for a share of GE common stock was $26.51.

This prospectus supplement replaces and supersedes all earlier dated prospectuses relating to the Plan. This prospectus supplement should be read in conjunction with the prospectus dated December 5, 2005 which is attached at the end of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus dated December 5, 2005. Any representation to the contrary is a criminal offense.

This document, dated July 3, 2008, constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT TABLE OF CONTENTS

PROSPECTUS TABLE OF CONTENTS

EXPLANATORY NOTE

This prospectus supplement relates to shares of GE common stock in which eligible GE employees may invest through the GE Savings and Security Program and to participants’ interests in the Plan. GE has registered the shares of common stock on a registration statement filed with the SEC (File No. 333-130117) and interests in the Plan are registered on a registration statement, File No. 333-99671, filed with the SEC. This prospectus supplement includes excerpts from the following three GE Benefits Handbooks: (1) Benefits Handbook for Employees Eligible to Participate in GE Retirement Plans – New Provisions, (2) Benefits Handbook for Employees Eligible to Participate in GE Retirement Plans – Legacy Provisions, and (3) Benefits Handbook for Certain Affiliate Employees Eligible to Participate in the GE Savings and Security Program.

For Employees Eligible to Participate in GE Retirement Plans - Legacy Provisions

YOUR BENEFITS

handbook

Retirement Plans

Effective January 1, 2008

This Handbook is valid only if you receive it directly from US Employee Services with a cover letter indicating that it applies to you.

GE

IMPORTANT INFORMATION ABOUT THIS HANDBOOK

Introduction

This handbook provides summary plan descriptions for the GE Pension Plan and the GE Savings and Security Program (S&SP) (collectively referred to as the “plans”), which are available to eligible Company employees. The summary plan descriptions for both the GE Pension Plan and S&SP include this Introduction, Sections 1.0 and 2.0, and applicable portions of Section 5.0 and the “Key Terms” section. In addition, the summary plan description for the GE Pension Plan includes Section 3.0 and the summary plan description for S&SP includes Section 4.0. The summary plan description for each plan also includes any modification to the summary plan description for that plan if the modification is included in an Update to this handbook that is dated after January 1, 2008.

While every attempt has been made to make this handbook as accurate as possible, full details of all provisions are not included. Full details of the plans are contained in the official plan documents, which are available to you as described in Section 5.0, “Administrative Information.” If a provision described in this handbook differs from the provisions of the applicable plan document, the plan document prevails. Similarly, any oral or written representations by a Company employee or agent, or any benefit estimates that you may receive, cannot override, reverse or supplement the provisions of the plan documents.

You should understand the meaning of certain important terms, such as “employee,” which are used throughout this handbook and which appear in the “Key Terms” section.

This handbook does not create a contract of employment between the Company and any individual.

For employees covered by a collective bargaining agreement, participation in the plans shall only occur upon agreement by the employees’ union representative. If the plans are incorporated by reference into a collective bargaining agreement, participation is only to the extent provided through the incorporation. If specific terms and conditions are contained in a collective bargaining agreement, the terms and conditions of such collective bargaining agreement will govern should a conflict arise between this handbook or the plans and the terms and conditions of such agreement.

The Board of Directors of General Electric Company reserves the right to terminate, amend, eliminate or replace the plans at its discretion and at any time to the extent permitted by law.

If you work for a company other than GE, your employer has chosen to offer you the benefits that are described in this handbook. As you read this material, you may see references to “GE” or “General Electric” used to identify specific benefit programs (e.g., the “GE Savings and Security Program”) or related delivery mechanisms (e.g., the “GE Transaction Processing Center”). Despite these official titles, you should understand that the benefits described in this handbook are provided to you by your company. You should also read the definitions of “affiliate” and “Company” in the “Key Terms” section to make sure you understand how these terms are used in this handbook.

Your participation in the plans means that you have authorized your benefits-related data to be processed and transmitted by the Company, its affiliates and any authorized suppliers anywhere in the world, in accordance with the GE Employment Data Protection Standards.

The benefits described in this handbook apply to employees who:

•	Are on the active payroll of the Company as of January 1, 2008 or later;

•	Are eligible to participate in the GE Pension Plan and S&SP, as described in Section 1.0, “Who is eligible to participate in the plans?”;

•	Are described in Section 2.0, “Does this handbook apply to me?”; and

•	Receive this handbook directly from US Employee Services with a letter indicating that it applies to them.

Go to benefits.ge.com for benefits information, forms, transactions and more.

1.0 WHO IS ELIGIBLE TO PARTICIPATE IN THE PLANS?

If you are a Company employee working full-time or part-time, you are eligible to participate in the GE Pension Plan and the GE Savings and Security Program (S&SP).

For this purpose, a Company employee is an individual on the active payroll of:

•	General Electric Company; or

•	An affiliate that participates in the plans. See Section 5.2.1, “Which GE affiliates are participating companies?”

INDIVIDUALS NOT ELIGIBLE

You are not eligible to participate in the plans if you are:

•	Covered by a collective bargaining agreement that does not provide for participation in the plans;

•	Employed by an affiliate that does not participate in the plans;

•	An individual classified by the Company as a leased employee, contingent worker or as an independent contractor;

•	An individual engaged under an agreement that states that you are not eligible to participate in the plans;

•	Any other individual who provides services to the Company but is not on the active payroll of the Company; or

•	In any other special classification of employees that is not eligible, as determined by the Company.

In the event you are denied eligibility because you are not treated as an employee, your reclassification as an employee will not entitle you to participate in the plans.

TEMPORARY EMPLOYEES

If you are a temporary employee on the active payroll of the Company and you are not in one of the excluded groups listed under “Individuals not eligible,” you are eligible to participate in the plans as described below:

GE Pension Plan — You are eligible to participate on the later of:

•	The January 1 immediately following your first day of work with the Company; or

•	The first day of the month following your completion of 180 days of service.

The automatic enrollment, cancellation and suspension procedures described in Section 3.3.1, “How do I participate?” also apply to temporary employees. You’ll be automatically enrolled in the GE Pension Plan on the later of the two dates described above, unless you cancel participation before then.

S&SP — You are eligible to participate on the first day of the month following your completion of 180 days of service. To participate, you must have enrolled in the program. You can enroll at any time — even before you have completed 180 days of service — but your participation will not begin until after you have completed 180 days of service.

Please note that, unlike the GE Pension Plan, S&SP does not have an automatic enrollment feature.

If you are eligible to participate in the GE Pension Plan and S&SP, you should read Section 2.0, “Does this handbook apply to me?” to make sure this version of the handbook applies to you.

2.0 DOES THIS HANDBOOK APPLY TO ME?

If you are eligible to participate in the GE Pension Plan and S&SP, this handbook applies to you if you meet any of the following four requirements:

1.	You participated in the GE Pension Plan before January 1, 2005 (and your benefits were not transferred to another plan).

2.	You didn’t participate in the GE Pension Plan before January 1, 2005, but your first day of work as an employee for the Company while it participated in the GE Pension Plan was before that date, and you have remained continuously employed by the Company (or nonparticipating affiliates) since that time.

3.	You first participate in the GE Pension Plan on or after January 1, 2005: (1) as an included employee and (2) at a time when the business you work for is not a listed business.

•

An included employee is an hourly employee, or a nonexempt salaried employee subject to the overtime provisions of the Fair Labor Standards Act who the Company, in its sole discretion, has assigned to a “manufacture-store-deliver-service position” (see “Key Terms” for the definition of manufacture-store-deliver-service position).

•

The listed businesses are shown on the next page. This list is current as of January 1, 2008, and will likely change over time. An updated list will be available at benefits.ge.com or by calling the GE Enrollment Center at 1-800-252-5259. You can find out whether a business you previously worked for was on the list at that time by calling the GE Enrollment Center.

4.	You participate in the GE Pension Plan as a represented employee under a collective bargaining agreement that provides you with the benefits described in this handbook. (Please note that represented employees receive the benefits described in this handbook only to the extent provided in a collective bargaining agreement.)

Go to benefits.ge.com for benefits information, forms, transactions and more.

LISTED BUSINESSES

•	Aircraft Parts Corporation

•	Altair Filter Technology, Inc.

•	Applied Electronic Systems, Inc

•	Bently Nevada LLC

•	BetzDearborn Inc (employees hired on or after 8/1/2005)

•	BHA Group

•	DaqScribe Technology, Inc.

•	Druck Incorporated

•	GE Analytical Instruments, Inc.

•	GE Aviation Materials LP

•	GE Capital Corporation (Real Estate division)

•	GE Energy & Environmental Research Corp.

•	GE Energy Management Services, Inc.

•	GE Energy Manufacturing, Inc.

•	GE Engine Services – Dallas, LP

•	GE Engine Services – McAllen, LP

•	GE Fanuc Embedded Systems, Inc.

•	GE Infrastructure Sensing, Inc.

•	GE Inspection Technologies, LP

•	GE Ionics, Inc. – Ionics Life Sciences

•	GE Mobile Water, Inc

•	GE MDS, LLC

•	GE Oil & Gas, Inc.

•	GE On Wing Support, Inc. (other than employees in Cincinnati, OH)

•	GE Osmonics, Inc.

•	GE Rail Services

•	GE Thermometrics, Inc. (non-represented employees)

•	GE Transportation Systems Global Signaling, LLC

•	GE United Nuclear Corp.

•	GE Wind Energy, LLC

•	General Electric International, Inc. (U.S. I&RS Transformer Repair Services division)

•	HPSC, Inc.

•	Ionics Ultrapure Water Corporation

•	Johnson Technology, Inc.

•	Lynxs Group, LLC

•	NBC Universal (employees hired on or after 5/12/2004, but excluding certain medical personnel working at Universal City)

•	OS Operations, Inc.

•	PII North America, Inc.

•	Radstone Technology Corporation

•	Ruska Instrument Corporation

•	Smiths Aerospace, Inc. and subsidiaries (non-represented employees)

•	Sondex LP

•	The Memphis Group

•	Ultima Labs, Inc.

•	Unison Industries, LLC (other than employees eligible for Elano benefits)

•	United Nuclear Corporation

•	UNC Holding I, Inc.

•	UNC Tri-Remanufacturing, Inc.

•	VFS Macon, Inc.

3.0 [INTENTIONALLY OMITTED]

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.0 GE SAVINGS AND SECURITY PROGRAM (S&SP)

S&SP is a powerful tool to help you save for your future. Valuable tax benefits and Company matching contributions work together with your own savings to help bring you closer to your financial goals.

4.1 KEY THINGS TO KNOW

You choose how much to save.

From 1% up to 30% of your pay through payroll deductions, on a pre-tax basis, an after-tax basis or a combination of the two. And starting with the year you reach age 50, you may be able to save even more. See Section 4.4, “Saving with S&SP.”

The Company matches your contributions.

For every $1 of your regular pre-tax savings and your after-tax savings, up to 7% of your pay, the Company adds 50 cents. So the Company’s contribution can be as much as 3.5% of your pay. See Section 4.4.2, “How much will the Company contribute?”

You are vested immediately in your S&SP savings, including the Company matching contributions.

Vesting means that you have the right to your account balance, including Company matching contributions, even if you leave the Company. See Section 4.4.2, “How much will the Company contribute?”

You choose how to invest your savings and the Company match among various investment options.

•	Vanguard® Institutional Index Fund;

•	GE S&S Program Mutual Fund;

•	GE Institutional International Equity Fund;

•	GE Institutional Small-Cap Equity Fund;

•	GE Institutional Strategic Investment Fund;

•	GE S&S Income Fund;

•	GE S&S Short-Term Interest Fund;

•	GE S&S Money Market Fund;

•	U.S. Savings Bonds (after-tax contributions only); and

•	GE Common Stock (GE Stock).

See Section 4.5.1, “A quick look at your investment options” for a brief overview of these options and a discussion of the advantages of diversifying investments and of the risk of investing in GE Stock.

Earnings on your savings and Company matching payments are tax-free until paid out.

Any growth in your investments is also tax-deferred. See Section 4.4.3, “What is the difference between pre-tax savings and after-tax savings?”

You can conduct most business easily and conveniently at benefits.ge.com or by calling the GE Transaction Processing Center.

•	You can access benefits.ge.com at any time; transactions are available 7 a.m. to midnight, Eastern time, seven days a week.

•	You can call 1-800-432-4313, 7 a.m. to midnight, Eastern time, seven days a week.

•	TTY service is available at 1-800-346-3316, 9 a.m. to 5 p.m., Eastern time, Monday through Friday.

Before you can use benefits.ge.com, you’ll need to establish access by calling the GE Transaction Processing Center at 1-800-432-4313.

You can borrow from your S&SP account through ReadiLoans.

Your loan repayments, including all interest, go back into your account. See Section 4.6, “S&SP ReadiLoans.”

You can withdraw money from your S&SP account while you’re still working for the Company.

Up to seven times a year or for hardship. See Section 4.7, “S&SP Withdrawals and Distributions.”

When you leave the Company, you generally have three options.

•	Take a lump-sum distribution;

•	Take up to four partial distributions each year; or

•	Keep your money in the plan until age 70 1/2 .

Section 5.0, “Administrative Information” contains important information about the administration of the plan, and the “Key Terms” section contains definitions of important terms used throughout this handbook.

4.2 KEY THINGS TO DO

START NOW

•

Enroll in S&SP right now and start saving as soon as possible — the tax-deferred growth of your S&SP account and the Company matching contribution can help you build a substantial nest egg. See Section 4.4.2, “How much will the Company contribute?”

•

Make it easy to get benefits information and to conduct S&SP transactions — a wide range of benefits information is available at benefits.ge.com. You can also conduct benefit transactions easily both online and by phone. Call the GE Transaction Processing Center at 1-800-432-4313 to find out how to access these valuable resources. See Section 4.3.1, “How do I enroll?”

•

Decide how much to save pre-tax and/or after-tax — with pre-tax savings, you defer income taxes on money that you add to S&SP and reduce your current taxable income. See Section 4.4, “Saving with S&SP.”

•

Decide whether to make catch-up contributions — if you’re at least age 50 (or you will become age 50 during the year), catch-up contributions let you make pre-tax contributions over and above the regular plan limits. See Section 4.4.7, “What are catch-up contributions?”

•	Be aware of legal limits — that can affect S&SP contributions. See Section 4.8.4, “How can legal limits affect my savings?”

INVEST WISELY

•

Decide how to invest your savings — no single approach is right for everyone. Individuals have different financial goals, different time horizons for meeting their goals and different tolerances for risk.

•

Consider the advantages of diversification — give careful consideration to the advantages of a well-balanced and diversified investment portfolio. Spreading assets among different types of investments can help achieve a favorable rate of return, while reducing the risk of losing money.

PERIODICALLY REVIEW YOUR SITUATION

•	Your savings rate and your goals — reassess whether you are saving enough to meet your retirement or other goals (such as saving for a child’s education or buying a house).

•

Your investment strategy — make sure that your investment strategy stays consistent with your goals and that your portfolio is adequately diversified. You can switch your savings between investments up to 24 times a year at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. For information on switching, see the discussion beginning in Section 4.5.2, “Can I switch my savings between investment options?”

•

Your beneficiary designation — consider whether changes should be made in your beneficiaries, particularly when there are important changes in your life, such as marriage, divorce or the birth or adoption of a child. You can get a beneficiary designation form at benefits.ge.com or by calling the GE Enrollment Center at 1-800-252-5259.

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.3 GE SAVINGS AND SECURITY PROGRAM (S&SP) BASICS

This section of the handbook describes how you enroll in the plan and provides other important information.

For details on making contributions (and on the Company match), see Section 4.4, “Saving with S&SP.”

For information on investing your savings, see Section 4.5, “Investing Your S&SP Savings.”

Section 4.6, “S&SP ReadiLoans” and Section 4.7, “S&SP Withdrawals and Distributions” explain how you can access the money in your account, and Section 4.8, “Other S&SP Rules” summarizes certain other plan rules that could affect you.

4.3.1 HOW DO I ENROLL?

If you are a Company employee eligible for S&SP, you may enroll when you are hired.

If your enrollment is received on or before the 20th of the month...

•	Then your participation will begin as of the first pay date in the next month.

If your enrollment is received after the 20th...

•	Then your participation will begin as of the first pay date in the month following the next month.

For example, if you join the Company in early January and your enrollment is received on or before January 20, your participation will begin as of the first pay date in February. If your enrollment is received January 21 through February 20, your participation will begin as of the first pay date in March.

Your enrollment decisions are:

•	Deciding what percentage of your pay to save;

•	Deciding whether to save on a pre-tax basis, an after-tax basis or both;

•	Deciding whether to make catch-up contributions, if you’re eligible;

•	Choosing investment options for your contributions and the Company match; and

•	Choosing your beneficiary(ies).

If you are a temporary employee, see Section 1.0, “Who is eligible to participate in the plans?” for a description of how the plan’s participation rules will apply.

ARE YOU A NEW EMPLOYEE?

You may be able to make a rollover — a tax-free transfer — of a distribution from another eligible retirement program into S&SP. See Section 4.4.6, “What are rollover contributions?”

Get easy access to information and transactions. Once you enroll in S&SP, call the GE Transaction Processing Center at 1-800-432-4313 to find out how to access benefits.ge.com and the automated telephone system. This will make it easy to conduct transactions and to get valuable information on your benefits. Remember, it’s extremely important to keep your access information confidential (e.g., passwords), since anyone who knows this will be able to conduct benefit transactions in your name and see a wide range of personal information about you.

4.3.2 WHAT IS A BENEFICIARY?

Your beneficiary is the person(s), trust or estate you designate to receive the value of your S&SP account in case of your death.

When you enroll in S&SP, you’ll need to name a beneficiary by sending a completed beneficiary designation form to the GE Enrollment Center at the address shown on the form.

If you are married, you must name your spouse as your beneficiary under S&SP, unless you have your spouse’s written consent to name someone else.

You can change your beneficiary at any time by completing a new beneficiary designation form and sending it to the GE Enrollment Center (with your spouse’s written consent if necessary).

Beneficiary designation forms are available at benefits.ge.com or by calling the GE Enrollment Center at 1-800-252-5259.

UPDATE YOUR BENEFICIARIES

Whenever there are important changes in your life — such as your marriage, divorce or the birth or adoption of a child — consider updating your beneficiary designations. You can request a form at benefits.ge.com or by calling the GE Enrollment Center at 1-800-252-5259.

4.4 SAVING WITH S&SP

When you participate in S&SP, you may save from 1% up to 30% of your pay in any whole percentage. Please consult Section 4.4.1, “What pay counts?” for an explanation of what pay counts in calculating these percentage contributions.

You can save on a pre-tax basis, an after-tax basis, or a combination of the two. Your contributions will be deducted from your pay.

If you’re at least age 50 (or you will become age 50 during the calendar year), you may be eligible to make additional pre-tax contributions. For details, see Section 4.4.7, “What are catch-up contributions?”

Tax rules may limit the amount you can save in S&SP. For example, employees who are considered highly compensated by the Internal Revenue Service (IRS) may generally contribute up to 10% of pay on a pre-tax basis and up to 12% of pay in total. These limits (including the IRS rules for determining who is highly compensated) are summarized in Section 4.8.4, “How can legal limits affect my savings?”

4.4.1 WHAT PAY COUNTS?

Because your contributions are based on percentages of your pay, it is important to understand what is counted as pay under S&SP. For purposes of S&SP, your pay includes:

•	Normal straight-time annual earnings, including vacation pay and certain other pay for absences;

•	Overtime and night-shift bonuses;

•	Certain commissions and other approved compensation; and

•	Lump-sum wage or salary payments.

Go to benefits.ge.com for benefits information, forms, transactions and more.

For S&SP, your pay does not include:

•	Living allowances;

•	Retainers;

•	Management awards;

•	Suggestion awards;

•	Payments from other Company plans, such as disability or job-loss benefits;

•	Payments of certain compensation (e.g., commissions) made after the year in which you terminate employment; and

•	Any other special payments, unless approved.

See Section 4.8.4, “How can legal limits affect my savings?” for information on IRS limits that may restrict how much pay is considered for purposes of S&SP.

4.4.2 HOW MUCH WILL THE COMPANY CONTRIBUTE?

The Company matches 50% of your contributions up to the first 7% of pay you save (excluding any catch-up contributions). In other words, for every $1 of your regular pre-tax savings and your after-tax savings, up to 7% of your pay, the Company adds 50 cents, so the Company’s contributions can be as much as 3.5% of your pay. (If you are a non-represented, highly compensated employee as defined by the IRS, Company matching contributions are not permitted on the portion you save in U.S. Savings Bonds.)

The Company’s matching contributions are credited monthly, when your contributions are credited.

You pay no taxes on the Company matching contributions you receive when they are added to your account. Instead, taxes are deferred until you receive a withdrawal or distribution of this money from the plan.

THE COMPANY HELPS YOU SAVE

For every $1 you contribute (other than catch-up savings), up to 7% of your pay, the Company adds 50 cents.

IMMEDIATE VESTING

“Vesting” means that you have earned a right to receive benefits under a plan. With S&SP, vesting means you have the right to your full S&SP balance, even if you leave the Company. Under S&SP, you are immediately vested in your contributions, Company matching contributions you receive and any earnings on your S&SP balance.

SAVING FOR YOUR FUTURE: IT’S NEVER TOO EARLY

Kristen, a 30-year-old employee who makes $40,000 a year, decides to save 7% of her pay in S&SP. This chart shows how much more money Kristen will have in her S&SP account when she retires at age 60 if she starts saving today, instead of 3, 5, 7 or 10 years from today.

If savings begin	Kristen’s account balance at age 60 will be...
At age 40	$358,800
At age 37	$432,500
At age 35	$485,200
At age 33	$541,000
Today — at age 30	$630,900

This chart assumes: the Company match continues unchanged; investments earn a return of 7% each year; Kristen’s salary increases by 4% a year and she does not take any money out of the plan during this period. This example is for illustrative purposes only. Your actual investment return may be more or less, depending on your investment elections and the actual performance of the S&SP investment options you elect.

4.4.3 WHAT IS THE DIFFERENCE BETWEEN PRE-TAX SAVINGS AND AFTER-TAX SAVINGS?

Your decisions about saving on a pre-tax or an after-tax basis will affect:

•	Whether you reduce your current income tax liability;

•	The terms under which you can make withdrawals from your S&SP account; and

•	The amount of income taxes you will owe on the withdrawals or distributions you receive from your S&SP account.

TAX ADVANTAGES OF S&SP SAVINGS

•	You can defer taxes on the pay you save on a pre-tax basis and reduce taxable income now;

•	Your savings can grow tax-free until withdrawal or distribution;

•	You may be eligible for favorable tax treatment when you receive the money.

PRE-TAX SAVINGS

Pre-tax contributions (including catch-up contributions) are deducted from your pay before federal and (in most places) state and local income taxes are calculated, reducing your taxable income, your income tax withholding and your current annual tax bill. Saving on a pre-tax basis defers your taxes until you take the pre-tax money out of the plan.

IRS rules regulate and limit withdrawals of pre-tax contributions while you’re working for the Company or any affiliate, as described in Section 4.7.5, “How can I request a withdrawal or distribution?” These rules restrict your access to the money until you retire or terminate service (except in cases of proven financial hardship). However, you may be able to borrow from your account using S&SP’s ReadiLoan feature, as described in Section 4.6, “S&SP ReadiLoans.”

There are other IRS limits on pre-tax contributions that could affect the total amount you may save. For details, see Section 4.8.4, “How can legal limits affect my savings?”

When you receive a withdrawal or distribution from S&SP, you’ll owe taxes on the portion attributable to your pre-tax savings. Options may exist to help you reduce or defer the tax you owe at that time. For details, see Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 4.7.11, “What special rules apply if I was born before January 1, 1936?”

Go to benefits.ge.com for benefits information, forms, transactions and more.

AFTER-TAX SAVINGS

While you’re employed, you can withdraw after-tax savings more easily than pre-tax savings. This is because after-tax savings withdrawals are not subject to the IRS rules that apply to pre-tax savings withdrawals. However, saving on an after-tax basis does not reduce your current tax bill the way saving on a pre-tax basis does.

You can save any portion of your contributions on an after-tax basis. After-tax contributions are deducted from your pay after taxes are calculated.

When you receive a withdrawal or distribution from the plan, you pay no taxes on the portion attributable to after-tax contributions because this money has already been taxed. Options may exist to help you reduce or defer the tax you owe on the Company match or any investment earnings at that time.

For details, see Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 4.7.11, “What special rules apply if I was born before January 1, 1936?”

AN EXAMPLE: THE PRE-TAX ADVANTAGE

Renata is an employee who makes $45,000 a year. In order to maximize the Company match, she saves 7% of her pay in S&SP ($3,150 a year or $263 a month).

	With pre-tax contributions	With after-tax contributions
Annual pay	$45,000	$45,000
Pre-tax savings (7%)	-$3,150	$0
Taxable income	$41,850	$45,000
Estimated federal income tax*	- $4,699	- $5,486
FICA tax	- $3,443	- $3,443
After-tax savings (7%)	$0	- $3,150
Take-home pay before other deductions	$33,708	$32,921
Annual federal income tax savings	$788

By saving on a pre-tax basis, Renata reduces her federal income taxes by $788 during her first year of participation, for a tax savings of about $66 every month.

*	Assumes standard deduction for a single person with one exemption at 2007 tax rates. In most states, tax savings are higher when savings on state and local income taxes are considered.

4.4.4 CAN I CHANGE MY CONTRIBUTIONS OR HOW THEY’RE BEING INVESTED?

You can change your regular pre-tax contributions and your after-tax contributions — increasing, decreasing, stopping or resuming them — as often as once a month.

Once you’ve elected catch-up contributions for a calendar year, however, you can cancel, but you can’t otherwise change your catch-up election for that year. If you do cancel your election, you won’t be able to make catch-up contributions for the rest of the year. See Section 4.4.7, “What are catch-up contributions?”

You can also change the way your future contributions, Company match and any ReadiLoan repayments will be invested.

Changes completed on or before the 20th day of any month become effective as of the first pay date in the following month. Changes completed after the 20th day of any month become effective as of the first pay date in the month after the following month.

MAKE CHANGES AT BENEFITS.GE.COM OR BY PHONE

You can change the amount you are contributing or the way your contributions are being invested at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

4.4.5 WHAT IF I STOP CONTRIBUTING?

If you stop your contributions, the Company’s matching contributions stop on the same date. The savings you’ve already accumulated — both your own and any Company match — will remain in the plan.

RESUMING CONTRIBUTIONS

You can resume your contributions once they have been stopped for at least one month (except catch-up contributions, which are subject to the special rule discussed in Section 4.4.4, “Can I change my contributions or how they’re being invested?”). In most cases, your Company match resumes when your contributions start again.

4.4.6 WHAT ARE ROLLOVER CONTRIBUTIONS?

A rollover is a transfer of some or all of your money from another eligible retirement program to S&SP. You can use a rollover to defer the taxes you might otherwise owe on distributions from these other programs, since the amounts you roll over won’t be subject to tax until they are paid out of S&SP. You can also use a rollover to help you consolidate your retirement savings.

You can make a rollover to S&SP in one of two ways. In a direct rollover, the other retirement program makes the check for your distribution payable directly to S&SP. In an indirect rollover, the check is made payable to you, and within 60 days of receiving it, you turn the funds over to S&SP. In either case, your rollover cannot consist of securities. It must be cash (i.e., a check).

S&SP will accept rollovers from the following retirement programs:

•	Qualified retirement plans (401(k) plans, profit-sharing plans, stock bonus plans, money purchase plans, defined benefit plans and 403(a) annuity plans);

•	Traditional IRAs (which doesn’t include Roth IRAs), but only in an indirect rollover — where the check is made payable to you and you turn the funds over to S&SP within 60 days;

•	Governmental 457 plans; and

•	403(b) annuity contracts.

S&SP will also accept rollovers of distributions from eligible retirement programs that you may receive as a surviving spouse.

The portion of a distribution that consists of after-tax money can be rolled over to S&SP only if the distribution is from a qualified retirement plan and only if the rollover is direct (the check is made payable to S&SP instead of to you).

To begin the rollover process, you can get the rollover form at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316. The Company will verify that your rollover meets IRS and plan requirements before accepting it. If your rollover contribution is accepted, it will not receive a Company matching contribution.

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.4.7 WHAT ARE CATCH-UP CONTRIBUTIONS?

Catch-up contributions are pre-tax contributions that exceed the normal plan limits. They are intended to allow you to increase your savings as you near retirement.

You can elect catch-up contributions for any calendar year in which you are at least age 50, and also for the calendar year in which you will turn 50.

ELECTING CATCH-UP CONTRIBUTIONS

Catch-up elections are made during annual enrollment and become effective with the first regular paycheck in the following calendar year.

Catch-up elections must specify the dollar amount of catch-up savings, up to the limit permitted for the year (e.g., $5,000 for 2008). See Section 4.8.4, “How can legal limits affect my savings?” for an explanation of the catch-up limits.

Catch-up elections for one calendar year will not carry over to subsequent years. Instead, a new election must be made each annual enrollment if you want to continue making catch-up contributions.

Catch-up contributions will generally be withheld in equal amounts from each regular paycheck over the course of the calendar year. For example, if you elect to make $1,200 in catch-up contributions and you are paid monthly, $100 will be withheld from each regular paycheck. If your pay frequency changes, the amount deducted from your regular paycheck will be adjusted as necessary to ensure that the full amount you’ve elected for the year is actually contributed.

Alternatively, you may elect to contribute a specified dollar amount from your pay, and that amount will be withheld from each regular paycheck until the amount you elected for the full year has been contributed. You should consider this approach if you want to save more earlier in the calendar year. For example, if you didn’t want to wait the whole calendar year to make your $1,200 in catch-up contributions, you could elect to have $300 withheld from each of your first four regular paychecks.

PLAN LIMITS AND MATCHING CONTRIBUTIONS

Catch-up contributions are intended for those who are already saving at the normal S&SP limits, and who are already maximizing their matching contributions. Please see Section 4.8.4, “How can legal limits affect my savings?” for an explanation of many of these limits.

Catch-up contributions are not matched. So, if you elect catch-up contributions even though you’re not saving at the regular plan limits, you could forgo a match you would have otherwise received.

Also, if you do elect catch-ups and then don’t save at the regular plan limits, IRS rules may require the Company to reclassify some or all of your catch-up contributions as regular pre-tax contributions. If this happens, the reclassified amounts won’t receive the Company match.

REMEMBER

Catch-up contributions aren’t matched. Be sure you are taking full advantage of Company matching contributions through your regular pre-tax savings and your after-tax savings before you elect to make catch-up contributions.

NEW EMPLOYEES

Eligible employees hired during the year can make a catch-up election within 31 days of joining the Company. A mid-year election completed on or before the 20th day of any month will become effective as of the first pay date in the following month. A mid-year election completed after the 20th day of any month will become effective as of the first pay date in the month after the following month. Catch-up contributions for a mid-year election will be withheld in equal installments over the remaining portion of the calendar year.

LEAVES OF ABSENCE

If you are making catch-up contributions and go on an unpaid leave of absence, catch-up contributions will stop during the absence. What happens when you return depends on when your leave ends.

If the leave ends in the same calendar year it began, catch-up contributions will automatically resume in the same amount as before.

If the leave ends in a later calendar year, catch-up contributions won’t resume automatically. Instead, you’ll need to make a new election during the annual enrollment preceding the calendar year your leave ends. The amount that will be deducted from your regular pay when you return to work will be calculated as if you were going to be making catch-up contributions for the entire calendar year.

In either case, you may be able to make up some or all of the catch-up contributions you missed during your leave by contacting the GE Payroll Center at 1-800-315-1082 within 31 days of your return to work, but not later than November 20 of the year you return.

4.4.8 CAN I GET A TAX CREDIT FOR CONTRIBUTING TO S&SP?

In some cases, yes. The IRS “Savers Credit” may let you reduce your federal income taxes by as much as 50% of the first $2,000 you contribute to S&SP (and to certain other retirement programs).

The credit is fully explained in the “Special Notice for the GE Pension Plan and S&SP,” which you can get at benefits.ge.com under “Forms and Documents,” or by calling the GE Transaction Processing Center at 1-800-432-4313. Here are a couple of highlights:

•	The credit is available only if your adjusted gross income doesn’t exceed a certain amount (e.g., for 2008, $53,000 if you’re married filing jointly, or $26,500 if your filing status is single).

•	Payments from certain retirement programs, including S&SP, may reduce the credit — make sure you consider this if you’re thinking about taking a withdrawal or distribution.

Please read the complete explanation contained in the Special Notice, and then examine your contributions to S&SP and all other retirement programs to make sure that you are taking full advantage of the credit.

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.5 INVESTING YOUR S&SP SAVINGS

You decide how to invest your savings — both your contributions and the Company match. You’ll need to decide how the money is invested when it is first contributed to the plan, as well as whether to reallocate funds already in the plan. You choose from the following investment options:

•	Vanguard® Institutional Index Fund;

•	GE S&S Program Mutual Fund;

•	GE Institutional International Equity Fund;

•	GE Institutional Small-Cap Equity Fund;

•	GE Institutional Strategic Investment Fund;

•	GE S&S Income Fund;

•	GE S&S Short-Term Interest Fund;

•	GE S&S Money Market Fund;

•	U.S. Savings Bonds (after-tax contributions only); and

•	GE Common Stock (GE Stock).

See Section 4.5.1, “A quick look at your investment options,” which gives you a brief description of these options.

The terms of S&SP require the plan to include the following six investment options: the GE S&S Program Mutual Fund, GE S&S Income Fund, GE S&S Short-Term Interest Fund, GE S&S Money Market Fund, U.S. Savings Bonds (for after-tax contributions only) and GE Stock. The terms of S&SP permit the plan’s fiduciaries to add or delete other investment funds in the future in their discretion. You’ll receive further information if that happens.

IT’S UP TO YOU

You are responsible for choosing investments based on your own personal savings goals.

Investment rules:

•

Regular pre-tax contributions and after-tax contributions — may be invested in any combination of investment options in multiples of 1/2% of pay; your total regular pre-tax contributions and your total after-tax contributions must each equal a whole number percentage. For example, if you were making 7% in regular pre-tax contributions, you could invest 2.5% in the Vanguard® Institutional Index Fund and 4.5% in the GE S&S Income Fund;

•	Company contributions — must be invested in one option;

•

Catch-up and rollover contributions — may be invested in any combination of investment options in multiples of 1%. For example, you could invest 55% of your rollover in the GE S&S Program Mutual Fund, 15% in the GE Institutional International Equity Fund and 30% in the GE S&S Money Market Fund.

Investment earnings are automatically reinvested in the same option, except for GE Stock dividends paid to you in cash under the GE Stock Dividend Payout Option. See Section 4.5.4, “What happens to GE Stock dividends?” for more information.

Your pre-tax contributions (including catch-up contributions), after-tax contributions and Company matching contributions are used to purchase your selected investments at the market closing prices on the last New York Stock Exchange trading day of the month in which the contributions are credited to your account. See the definition of market closing price in “Key Terms.”

Rollover contribution investments are valued at the market closing prices on the day acceptable rollover documentation is received in accordance with plan procedures. If the New York Stock Exchange is closed on that day, the investments will be valued based on the market closing prices on the next trading day.

4.5.1 A QUICK LOOK AT YOUR INVESTMENT OPTIONS

Achieving your financial goals requires a carefully thought-out plan. Here are a few key points to think about as you decide how to invest your S&SP savings:

•	Your strategy should reflect your own personal situation, including your goals, your time frame and your tolerance for risk.

•	Consider all your assets, not just those in S&SP, when planning your investment decisions.

•

Remember that diversification (not keeping all your eggs in one basket) should be part of any sound strategy, because it can help you reduce risks and ride out the inevitable ups and downs in the markets.

•	Periodically review your strategy and your goals to make sure you stay on track.

S&SP offers the following investment choices to help you put together a well-diversified portfolio that suits your needs and your investment style:

Vanguard® Institutional Index Fund — a registered investment company that employs a “passive management” or indexing investment approach designed to track the performance of the Standard and Poor’s 500 Index, which is composed primarily of equity securities of large U.S. companies.

GE S&S Program Mutual Fund — a registered investment company that invests primarily in a diversified portfolio of equity securities of U.S. companies.

GE Institutional International Equity Fund — a registered investment company that invests at least 80% of its net assets in international equity securities under normal circumstances. International equity securities are those securities issued by companies in developed and developing countries outside the U.S.

GE Institutional Small-Cap Equity Fund — a registered investment company that invests at least 80% of its net assets in equity securities of small-cap companies (those with market capitalizations in the same range as the companies in the Russell 2000 Index) under normal circumstances.

GE Institutional Strategic Investment Fund — a registered investment company that invests primarily in a combination of equity securities (U.S. and non-U.S.) and investment grade debt securities.

GE S&S Income Fund — a registered investment company that invests at least 80% of its net assets in debt securities under normal circumstances and invests primarily in a variety of investment grade debt securities with a weighted average maturity that is normally about five to ten years.

GE S&S Short-Term Interest Fund — invests primarily in a variety of investment grade debt securities with a weighted average maturity that is normally not more than three years.

GE S&S Money Market Fund — invests primarily in short-term, U.S. dollar denominated money market instruments and other debt instruments that mature in one year or less.

United States Savings Bonds (after-tax savings only)* — consists of individual participants’ investments in Series “EE” Savings Bonds issued by the U.S. Treasury, which mature in 30 years.

GE Common Stock — consists solely of shares of GE Common Stock (GE Stock). It is not a managed fund. This option allows you to participate in the performance of GE Stock, both positive and negative, and is subject to the risk of sharp declines in the price of GE Stock and extended periods in which the price of GE Stock declines or remains depressed.

*	If you choose this investment option, bonds will be purchased each month if enough money ($50) is in your savings to buy at least one $100 bond. U.S. Savings Bonds purchased with your after-tax contributions are automatically delivered to you after two full calendar years from the date of purchase.

Go to benefits.ge.com for benefits information, forms, transactions and more.

MORE INFORMATION

This section provides a very brief overview of your S&SP investment choices. Before making your decisions, you should also read the rest of this summary plan description. In addition, the following documents concerning S&SP investment options are available:

•	GE Institutional Funds Prospectus — International Equity Fund, Small-Cap Equity Fund, Strategic Investment Fund;

•	Vanguard® Institutional Index Fund Institutional Shares and Institutional Plus Shares Prospectus;

•	S&S Program Supplemental Information document; and

•	General Electric Company Annual Report.

You can obtain all of these materials online at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313.

If you think you would benefit from additional information or from professional investment advice regarding your choices, you may wish to consult your personal financial or investment adviser. However, no Company officer, director, or employee is authorized to advise you regarding your investment choices. Please refer to the Department of Labor’s Web site for sources of information on individual investing and diversification (www.dol.gov/ebsa/investing.html).

S&SP participants have access to the same information about GE that is available to GE’s public shareholders. GE policy prohibits S&SP’s fiduciaries from disclosing any material, non-public information about GE to S&SP’s participants and beneficiaries or from acquiring, selling, or taking other action with respect to GE Stock on behalf of S&SP based on any material, non-public information about GE.

The advantages of diversification — to help achieve long-term retirement security, you should give careful consideration to the advantages of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while reducing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Depending on your circumstances, an even lower percentage may be appropriate. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of S&SP. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerances for risk.

Periodic review — it is important to periodically review your investment portfolio, your investment objectives and the investment options under S&SP to help ensure that your savings will meet your retirement or other goals.

A note about the GE Institutional Strategic Investment Fund — the GE Institutional Strategic Investment Fund offers a convenient way to diversify your investments among equities securities (U.S. and foreign) and investment grade debt securities. You could achieve a similar, but not identical, S&SP portfolio at a lower cost by investing directly in the GE S&S Program Mutual Fund, the GE S&S Income Fund and the GE Institutional International Equity Fund and directing investment switches to reallocate your portfolio from time to time. However, with the GE Institutional Strategic Investment Fund, professional managers monitor the asset allocation and adjust it based on their expertise and evaluation of market conditions. The higher operating expenses for this fund are, in part, a charge for this professional management service. The documents listed above provide more detailed information about this.

4.5.2 CAN I SWITCH MY SAVINGS BETWEEN INVESTMENT OPTIONS?

You can conduct up to 24 investment switches each calendar year, either online at benefits.ge.com, by phone at 1-800-432-4313 or by mail at the GE Transaction Processing Center Mail Distribution Room, PO Box 44079, Jacksonville, FL 32231-4079. You cannot switch investments by fax or email.

HOW SWITCHING WORKS

An investment switch consists of one continuous online or telephone session, or one mailing to the GE Transaction Processing Center, in which you direct the transfer of money between two or more of the available investment options. You can use a single switch to make as many transfers as you want, subject to the following rules:

•	Each transfer has to move money in increments of 1% from one investment option to another, or equally to two others;

•	Money can’t be transferred into and out of the same investment option during a single switch; and

•	Money can’t be transferred out of the same option more than once during a single switch.

Also, you can only complete one switch on any day, and you must save one switch for each remaining month of the year. (For example, through October of any year you can use up to 22 switches so that one switch remains for November and one for December.)

You cannot switch into U.S. Savings Bonds, and you can’t switch out of U.S. Savings Bonds that were purchased subsequent to 1988 with after-tax contributions.

For transactions at benefits.ge.com and by phone, be sure you understand the process, complete all the steps and finalize your transaction by confirming it in accordance with the instructions provided to you while you are conducting your transaction.

Making switches

Example #1

Kim wants to move money out of GE Stock equally into two other options, and out of the GE Institutional Small-Cap Equity Fund into one other option. She can do both transfers in one switch as long as her instructions are given during a single continuous phone or online session, or in one mailing to the GE Transaction Processing Center..

Example #2

Ian wants to move all the money in his account from his current investments into the GE S&S Money Market Fund. All of these transfers will count as one switch as long as they are conducted during a single continuous phone or online session, or through one mailing to the GE Transaction Processing Center.

Example #3

Carmen wants to move money from the GE Institutional Strategic Investment Fund into two different options, but not in equal amounts. This would require the use of two separate switches on two separate days. This is because a single transfer can only move money from one option to another or equally to two other options, and because money cannot be transferred out of the same option more than once in a single switch.

60-DAY RESTRICTION FOLLOWING CERTAIN SWITCHES

Most of S&SP’s investment options are subject to a special rule limiting the frequency of switches. Under this rule, once you switch any amount out of an affected option, you won’t be able to switch any amount into that same option during the 60-day period that starts on the day your switch is valued. See Section 4.5.3, “How are my switched investments valued?” for an explanation of the switch valuation rules. This restriction is in response to U.S. Securities and Exchange Commission rules governing mutual funds and is designed to protect investors.

Go to benefits.ge.com for benefits information, forms, transactions and more.

The following investment options are subject to the 60-day restriction:

•	Vanguard® Institutional Index Fund;

•	GE S&S Program Mutual Fund;

•	GE Institutional International Equity Fund;

•	GE Institutional Small-Cap Equity Fund;

•	GE Institutional Strategic Investment Fund;

•	GE S&S Income Fund; and

•	GE S&S Short-Term Interest Fund.

It is important to note that this limit only affects your ability to switch existing investments into the affected funds. It does not affect your ability (1) to switch existing money out of any fund into a non-affected fund, such as the GE S&S Money Market Fund, or (2) to change your investment elections for any new money being added to your account (your contributions, the Company match, loan repayments or rollovers). See Section 4.4.4, “Can I change my contributions or how they’re being invested?” This rule also does not affect your ability to receive a withdrawal or distribution, or to take an S&SP ReadiLoan. See Section 4.6, “S&SP ReadiLoans” and Section 4.7, “S&SP Withdrawals and Distributions.”

The 60-day restriction

Burt switches money from the GE Institutional International Equity Fund to the Vanguard® Institutional Index Fund, and the switch is valued based on the market closing prices on June 15. As a result of the 60-day restriction, Burt won’t be able to switch any money into the GE Institutional International Equity Fund until August 14. At any time after the switch, however, Burt can still move any or all of his account balance into an available fund, such as the GE S&S Money Market Fund, in accordance with regular plan rules. In addition, both during and after the 60-day period, Burt can continue to direct the investment of any funds being added to his account, and to avail himself of any distribution, withdrawal or loan opportunity offered by S&SP, all in accordance with normal plan rules.

4.5.3 HOW ARE MY SWITCHED INVESTMENTS VALUED?

The value of your switched investments depends on when the switch transaction is confirmed, and that depends on how you make the switch:

•	Online at benefits.ge.com or by phone — your switch is confirmed when the GE Transaction Processing Center receives confirmation of the switch in accordance with plan rules;

•	By mail — your switch is confirmed when your letter is date- and time-stamped upon receipt at the GE Transaction Processing Center in accordance with plan rules.

If your transaction is confirmed before the close of regular trading on a day the New York Stock Exchange (NYSE) is open...

•	Then it is valued based on the market closing prices on that day.

If your transaction is confirmed at or after the close of regular trading on an NYSE trading day, or at any time on a day the NYSE is closed (including weekends)...

•	Then it is valued based on the market closing prices on the next NYSE trading day.

Please note that even if you make your call or log on to benefits.ge.com before the close of regular trading on an NYSE trading day, if your transaction isn’t confirmed before the close of regular trading according to the preceding rules, then it will be valued based on the market closing prices on the next NYSE trading day.

See the definition of market closing price in “Key Terms.”

If you’re making a switch on an NYSE trading day...

Through benefits.ge.com or by phone and want your transaction to be valued at the market closing prices for that trading day, be sure to take action well before the NYSE closes, which is usually but not always 4 p.m., Eastern time. The GE Transaction Processing Center and the “Investment Switch” option at benefits.ge.com are available starting at 7 a.m., Eastern time. You may not be able to conduct your switch if transaction volume is unusually high or if there are technical difficulties. Volume typically increases later in the trading day.

Some valuation examples

Example #1

Wylie has 100 shares of GE Stock and decides to switch all of it to the GE S&S Income Fund. He calls the GE Transaction Processing Center and his transaction is confirmed before the close of regular trading on a day the NYSE is open.

Since Wylie’s transaction was confirmed before the close of regular trading on an NYSE trading day, it is valued based on that day’s market closing prices, which we’ll assume are $35 for GE Stock and $10 for the GE S&S Income Fund.

Transaction process

Sell:	Buy:

GE Stock	GE S&S Income Fund
100 shares x $35 per share = $3,500	$3,500 / $10 per unit = 350 units

Result

After the switch, Wylie has 350 units of the GE S&S Income Fund and no shares of GE Stock in his account. The value of the units immediately after the switch is the same as the value of the Stock immediately before the switch ($3,500).*

Example #2

Esperanza has 260 units in the GE S&S Program Mutual Fund, which she wants to switch equally into the Vanguard® Institutional Index Fund and the GE S&S Short-Term Interest Fund. She logs on to benefits.ge.com three minutes before the close of regular trading on a day the NYSE is open. Five minutes after the close of regular trading, her switch is confirmed.

Because Esperanza’s switch was confirmed after the close of regular trading, it will be valued based on the market closing prices on the next NYSE trading day. Assume that the following day, the NYSE is open and that the market closing prices on that day are $45 for the GE S&S Program Mutual Fund, $130 for the Vanguard® Institutional Index Fund and $10 for the GE S&S Short-Term Interest Fund.

Transaction process

Sell:	Buy:

GE S&S Program Mutual Fund	Vanguard® Institutional Index Fund
260 units x $45 per unit = $11,700	$5,850 / $130 per unit = 45 units
GE S&S Short-Term Interest Fund
$5,850 / $10 per unit = 585 units

Result

After the switch, Esperanza has 45 units of the Vanguard® Institutional Index Fund, 585 units of the GE S&S Short-Term Interest Fund and no units of the GE S&S Program Mutual Fund. Again, the combined value of the units immediately after the switch is the same as the value of the units immediately before the switch ($11,700).

*	See Section 4.7.9, “What special tax rule applies to GE Stock payouts?” for an explanation of the possible tax consequences of a switch involving GE Stock.

Go to benefits.ge.com for benefits information, forms, transactions and more.

REMEMBER...

Investment switches are valued based on market closing prices on the day you make the switch, if the switch is confirmed before the close of regular trading on an NYSE trading day. If the switch is confirmed at or after the close of regular trading or at any time on a non-trading day, the investments are valued based on the market closing prices on the next NYSE trading day.

4.5.4 WHAT HAPPENS TO GE STOCK DIVIDENDS?

Dividends for the shares of GE Stock you hold in your S&SP account are automatically reinvested in additional GE shares in your account, unless you elect the GE Stock Dividend Payout Option. This option allows you to receive a dividend check each quarter for any dividends paid on all GE Stock shares in your S&SP account.

You receive the dividend declared by the General Electric Company Board of Directors based on the number of GE Stock shares you hold in S&SP as of the start of trading on the New York Stock Exchange ex-dividend date — the cutoff date used to determine those S&SP shares that are eligible for a dividend payment. You will not be eligible to receive quarterly dividends for shares purchased on or after the ex-dividend date until the next dividend is paid.

If you elect the GE Stock Dividend Payout Option, you’ll receive any dividends paid each quarter. The dividend checks will be sent to the address you have on file with the Company, and are usually mailed to arrive on or about the dividend payment date.

FEDERAL TAXES

Although most dividends on stock are taxed at long-term capital gains rates, this rule generally does not apply to dividends on stock held in tax-qualified plans such as S&SP. (Please note that the current long-term capital gains treatment for most dividends is scheduled to end after 2010.)

If your dividends are reinvested in additional shares of GE Stock — they’ll be subject to tax under the normal rules when you receive payments from the plan. This means they will be taxed at ordinary income rates unless you roll the payments over or another exception applies. These rules are discussed in Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 4.7.11, “What special rules apply if I was born before January 1, 1936?”

If your dividends are paid to you under the GE Stock Dividend Payout Option — they’ll be subject to tax at ordinary income rates when paid. You won’t be able to roll them over, but the 10% penalty tax applicable to certain payments from S&SP before age 59 1/2 won’t apply. In addition, taxes will not be withheld from your dividend checks. You should consider this when determining your payroll tax withholding elections and making any required estimated tax payments.

4.5.5 HOW DO I ELECT DIVIDEND PAYOUTS?

You can elect the GE Stock Dividend Payout Option at any time by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316. To receive a dividend payout, you must make your election prior to its ex-dividend date.

If you elect the GE Stock Dividend Payout Option, it will remain in effect until you cancel it. You may cancel your election at any time prior to the ex-dividend date for any dividend, in which case your dividends will automatically be reinvested as described in Section 4.5.4, “What happens to GE Stock dividends?”

Your payout election does not affect any other investments you hold in S&SP, nor does it affect dividends on other shares of GE Stock you may own outside of S&SP.

This option is available to S&SP participants who hold GE Stock in S&SP, including active and inactive employees and participants who have terminated employment but retain their S&SP account balances. Beneficiaries, participants with accounts subject to qualified domestic relations order (QDRO) restrictions and employees of Electric Insurance Company or its participating affiliates are not eligible. In addition, employees of a participating affiliate that is not a corporation may not be eligible.

4.6 S&SP READILOANS

S&SP ReadiLoans allow you, as an active employee of the Company or any affiliate, to borrow from your S&SP account, for any reason, without the taxes you face for withdrawals. (The tax consequences of withdrawals are described beginning in Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?”) ReadiLoans are not available to former employees who have terminated service with the Company and all affiliates.

You repay your ReadiLoan, with interest, through regular payroll deductions. Both principal and interest go back into your account in the investment option you select.

Your ReadiLoan is secured by a portion of the money remaining in your account.

Your after-tax savings invested after 1988 in U.S. Savings Bonds are not eligible for ReadiLoans.

You may have up to two outstanding ReadiLoans at a time; however, you may take only one new ReadiLoan in a calendar year. A ReadiLoan in default counts as an outstanding ReadiLoan.

4.6.1 HOW MUCH CAN I BORROW THROUGH READILOANS?

The maximum you may borrow is the lesser of:

•	$50,000, reduced by your highest outstanding ReadiLoan balance from the past 12 months; or

•	50% of your available account balance, excluding U.S. Savings Bonds purchased with after-tax contributions after 1988.

The minimum you may borrow is $500 (which means you must have at least $1,000 in eligible funds in your account).

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.6.2 HOW DO I PAY BACK A READILOAN?

You must make regular repayments on your ReadiLoan, or your loan may be defaulted. See Section 4.6.6, “What if I default on my ReadiLoan?”

If you are an active employee...

•

Then your repayments are through regular payroll deductions. Repayments are deducted from your pay before S&SP contributions and any other savings are deducted. If your repayment deduction is larger than your paycheck, you may need to make the repayment by personal check. You are ultimately responsible for ensuring that your regular ReadiLoan repayments are made even if the repayments cannot be made through payroll deduction.

If you leave the active payroll...

•	Then you must continue repaying your ReadiLoan by sending a repayment check each month to the GE Transaction Processing Center. You’ll receive a coupon book to inform you of your payment schedule.

Generally, the term of your ReadiLoan is for 1, 2, 3, 4 or 4 1/2 years. However, if you take out a ReadiLoan to purchase your principal residence, you have from 5 to 15 years to repay it.

4.6.3 WHAT IS THE READILOAN INTEREST RATE?

The interest you pay on your ReadiLoan is based on the monthly average of the composite yield on corporate bonds published by Moody’s Investors Service for the month that is two months before the month in which you requested the ReadiLoan.

The interest rate is fixed for up to five years. Interest on a principal residence ReadiLoan will be recalculated every five years. The new rate will be based on the rate in effect for new ReadiLoans on the fifth and tenth anniversaries of the date of the ReadiLoan.

The interest on your ReadiLoan is not deductible for income tax purposes.

4.6.4 HOW ARE MY READILOAN REPAYMENTS INVESTED?

Your repayments, including interest, are invested in any one investment option of your choice, excluding U.S. Savings Bonds.

You may change your repayment investment election monthly.

If a ReadiLoan repayment investment election change is completed on or before the 20th day of any month...

•	Then the change becomes effective as of the first pay date in the following month.

If the repayment investment election change is completed after the 20th day of any month...

•	Then the change becomes effective as of the first pay date in the month after the following month.

ReadiLoan repayment investments are valued at the market closing price on the last New York Stock Exchange trading day of the month in which they are credited to your account. See the definition of market closing price in “Key Terms.”

You can change your ReadiLoan repayment investment election at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

4.6.5 CAN I PAY BACK A READILOAN EARLIER THAN SCHEDULED?

Yes. After you’ve had a ReadiLoan at least three months, you may prepay the loan in full. Prepayments must be for the full outstanding balance; partial prepayments are not allowed.

If you prepay your ReadiLoan, the prepayment investment is valued at the market closing price on the day the payment is accepted in accordance with plan rules. If the New York Stock Exchange (NYSE) is closed on that day, the investment will be valued based on the market closing price on the next NYSE trading day. See the definition of market closing price in “Key Terms.”

Information on the prepayment process is available at benefits.ge.com or you can call the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

4.6.6 WHAT IF I DEFAULT ON MY READILOAN?

If you don’t repay a personal ReadiLoan within five years, or if you miss a payment and don’t make it up (with interest) by the end of the calendar quarter following the quarter in which it was due, your loan may default under IRS rules. If you are on an approved leave of absence, you may be able to suspend loan repayments without causing a default.

If your loan defaults, the outstanding balance — the unpaid principal plus interest — is reported as a distribution, which means the taxable portion of that amount is subject to applicable taxes. A ReadiLoan in default counts as an outstanding ReadiLoan. You may have up to two outstanding ReadiLoans at a time.

Information on how you can repay a defaulted ReadiLoan is available at benefits.ge.com or you can call the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

4.6.7 HOW DO I REQUEST A READILOAN?

There are three ways to request a ReadiLoan:

•	Online at benefits.ge.com;

•	By phone at 1-800-432-4313; or

•	By mail at the GE Transaction Processing Center Mail Distribution Room, PO Box 44079, Jacksonville, FL 32231-4079.

You cannot request a ReadiLoan by fax or email.

For transactions at benefits.ge.com and by phone, be sure you understand the process, complete all the steps and finalize the transaction by confirming it in accordance with the instructions provided to you while you are conducting your transaction.

When requesting a ReadiLoan, be prepared to indicate how you’d like your repayments invested.

RECEIVING YOUR READILOAN

You’ll receive a check for the full ReadiLoan amount, usually within eight business days of your request. The check stub will describe the details of the ReadiLoan transaction.

REPAYING YOUR READILOAN

Payroll deductions for repayment start automatically the second month after the check is issued. They continue until the ReadiLoan is repaid.

Go to benefits.ge.com for benefits information, forms, transactions and more.

If you’re considering a ReadiLoan

You can select the “Loan Request” option from the S&SP Transactions menu on benefits.ge.com or call the GE Transaction Processing Center at 1-800-432-4313 to determine:

•	How much you’re eligible to borrow;

•	The current interest rate; and

•	What your monthly repayment schedule would be.

4.6.8 HOW ARE INVESTMENTS VALUED IF LIQUIDATED FOR A READILOAN?

When the investments in your S&SP account are liquidated to provide your ReadiLoan, the value of the liquidated investments depends on when your ReadiLoan request is confirmed, and that depends on how you request your ReadiLoan:

•	Online at benefits.ge.com or by phone — your ReadiLoan request is confirmed when the GE Transaction Processing Center receives confirmation of the request in accordance with plan rules;

•	By mail — your ReadiLoan request is confirmed when your letter is date- and time-stamped upon receipt at the GE Transaction Processing Center in accordance with plan rules.

If your ReadiLoan request is confirmed before the close of regular trading on a day the New York Stock Exchange (NYSE) is open...

•	Then the investments liquidated to provide your ReadiLoan are valued based on the market closing prices on that day.

If your ReadiLoan request is confirmed at or after the close of regular trading on an NYSE trading day, or at any time on a day the NYSE is closed (including weekends)...

•	Then the investments liquidated to provide your ReadiLoan are valued based on the market closing prices on the next NYSE trading day.

Please note that even if you make your call or log on to benefits.ge.com before the close of regular trading on an NYSE trading day, if your ReadiLoan request isn’t confirmed before the close of regular trading according to the preceding rules, then the liquidated investments will be valued based on the market closing prices on the next NYSE trading day.

See the definition of market closing price in “Key Terms.”

If you’re requesting a ReadiLoan on an NYSE trading day...

Through benefits.ge.com or by phone and want your liquidated investments to be valued at the market closing prices for that trading day, be sure to take action well before the NYSE closes, which is usually but not always 4 p.m., Eastern time. The GE Transaction Processing Center and the “Loan Request” option at benefits.ge.com are available starting at 7 a.m., Eastern time. You may not be able to conduct your ReadiLoan transaction if transaction volume is unusually high or if there are technical difficulties. Volume typically increases later in the trading day.

4.7 S&SP WITHDRAWALS AND DISTRIBUTIONS

Your ability to make withdrawals or take distributions from your S&SP account depends on whether you are still employed.

While you are still employed by the Company (or an affiliate), you can use regular withdrawals to access your after-tax contributions, Company matching contributions and any associated earnings. In case of financial hardship, you can also access your regular pre-tax savings, catch-up savings and any associated pre-1989 earnings. See Section 4.7.1, “How often can I make a regular withdrawal?” and Section 4.7.2, “What is a hardship withdrawal?”

After you leave the Company (and all affiliates), you may receive your entire account balance in a lump sum or you may take up to four partial distributions each calendar year (subject to a $500 minimum). These options and other rules that may apply are discussed in Section 4.7.4, “What are my distribution options if I leave the Company?”

TAXES

Remember that withdrawals and distributions are subject to taxes (including, in some cases, an additional 10% early distribution tax). See Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 4.7.11, “What special rules apply if I was born before January 1, 1936?”

4.7.1 HOW OFTEN CAN I MAKE A REGULAR WITHDRAWAL?

You may request up to seven withdrawals each calendar year, with a maximum of one withdrawal each month. Withdrawals will automatically be taken from the following amounts:

•

Your unmatched after-tax savings and associated earnings. If your withdrawal includes after-tax U.S. Savings Bonds that have been held for less than two full calendar years, your future Company matching contributions will be suspended for the next six months.

•

Company matching contributions that have been in the plan for at least two full calendar years and associated earnings. Once you have participated in S&SP for at least five years, a withdrawal may include all Company matching contributions, plus associated earnings.

•

Your matched after-tax savings that have been in the plan for at least two full calendar years and associated earnings. Your withdrawal may include matched after-tax savings that have been credited to your account for less than two full calendar years, but in this case, your future Company matching contributions will be suspended for the next six months.

•	Rollover contributions and associated earnings, subject to certain IRS limits.

4.7.2 WHAT IS A HARDSHIP WITHDRAWAL?

Because of the favorable tax treatment of regular pre-tax and catch-up savings, IRS rules place added restrictions on withdrawals from these accounts. You are permitted to withdraw your regular pre-tax and catch-up savings only in cases of “immediate and heavy financial need,” as defined by the IRS. You may withdraw only enough to meet the financial need. “Immediate and heavy financial need,” as defined by the IRS, means:

•	Unreimbursed health care expenses (including certain long-term care services and premiums) for you, your spouse or your dependents;

•	Tuition, educational fees and room and board expenses for college or other post-secondary education for the following 12 months for you, your spouse, your children or your dependents;

•	Purchase of your principal residence;

•	Payments necessary to prevent eviction from your principal residence or foreclosure on the mortgage of your principal residence;

•	Payment of burial or funeral expenses for your deceased parent, spouse, child or dependent; or

•	Payment of expenses for the repair of damage to your principal residence arising from fire, storm and similar casualties.

Go to benefits.ge.com for benefits information, forms, transactions and more.

In addition, you must either:

•	Certify that you cannot raise the money you need through any other reasonable means — such as selling investments, taking out a loan or withdrawing from other savings accounts; or

•	Agree to suspend your contributions for the next six months.

To receive a hardship withdrawal without certification, you must have already withdrawn or borrowed all the other funds available to you in your S&SP account.

If you suspend contributions, you agree to stop the following contributions for six months after your withdrawal:

•	Regular pre-tax and catch-up contributions;

•	After-tax contributions; and

•	Contributions to any other deferred compensation, stock option, stock purchase or similar plan sponsored by the Company or its affiliates, in accordance with IRS rules.

You will not receive Company matching contributions during the time your contributions are suspended, and you won’t be allowed to make any catch-up contributions for the remainder of the calendar year in which the 6-month suspension ends.

Hardship withdrawals may not be rolled over.

4.7.3 HOW WILL MY WITHDRAWAL BE PAID TO ME?

You choose how your withdrawal will be paid out, selecting from three payment options:

•	Cash — your investments are converted to cash;

•

Securities and cash — you receive your shares of GE Stock, units of GE S&S Program Mutual Fund and GE S&S Income Fund investments, bond certificates for U.S. Savings Bonds and cash for all your other investments. The securities and cash distribution option is not available for hardship withdrawals; or

•	GE Stock and cash — you receive your shares of GE Stock, and cash for all your other investments.

Cash is the only form of payment for investments in the GE Institutional International Equity Fund, Vanguard® Institutional Index Fund, GE Institutional Small-Cap Equity Fund, GE Institutional Strategic Investment Fund, GE S&S Short-Term Interest Fund and GE S&S Money Market Fund.

See Section 4.7.6, “How are investments valued if liquidated for a withdrawal or distribution?” for information on how the value of your withdrawal in cash will be determined.

4.7.4 WHAT ARE MY DISTRIBUTION OPTIONS IF I LEAVE THE COMPANY?

When you leave the Company (and do not go to work with any affiliate) for any reason, such as retirement, disability or termination of your employment, you may receive all or part of your S&SP account, or you may leave your savings in the plan for future distribution (unless your account balance is less than $200 and you don’t have an outstanding loan, in which case your entire benefit generally will be cashed out in an automatic lump sum). As long as you have funds in S&SP, you remain eligible to switch investments, and if you have any GE Stock in your account, you can continue to elect the GE Stock Dividend Payout Option.

Your savings remain in the plan until you request a distribution. However, federal law requires that minimum distribution payments based on life expectancy begin on the later of:

•	March 1 following the year in which you reach age 70 1/2; or

•	March 1 following the year in which you terminate service.

You will be notified of your options before any minimum payments begin.

If you transfer to, or are otherwise employed by, a nonparticipating affiliate, you are no longer eligible to contribute. Your money remains in S&SP, and you can continue to switch investments, to withdraw, to borrow and to elect the GE Stock Dividend Payout Option. Once you no longer work for the Company or any affiliate, you have the distribution options described in this section.

You may be able to roll your distribution over to another eligible retirement program, including in many cases, any non-taxable portion of the distribution. For details, see Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?” and Section 4.7.10, “What if I roll over S&SP funds?”

If you decide to receive a distribution from your S&SP account, you have two options regarding how your account is paid out to you — lump-sum or partial distributions.

DIRECT ROLLOVERS

Unless you roll over the taxable portion of your regular withdrawal or distribution from S&SP directly into another eligible retirement program, the Company is required by IRS rules to automatically withhold 20% for federal income taxes. See the answers to questions on taxes in Section 4.7.7, Are my withdrawals and distributions subject to federal taxes?” through Section 4.7.11, “What special rules apply if I was born before January 1, 1936?”

LUMP-SUM DISTRIBUTIONS

If you elect a lump-sum distribution, you choose whether to receive your distribution:

•	In cash;

•	In securities and cash; or

•	In GE Stock and cash.

For a description of these payout options, see Section 4.7.3, “How will my withdrawal be paid to me?”

PARTIAL DISTRIBUTIONS

You may elect up to four payouts, called partial distributions, each calendar year from your S&SP account balance. No more than one partial distribution may be elected each month. The minimum for each partial distribution is $500, or your remaining account balance, if less. If you have already taken four partial distributions, you may elect a final payout of your remaining S&SP balance in a month during which you have not already received a partial distribution.

You have the same payout options for your partial distributions as you have for withdrawals and lump-sum distributions (cash, securities and cash, or GE Stock and cash). See Section 4.7.3, “How will my withdrawal be paid to me?”

Go to benefits.ge.com for benefits information, forms, transactions and more.

DIVIDEND PAYOUT

The GE Stock Dividend Payout Option remains available after you leave the Company, provided you still hold GE Stock in your account.

IF YOU TRANSFER TO A SUCCESSOR EMPLOYER

If your service with the Company or an affiliate ends because the stock or assets of your business are disposed of, GE can direct that S&SP assets and liabilities be retained or transferred to the successor employer’s plan. In either case, you’ll be notified by GE.

If S&SP assets and liabilities are retained — you’ll have the same access to your S&SP account that any other terminated employee has.

If S&SP assets and liabilities are transferred — you’ll need to consult with the successor employer to find out when and how you may access your funds.

IN CASE OF DEATH

If you die, your total account balance will be paid to your beneficiary in a lump sum as soon as possible after your death. Your beneficiary will be required to complete and return a distribution form, and pending payment of the lump sum will be able to switch investments, subject to the normal switching rules, by phoning the GE Transaction Processing Center at 1-800-432-4313.

If your beneficiary is your spouse, his or her rollover options will be the same as those you would have had as a participant. Rollover options for other beneficiaries may be more limited. See Section  4.7.10, “What if I roll over S&SP funds?”

4.7.5 HOW CAN I REQUEST A WITHDRAWAL OR DISTRIBUTION?

MAKING YOUR REQUEST

You can request withdrawals and distributions by phoning the GE Transaction Processing Center at 1-800-432-4313 (1-800-346-3316 for TTY service) or by sending a written request to the GE Transaction Processing Center Mail Distribution Room, P.O. Box 44079, Jacksonville, FL 32231-4079.

You can also request certain withdrawals and distributions online at benefits.ge.com. Please see the Web site for details.

You cannot request withdrawals or distributions by fax or e-mail. The required supporting documentation for a hardship withdrawal must be sent by mail or fax and cannot be sent by e-mail.

For transactions at benefits.ge.com and by phone, be sure you understand the process, complete all the steps and finalize your transaction by confirming it in accordance with the instructions provided to you while you are conducting your transaction.

Receiving your requested withdrawal or distribution

Requests for regular withdrawals and distributions are usually processed within two weeks. If you request a hardship withdrawal, you’ll need to provide additional documentation to support your request. Requests for hardship withdrawals are usually processed within two weeks after the documentation supporting your hardship request is received.

If your withdrawal or distribution is payable in cash, the check will be mailed to your home, along with a statement that explains what portion is taxable and provides other important information.

If you request that some or all of the withdrawal or distribution be paid to you in securities, you can direct how you want your securities registered before delivery. If you don’t give specific registration instructions, all securities will be registered in your name alone. This type of distribution or withdrawal can take up to one month to process. You’ll receive information about how this works and what additional action you need to take when you request a withdrawal or distribution payable in securities.

If you request a withdrawal or a distribution that is payable in U.S. Savings Bonds or GE Stock, the certificates for the securities are sent to you. However, when you receive a withdrawal or distribution of the GE S&S Program Mutual Fund or GE S&S Income Fund holdings, you receive a statement reflecting your ownership in book units.

4.7.6 HOW ARE INVESTMENTS VALUED IF LIQUIDATED FOR A WITHDRAWAL OR DISTRIBUTION?

When the investments in your S&SP account are liquidated to provide your withdrawal or distribution, the value of the liquidated investments depends on when the withdrawal or distribution request is confirmed, and that depends on the kind of request you are making and how you make it:

•	Hardship withdrawals — your request is confirmed when the GE Transaction Processing Center accepts the documentation supporting your request in accordance with plan rules;

•	Other withdrawals or distributions

•	Online at benefits.ge.com or by phone — your request is confirmed when the GE Transaction Processing Center receives confirmation of the transaction in accordance with plan rules;

•	By mail — your request is confirmed when your letter is date- and time-stamped upon receipt at the GE Transaction Processing Center in accordance with plan rules.

See Section 4.7.5, “How can I request a withdrawal or distribution?” for rules on how you may request a withdrawal or distribution.

If your request is confirmed before the close of regular trading on a day the New York Stock Exchange (NYSE) is open...

•	Then the investments liquidated to provide your withdrawal or distribution are valued based on the market closing prices on that day.

If your request is confirmed at or after the close of regular trading on an NYSE trading day, or at any time on a day the NYSE is closed (including weekends)...

•	Then the investments liquidated to provide your withdrawal or distribution are valued based on the market closing prices on the next NYSE trading day.

Go to benefits.ge.com for benefits information, forms, transactions and more.

Please note that even if you make your call or log on to benefits.ge.com before the close of regular trading on an NYSE trading day, if your withdrawal or distribution request isn’t confirmed before the close of regular trading according to the preceding rules, then the liquidated investments will be valued based on the market closing prices on the next NYSE trading day.

See the definition of market closing price in “Key Terms.”

If you’re requesting a withdrawal or distribution on an NYSE trading day...

Through benefits.ge.com or by phone and want your transaction to be valued at the market closing prices for that trading day, be sure to take action well before the NYSE closes, which is usually but not always 4 p.m., Eastern time. The GE Transaction Processing Center and the “Regular Withdrawal” and “Termination/Partial Withdrawal” options at benefits.ge.com are available starting at 7 a.m., Eastern time. You may not be able to conduct your withdrawal or distribution if transaction volume is unusually high or if there are technical difficulties. Volume typically increases later in the trading day.

4.7.7 ARE MY WITHDRAWALS AND DISTRIBUTIONS SUBJECT TO FEDERAL TAXES?

Some or all of your withdrawals and distributions are considered ordinary taxable income to you when you receive them. Taxable portions generally include:

•	Your regular pre-tax and catch-up contributions;

•	Company contributions;

•	Rollover contributions (except to the extent they are a return of after-tax contributions); and

•	All earnings and appreciation (see Section 4.7.9, “What special tax rule applies to GE Stock payouts?” for an exception).

You can determine how much you have available for withdrawal or distribution and what portion is taxable at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

S&SP is required by IRS rules to withhold 20% for federal income taxes from the taxable portion of any withdrawal or distribution you take, unless you roll that portion directly into another eligible retirement program. The withholding is made by liquidating the securities (except GE Stock) and cash that would otherwise be paid out to you. (Quarterly dividends paid to you under the GE Stock Dividend Payout Option are not subject to withholding and are not eligible to be rolled over. Hardship withdrawals are also ineligible for rollover.)

Your own after-tax contributions are paid out from your S&SP account free of tax because that money has already been taxed. However, withdrawals from post-1986 after-tax savings are considered a mix of your non-taxable contributions and your taxable earnings. You will be taxed on the portion that is derived from earnings. This means you will probably owe income taxes on a part of any withdrawal or distribution you receive. The portion of any withdrawal consisting of pre-1987 after-tax savings is not taxable.

Because of the various rules associated with this type of plan and because they may change over time, it is recommended that you consult a tax expert before electing a withdrawal or distribution. Also, see IRS publication #575, which is available at www.irs.gov.

DEFER TAXES

You can defer paying income taxes and avoid paying penalty taxes on withdrawals and distributions by rolling over the taxable portion directly into another eligible retirement program.

4.7.8 WHAT ARE THE PENALTIES FOR EARLY WITHDRAWAL OR DISTRIBUTION?

If you are under age 59 1/2 when you receive a withdrawal or distribution, you’ll be subject to a 10% penalty tax on the taxable portion of the withdrawal or distribution (in addition to ordinary income taxes). You can avoid this extra 10% if:

•	You roll over the taxable portion of the withdrawal or distribution into another eligible retirement program within 60 days (to avoid tax withholding and the 60-day rule, elect a direct rollover);

•	You have separated from service during the year in which you reach age 55 or later, and the distribution follows your separation;

•	You are totally disabled;

•	You use your withdrawal or distribution to pay for deductible medical expenses, including payments for long-term care services (and, in some cases, long-term care insurance premiums); or

•	Your withdrawal or distribution is paid to the government because of an IRS tax levy against your S&SP account.

Certain taxable S&SP payouts are not subject to the 10% penalty tax:

•	Quarterly dividends paid to you under the GE Stock Dividend Payout Option;

•	The lump-sum distribution made to your beneficiary in the event of your death; and

•	Certain distributions to military reservists. See Section 4.8.2, “Can I make up savings if I go on a military leave?”

4.7.9 WHAT SPECIAL TAX RULE APPLIES TO GE STOCK PAYOUTS?

A special tax rule applies to payouts from S&SP that include shares of GE Stock. Under this rule, you may have the option of not paying tax on the net unrealized appreciation of the GE Stock until it is sold. Net unrealized appreciation is the increase in the value of the GE Stock while it is held in your S&SP account.

For example, assume that GE Stock was contributed to your S&SP account when it was worth $1,000 and you continue to hold that Stock in your account until it is worth $1,200. If you elect to receive a payout in GE Stock and the special rule applies, the $200 increase in value will not be taxed until the year you sell the Stock. In addition, this $200 will be taxed as long-term capital gain, which, under current rules, is taxed at lower rates than ordinary income.

On the other hand, if you choose a cash payment or if you choose to receive GE Stock but the special rule does not apply, the $200 will be taxed as ordinary income in the year you receive the payout. You could avoid this current tax by rolling the distribution over to another eligible retirement program, but any subsequent distribution of the rollover amount from the other retirement program would continue to be taxed as ordinary income, not capital gain.

There are several important things to keep in mind as you consider this rule.

First, if you receive GE Stock in a lump-sum distribution, you can elect to have this special rule apply to all the Stock you receive. However, if you receive GE Stock in a distribution that is not a lump sum, you can only elect to have the special rule apply to the Stock you receive that is attributable to your after-tax savings (if any).

A total distribution of your account balance will not always qualify as a lump sum under IRS rules. For example, if you take a partial distribution after age 59 1/ 2 and after separating from service, a distribution of your remaining account balance in a later year is not considered a lump sum.

Second, switching out of GE Stock and into another investment is considered to be a sale of your Stock. So if you switch from GE Stock to another investment, you won’t be able to take advantage of the special rule for any appreciation in the Stock that may have occurred while it was held in your account.

Go to benefits.ge.com for benefits information, forms, transactions and more.

Finally, this is a short summary of a complicated set of rules. It does not cover everything you might want to consider when making a transaction involving GE Stock (for example, the rules for taxing distributions of depreciated Stock and the rules for taxing any post-distribution gains or losses in the Stock). Accordingly, you should consult a tax advisor before taking action.

CONSULT A TAX ADVISOR...

to address the tax consequences of any S&SP transactions.

4.7.10 WHAT IF I ROLL OVER S&SP FUNDS?

Money that is rolled over to another eligible retirement program is not subject to tax until it is paid out from that program. There are two different ways to roll over funds — directly and indirectly.

If you elect a direct rollover...

•

Then S&SP will make your withdrawal or distribution payable directly to the other retirement program. No taxes will be withheld from any portion of the withdrawal or distribution that is directly rolled over (or from any non-taxable portion that is paid to you).

If you don’t elect a direct rollover...

•

Then 20% must automatically be withheld from the taxable portion of your withdrawal or distribution for federal income taxes. You can still roll over the taxable portion within 60 days of receipt to avoid taxes; however, keep in mind that you’ll need to make up, from your personal funds, the 20% withheld if you want to roll over the entire taxable amount. When you file your annual tax return, your withholdings for the year will include the 20% withheld from your S&SP withdrawal or distribution. You may also be able to roll over the non-taxable portion of a distribution that is paid to you (within 60 days of receipt).

Surviving spouses and other beneficiaries — Surviving spouses who receive S&SP distributions on account of an employee’s death have the same rollover options the employee would have had. Different rules may apply to other beneficiaries. For example, other beneficiaries may only be able to elect a direct rollover (and not a rollover of an amount paid to them) and may need to complete a rollover before the end of the calendar year following the calendar year of the employee’s death in order to maximize their tax deferral benefits.

Please refer to the “Special Notice for the GE Pension Plan and S&SP” for more information on these and other tax rules that affect S&SP. This Notice can be found at benefits.ge.com under “Forms and Documents,” or you can request a copy by calling the GE Transaction Processing Center at 1-800-432-4313. You may also wish to consult a tax advisor (especially if you are a non-spouse beneficiary, since neither this section, nor the Special Notice, is intended to fully describe the rules that apply to you).

ROLLING OVER INTO ANOTHER ELIGIBLE RETIREMENT PROGRAM?

You’ll need the name and the account number of the other program. Then, call the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316. A call center agent will guide you through the process.

4.7.11 WHAT SPECIAL RULES APPLY IF I WAS BORN BEFORE JANUARY 1, 1936?

If you were born before January 1, 1936, you may be eligible to reduce your taxes through 10-year forward averaging (using 1986 tax rates). You may also elect to have the part of your distribution attributable to your pre-1974 participation in S&SP, if any, taxed as long-term capital gain at a rate of 20%. These rules only apply to lump-sum distributions and only if you have been a plan participant for at least five years. A rollover to or from S&SP may affect your ability to take advantage of this special treatment.

These rules — and certain other tax rules that affect S&SP — are more fully explained in the “Special Notice for the GE Pension Plan and S&SP,” which you can find at benefits.ge.com, under “Forms and Documents.” You can also request a copy by calling the GE Transaction Processing Center at 1-800-432-4313.

4.8 OTHER S&SP RULES

When you participate in S&SP, there are several other rules that may affect you.

4.8.1 CAN I MAKE UP SAVINGS IF I’M ABSENT FROM WORK?

If you return to the Company after a qualified absence without pay, you may be eligible to make up some or all of the contributions you missed on an after-tax basis — up to six months of contributions. A qualified absence under S&SP is a continuous absence of more than two weeks without pay because of:

•	Personal injury or illness;

•	Layoff; or

•	Any other leave of absence for which you received continuous service. Special provisions apply for military leaves of absence. See Section 4.8.2, “Can I make up savings if I go on a military leave?”

You are also on a qualified absence if you work an alternating schedule of one week on and one week off because of a temporary lack of work condition and you are absent for a total of at least two weeks.

You are eligible to make up contributions as long as you receive wages or vacation pay from the Company during the calendar year in which you want to make up the contributions. IRS requirements may impose additional limits. You can make up your contributions either:

•	Through payroll deductions as follows:

•	In a lump sum, within one month after you return;

•	In installments, up to 12 months after you return; or

•	In any other combination that is acceptable to the Company; or

•	In a cash lump sum from your personal funds within one month after you return.

Your make-up contributions are credited to your account in the month in which they are received. If the savings you missed and are now making up would have been eligible for a Company match, the Company matching contribution will be credited to your account at the same time your contributions are credited.

The maximum you can contribute in make-up savings is the amount you would have contributed during your absence —the same percentage rate you were saving when your absence began, multiplied by your normal straight-time pay before your absence began.

If you have a break in your continuous service that is not immediately restored when you return to work, you can’t make up the savings you missed during the absence.

Go to benefits.ge.com for benefits information, forms, transactions and more.

Make-up contributions are invested according to your current or most recent savings investment election. Investments are valued at the market closing prices on the last New York Stock Exchange trading day of the month for which they are credited to your account. See the definition of market closing price in “Key Terms.”

To make up savings contributions, call the GE Payroll Center at 1-800-315-1082.

See Section 4.4.7, “What are catch-up contributions?” for rules on what happens to catch-up elections during and after an absence.

4.8.2 CAN I MAKE UP SAVINGS IF I GO ON A MILITARY LEAVE?

If you return from a qualifying military leave of absence, you are eligible to make up contributions to S&SP as if you had actually received your full pay from the Company during your leave.

You have two alternatives for making up contributions:

•	Payroll deductions; or

•	A single lump-sum payment from your personal funds to the plan.

If you decide to make up contributions, you need to make your election and complete your make-up by the end of the period that (1) starts when you return to work and (2) runs for three times the total length of your military leave (or five years if shorter). For example, if your total leave is two weeks, you’ll have six weeks after you return to work to elect and complete your make-up (whether you choose payroll deductions or a lump sum).

Contributions made through payroll deduction may be allocated between pre-tax and after-tax contributions, subject to certain tax law limits. You will be notified if these limits apply to you. If you choose to make up your savings through a lump-sum payment, your contributions will be on an after-tax basis.

Your make-up contributions are credited to your account in the month in which they are received. If the savings you missed and are now making up would have been eligible for a Company match, the Company matching contribution will be credited to your account at the same time your contributions are credited.

Make-up contributions are invested according to your current or most recent savings investment election. Investments are valued at the market closing prices on the last New York Stock Exchange trading day of the month for which they are credited to your account. See the definition of market closing price in “Key Terms.”

To make up savings contributions, call the GE Payroll Center at 1-800-315-1082.

SPECIAL RULES FOR CERTAIN RESERVISTS

If you are a reservist who was called to active military duty after September 11, 2001 and before December 31, 2007 for more than 179 days (or indefinitely), special rules may apply to you. In particular, a distribution of pre-tax contributions (and any allocable earnings) made after you were called to active duty and before your period of active duty ends is not subject to the 10% early distribution tax described in Section 4.7.8, “What are the penalties for early withdrawal or distribution?” In addition, you will generally have two years from the end of your active duty period to re-contribute such a qualifying distribution to an IRA, without regard to the normal limits on IRA contributions.

These special rules are set to expire, and unless extended, will not apply to those called to active duty on or after December 31, 2007.

4.8.3 WHAT IF I’M LAID OFF?

If you are laid off, you will not be able to make contributions to S&SP while you are on layoff, but you may be eligible to withdraw or borrow from your account as long as your continuous service or service credits are maintained. You also may switch investments, and you remain eligible for the GE Stock Dividend Payout Option as long as you hold GE Stock in your account.

If you have any outstanding ReadiLoans from the Company when you are laid off, you will be issued a coupon repayment book to use to make repayments by check.

4.8.4 HOW CAN LEGAL LIMITS AFFECT MY SAVINGS?

S&SP is a qualified plan under Section 401(a) of the Internal Revenue Code. Among other things, this means that it provides tax benefits for you and the Company. For example, the Company receives a tax deduction for its contributions to S&SP, and you are allowed to defer taxes until the money in your account is paid to you (and beyond that if you roll your payments over). The Company also receives a tax deduction for virtually all dividends paid on shares of GE Stock held in S&SP.

To maintain its qualified status and these benefits, the program must abide by federal regulations. Some of these regulations may affect you and are summarized below. You should also be aware that the GE Stock Dividend Payout Option will end if the Company’s dividend deduction is no longer available under IRS rules.

COMPENSATION LIMITS

IRS rules do not permit contributions based on annual pay over a certain amount ($230,000 in 2008). This amount may change each year.

CONTRIBUTION LIMITS

Dollar limits on regular pre-tax contributions and catch-up contributions — Your regular pre-tax contributions and any catch-up contributions are subject to IRS prescribed limits. For 2008, regular pre-tax contributions cannot exceed $15,500, while catch-up contributions cannot exceed $5,000. These amounts may change each year.

If your regular pre-tax contributions to S&SP (or to S&SP and any other 401(k) plan maintained by the Company or an affiliate) reach the regular pre-tax limit, any further contributions to S&SP for the year (except catch-up contributions) will automatically be made on an after-tax basis.

If your catch-up contributions to S&SP (or to S&SP and any other 401(k) plan maintained by the Company or an affiliate) reach the catch-up limit, your catch-up contributions will automatically stop for the rest of the year.

If you participate in S&SP and in a 401(k) plan (or certain similar types of arrangements) maintained by another employer, it is your responsibility to make sure that you don’t exceed the IRS limits on pre-tax or catch-up savings for the year. If your combined pre-tax or catch-up contributions exceed either limit, you will need to take a corrective distribution. If you wish to receive a corrective distribution from S&SP instead of the other employer’s program, you must notify the GE Transaction Processing Center by calling 1-800-432-4313 before March 1 of the following year. TTY service is available at 1-800-346-3316. Any corrective distribution from S&SP will be made by April 15. Failure to elect sufficient corrective distributions will result in adverse tax consequences.

Go to benefits.ge.com for benefits information, forms, transactions and more.

You should also be aware that the IRS permits eligible participants to treat regular pre-tax savings as catch-up contributions if their combined regular pre-tax savings to plans of unrelated employers would exceed the regular pre-tax limit for the year. For example, assume you are over age 50 and contribute $9,000 as regular pre-tax savings to each of two unrelated 401(k) plans during 2008. Assuming you had not made any other catch-up contributions that year, you could choose to treat the $2,500 excess (the amount over the $15,500 regular pre-tax limit for that year) as catch-up contributions on your tax return instead of taking a corrective distribution. You wouldn’t have to contact either plan for this treatment to apply.

Total contribution limit — In any given year, total contributions to qualified retirement plans such as S&SP are limited to the lesser of an IRS-set maximum dollar amount, which may change each year ($46,000 in 2008), or 100% of your annual compensation. Compensation for this purpose generally means payments made while you are employed which are reported as taxable income on your W-2 earnings statement, plus any amounts you contribute on a pre-tax basis to S&SP, to your GE Flexible Spending Accounts, to pay for health coverage and to the GET-a-PASS program.

The following contributions count toward this limit:

•	Regular pre-tax contributions to S&SP;

•	After-tax contributions to S&SP;

•	Company matching contributions to S&SP;

•	Personal Pension Account contributions to the GE Pension Plan; and

•	Voluntary Pension Account contributions to the GE Pension Plan.

Catch-up contributions, rollovers and after-tax contributions used to purchase U.S. Savings Bonds do not count; contributions to other qualified retirement plans maintained by the Company or by an affiliate generally do count.

Highly compensated employees — Different limits apply to your S&SP contributions if the IRS considers you to be highly compensated. Currently, regular pre-tax savings for highly compensated employees are generally limited to 10% of pay, and total savings are generally limited to 12% of pay. The percentage-of-pay limits are also adjusted for highly compensated employees who invest their after-tax savings in U.S. Savings Bonds, or who are employed by Electric Insurance Company or its participating affiliates.

You are considered highly compensated if you earned more than an IRS-set amount in the preceding year. For example, if you earned more than $100,000 in 2007, you would be treated as highly compensated in 2008.

ACCESS LIMITS

Your access to loans, withdrawals and distributions may be limited because of your participation in multiple plans sponsored by the Company or its affiliates. Your access may also be limited because of your employment with these related employers.

4.8.5 HOW ARE MY SAVINGS PROTECTED?

S&SP is a “pension plan” and a “defined contribution plan” as defined by the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is subject to the applicable provisions of Part 1 (Reporting and Disclosure), Part 2 (Participation and Vesting), Part 4 (Fiduciary Responsibility) and Part 5 (Administration and Enforcement) of Subtitle B of Title I of ERISA, which relate to employee pension benefit plans that are defined contribution plans. However, S&SP is not subject to Part 3 (Funding) of Subtitle B of Title I of ERISA.

Under ERISA, S&SP is also classified as an “eligible individual account plan,” and S&SP’s GE Stock investment option is classified as an “employee stock ownership plan.” As a result, S&SP is exempt from certain restrictions that ERISA imposes on the acquisition and holding of employer stock, such as GE Stock, and is permitted to offer the GE Stock Dividend Payout Option described in Section 4.5.4, “What happens to GE Stock dividends?”

Because S&SP is a defined contribution plan, the benefits provided by S&SP are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of ERISA.

Your S&SP savings may not be used as security for loans outside the plan. Your savings may not be garnished or attached by your creditors or be assigned in any way to anyone else, except to comply with a qualified domestic relations order (QDRO), such as a divorce decree or a child support order, or a federal tax lien (or its equivalent). You will be notified if a qualified domestic relations order or federal tax lien affecting your benefits is received by the Company. To get a statement of QDRO procedures at no cost to you, contact GE QDRO Administration, PO Box 534277, St. Petersburg, FL 33747 (1-727-866-5907).

ABOUT YOUR INVESTMENTS

S&SP is intended to comply with Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations, Section 2550.404c-1, and the fiduciaries of S&SP will be relieved of liability for any losses that are the direct and necessary result of your investment instructions. You — not the Company, the plan fiduciaries or anyone else — allocate your S&SP account among S&SP’s investment options. S&SP allows you to choose from an array of diverse investment options and allows you to make frequent changes in your choices. Neither the Company nor any fiduciary will be liable for any losses or other investment experience allocated to your account as a result of your investment choices.

4.8.6 WHAT IF I WORK PAST AGE 70 1/2 ?

If you are still actively employed by the Company or any affiliate after you reach age 70 1/2, you are eligible to elect to receive partial distributions of your S&SP account beginning January 1 following the date you reach age 70 1/2, as described in Section 4.7.4, “What are my distribution options if I leave the Company?”

You also retain the usual withdrawal, loan and switching rights available to other employees in the plan, including the GE Stock Dividend Payout Option (as long as there is any GE Stock in your account).

5.0 ADMINISTRATIVE INFORMATION

Although employers are not required to provide benefits such as the GE Pension Plan or S&SP, federal law does regulate these kinds of plans once they are offered. This section describes your legal rights under the federal law called the Employee Retirement Income Security Act of 1974, as amended (ERISA), and contains important administrative information.

Go to benefits.ge.com for benefits information, forms, transactions and more.

5.1 PLAN BASICS

This section provides important administrative information about the plans described in this handbook.

For employees not conversant in English

If you have a limited knowledge of the English language and have difficulty understanding this description, you should contact your supervisor to obtain assistance in the language most familiar to you.

Para los empleados que no tienen mucho conocimiento del inglés

Comuníquese con su supervisor para obtener ayuda en su idioma si tienen dificultad en comprender la descripción en inglés.

5.1.1 WHAT IS GE’S EMPLOYER IDENTIFICATION NUMBER?

The employer identification number (EIN) assigned to General Electric Company (as the sponsor of the plans described in this handbook) by the Internal Revenue Service is 14-0689340.

5.1.2 WHO IS THE PLAN ADMINISTRATOR?

The plan administrator has authority to control and manage the operation and administration of each of the plans described in this handbook and is the agent for service of legal process.

The plan administrator for the plans described in this handbook is:

General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828

1-800-432-3450

Legal process also may be served on any trustee responsible for the administration of the applicable trust.

5.1.3 HOW CAN I ACCESS OFFICIAL PLAN DOCUMENTS AND OTHER INFORMATION ABOUT THE PLANS?

As noted in “Important Information About This Handbook” on the inside front cover and first page, the descriptions in this handbook are subject to the provisions of the official plan documents and other governing instruments. Copies of the official plan documents, as well as the latest annual reports of plan operations and summary plan descriptions, are available for your review during normal working hours at your local human resources office or at:

GE Corporate Human Resources

3135 Easton Turnpike

Fairfield, CT 06828

To request a copy of the GE Pension Plan or S&SP plan document, a copy of a collective bargaining agreement that provides for the benefits summarized in this handbook, or for any other information about the plans, write or call:

US Employee Services

PO Box 6024

Schenectady, NY 12301-6024

1-800-252-5259

5.1.4 CAN THE PLANS BE CHANGED, REPLACED OR TERMINATED?

GE expects and intends to continue the plans described in this handbook indefinitely, but reserves the right to terminate, amend or replace the plans, in whole or in part (to the extent permitted by law), at any time and for any reason, by action of the Board of Directors of General Electric Company or such persons as it may designate.

A decision to terminate, amend or replace a plan may be due to changes in federal law or state laws governing qualified retirement or welfare benefits, the requirements of the Internal Revenue Service, ERISA or any other reason. A plan change may include transferring all or a portion of plan assets and debts to another plan (which may be maintained by a successor employer or some other unaffiliated entity) or splitting a plan into two or more parts.

If the GE Pension Plan is terminated, you will have a right to your accrued pension benefit to the extent funded under the General Electric Pension Trust. If, after paying all accrued benefits, the trust has any surplus assets allocable to the GE Pension Plan, those assets will be applied for the benefit of participating employees, according to GE Pension Plan provisions.

If S&SP is terminated, you will have a right to your S&SP account balance.

In the event of a strike — Benefits available to represented employees are subject to long-standing provisions that terminate coverage for strike participants. Under some circumstances, however, the Company may make arrangements to continue coverage under some plans.

5.1.5 HOW ARE THE PLANS FUNDED?

The funds of the GE Pension Plan and S&SP are held for the benefit of plan participants in the following trusts, and may be used by the trusts to defray certain plan expenses:

•	General Electric Pension Trust — GE Pension Plan

•	General Electric Savings and Security Trust — GE Savings and Security Program (S&SP)

The trustees responsible for the administration of the trusts are all officers of GE Asset Management Incorporated. As of January 1, 2008, the trustees are Paul M. Colonna, Michael J. Cosgrove, D. Scott Dolfi, James W. Ireland III, Kathryn D. Karlic, Ralph R. Layman, Matthew J. Simpson, Judith A. Studer, Donald W. Torey and John J. Walker. All of the trustees can be contacted at:

GE Asset Management Incorporated

3001 Summer Street

PO Box 7900

Stamford, CT 06905

5.1.6 WHAT ARE THE CLAIMS AND APPEALS PROCEDURES?

To receive or apply for benefits, you or your beneficiary must take appropriate action, which usually requires visiting Web sites, making certain phone calls or filing forms, as described throughout this handbook. Forms required to receive or apply for benefits under the plans are available from your human resources representative or through US Employee Services. Telephone numbers are noted throughout this handbook where appropriate and also are listed in “Contacts.” Before pursuing the claims and appeals procedures described below, employees covered under a collective bargaining agreement may use the grievance procedure contained in that agreement to pursue any claims that are denied.

The plan administrator or a designated representative, such as the Pension Board or the Disability Pension benefits administrator, has the authority and responsibility to interpret the provisions of the plans in its sole discretion.

Go to benefits.ge.com for benefits information, forms, transactions and more.

CLAIMS AND APPEALS (NON-DISABILITY BENEFITS)

If you dispute the response to your request for benefits under the GE Pension Plan or S&SP (other than a request for Disability Pension benefits under the GE Pension Plan), you (or your beneficiary) must submit the disputed claim for benefits to the Secretary of the GE Pension Board at 3135 Easton Turnpike, Fairfield, CT 06828. The Pension Board, or its designee, will evaluate the claim.

If the claim is denied in whole or in part, you (or your beneficiary) will receive a written notice within 90 days — or within 180 days under special circumstances — from the Pension Board or its designee. The notice will include:

•	The reason for the denial, with specific reference to the pertinent plan provisions on which the denial is based;

•	A description of any information or materials necessary to process the claim properly and the reasons why the materials are needed; and

•	An explanation of the claims review procedure.

To appeal the denial, you (or your beneficiary) must file a written request for reconsideration to the Pension Board, or its designee, within 60 days after receiving the denial. Your request should be accompanied by documents or records in support of the appeal. The Pension Board, or its designee, will respond within 60 days — or 120 days under special circumstances — after receipt of the appeal, explaining the reasons for the decision, with specific reference to the plan provisions on which the decision is based.

CLAIMS AND APPEALS (DISABILITY BENEFITS)

If you dispute the response to your request for Disability Pension benefits under the GE Pension Plan, you (or your beneficiary) must submit the disputed claim for benefits to the Disability Pension benefits administrator (the disability administrator), at the following address:

DMA, LLC

GE Disability Benefits Center

PO Box 44801

Eden Prairie, MN 55344

The disability administrator is responsible for making Disability Pension determinations and will evaluate your claim.

If your claim is denied in whole or in part, the disability administrator will send you (or your beneficiary) a written notice of the denial within 45 days after receipt of the claim. Under special circumstances, the disability administrator may extend the 45-day period by up to an additional 30 days and may, in appropriate circumstances, subsequently extend the deadline by up to an additional 30 days. The disability administrator will inform you of any extension before the extension begins. If the deadline is extended, the disability administrator will also explain the standards that must be met in order to qualify for Disability Pension benefits, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. You will have at least 45 days to provide the additional information.

If your claim is denied, you will be advised as to:

•	The reasons for the denial, with specific reference to the relevant GE Pension Plan provisions on which the denial is based;

•	A description of any information or materials necessary to support the claim and the reasons why they are needed;

•	A reference to any rule, guideline, exclusion, or limit that was relied upon in denying the claim; and

•	An explanation of the claims review procedure.

To appeal the denial, you (or your beneficiary) must file a written request for reconsideration with the disability administrator within 180 days after you receive the denial. Your request may be accompanied by comments, documents and records in support of the appeal. At your request, you will have, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your case. The disability administrator will respond within 45 days after receipt of the appeal. Under special circumstances, the disability administrator may extend the 45-day period by up to an additional 45 days. The disability administrator will inform you of any extension before the extension begins. When your appeal is decided, you will receive an explanation of the reasons for the decision, with specific reference to the GE Pension Plan provisions on which the decision is based.

The time periods described above for the disability administrator to decide your claim or appeal will not run while the disability administrator is waiting for you to provide information that it has requested. The individuals from the disability administrator deciding your appeal will not give deference to the initial decision to deny the claim and will not be the same people who initially decided your claim (or subordinates of those people). In deciding an appeal of a claim denial that was based on a medical judgment, the disability administrator will consult with an appropriately trained health care professional who was neither consulted in connection with the claim denial, nor the subordinate of any individual who was consulted. The disability administrator also will make available the identity of any medical or vocational experts whose advice was obtained on behalf of the GE Pension Plan.

5.1.7 WHAT ARE MY RIGHTS UNDER ERISA?

As a participant in the GE Pension Plan and S&SP, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (ERISA).

RECEIVE INFORMATION ABOUT YOUR PLAN AND BENEFITS

Under ERISA, plan participants are entitled to:

•

Examine, without charge, at the plan administrator’s office and at major Company locations, all plan documents, including collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration (EBSA).

•

Obtain copies of all plan documents, including collective bargaining agreements, the latest annual report (Form 5500 Series) and updated summary plan descriptions, upon written request to the plan administrator (the administrator may make a reasonable charge for the copies).

•	Receive a summary of the plan’s annual financial report. The plan administrator is required by law to provide each plan participant with a copy of this information.

•

Obtain, free of charge, a statement every three years (or as often as once every year at your request), telling you whether you have a right to receive a pension under the GE Pension Plan at normal retirement age (age 65), and if so, what your benefits under the plan would be at normal retirement age if you were to stop working now. If you do not have a right to a pension, the statement will tell you how many more years you would have to work to receive a pension.

•

Obtain, free of charge, a statement once every calendar quarter showing you the value of each of your S&SP investment options. This statement will also remind you about the importance of diversifying your investments and about certain limits on your ability to switch S&SP investments.

Go to benefits.ge.com for benefits information, forms, transactions and more.

PRUDENT ACTIONS BY PLAN FIDUCIARIES

In addition to creating rights to plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plans. The people who operate your plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including the Company, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the plans or exercising your rights under ERISA.

ENFORCE YOUR RIGHTS

If your claim for a benefit under the plans is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decisions without charge, and to appeal any denial, all within certain time schedules. See Section 5.1.6, “What are the claims and appeals procedures?” for details.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $110 a day (as may be adjusted for inflation) until you receive the materials, unless the materials were not sent for reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court after you have exhausted the procedures referred to in Section 5.1.6, “What are the claims and appeals procedures?” In addition, if you disagree with the plan’s decision, or lack thereof, concerning the qualified status of a domestic relations order, you may file suit in federal court. If it should happen that plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the party you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

ASSISTANCE WITH YOUR QUESTIONS

If you have any questions about your plan, you should submit inquiries in the manner referred to throughout this handbook. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the plan administrator, you should contact the nearest office of the Employee Benefits Security Administration (EBSA), U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration (EBSA), U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, DC 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration (EBSA).

5.2 ADDITIONAL ADMINISTRATIVE INFORMATION

The following sections provide additional administrative information, as of January 1, 2008.

5.2.1 WHICH GE AFFILIATES ARE PARTICIPATING COMPANIES?

As of January 1, 2008, General Electric Company (3135 Easton Turnpike, Fairfield, CT 06828) has employees eligible to participate in the GE Pension Plan and S&SP, subject to applicable collective bargaining agreements.

Certain other GE affiliates also are companies with employees eligible to participate in the GE Pension Plan and S&SP, subject to applicable collective bargaining agreements. You may receive, upon written request, information as to whether a particular affiliate is such a participating company and, if so, that company’s address. You should send your written request to:

General Electric Company

US Employee Services

One River Road

Building 5, 6 East

Schenectady, NY 12345

5.2.2 ADDITIONAL PLAN INFORMATION AS OF JANUARY 1, 2008

GE PENSION PLAN

•	Plan number — 333

•	Plan type — defined benefit pension plan

•	Plan year — begins January 1 and ends December 31

•	Source of contributions — the Company and participants

•	Source of benefit payments — the General Electric Pension Trust

GE SAVINGS AND SECURITY PROGRAM (S&SP)

•	Plan number — 334

•	Plan type — defined contribution pension plan, with 401(k) and 404(c) features; also classified as an eligible individual account plan and includes an employee stock ownership plan

•	Plan year — begins January 1 and ends December 31

•	Source of contributions — the Company and participants

•	Source of benefit payments — the General Electric Savings and Security Trust

Go to benefits.ge.com for benefits information, forms, transactions and more.

KEY TERMS

This section provides brief explanations, in non-technical language, of important terms used in this handbook. In most cases, these same words are “defined terms” contained in the applicable GE plan documents and have detailed technical definitions, which are summarized below.

In general, capitalization of key terms has been avoided to make the handbook easier to read and understand. The use of lowercase lettering in the handbook is not intended to alter the defined meaning or importance of any term. If a word is capitalized in the summary below, it is also capitalized in the text of the handbook when it is intended to have the meaning described in this section.

active payroll — On the “active payroll” means you are receiving a regular paycheck directly from the Company to pay your wages for services you are currently providing to the Company.

affiliate — A business entity owned in whole or in part, directly or indirectly, by General Electric Company. Affiliate generally refers to a business entity in which GE has a 50% or more interest.

Company — General Electric Company and its affiliates that participate in both the GE Pension Plan and S&SP. The term “Company” means the affiliate that maintains you on its active payroll. However, when used in connection with sponsorship of the plans, “Company” refers to the General Electric Company. See Section 5.2.1, “Which GE affiliates are participating companies?”

continuous service — The total length (in years, months, weeks and days) of your service with the Company. It is based on credits for the time you’re actually at work at the Company and for the time away from work for which credit is later granted upon your return to work, as determined by the Company’s Continuity of Service Rules. For example, you will receive credit for time away from work for paid vacations, jury duty, military leaves of absence and for certain periods of illness or layoff. Please note that continuous service is distinct from Pension Qualification Service (PQS) and Pension Benefit Service (PBS). See Your Benefits Handbook — Eligibility and Administrative Information for details on continuous service.

credited service — For purposes of the GE Pension Plan, your service until December 31, 1975 during which you made the necessary Pension Plan contributions. This includes your first year of service if you enrolled in the Pension Plan when you first became eligible. For information on service after December 31, 1975, refer to the descriptions of Pension Qualification Service (PQS) and Pension Benefit Service (PBS).

employee — An individual on the active payroll of the Company. Not included are:

•	Employees covered by a collective bargaining agreement that does not provide for participation in the GE Pension Plan and S&SP;

•	Employees of affiliates that do not participate in the GE Pension Plan and S&SP (see Section 5.2.1, “Which GE affiliates are participating companies?”);

•	Individuals classified by the Company as leased employees, contingent workers or as independent contractors;

•	Any individuals engaged under an agreement that states that they are not eligible to participate in the GE Pension Plan and S&SP;

•	Any other individuals who provide services to the Company but are not on the active payroll of the Company; and

•	Special classifications of employees that are not eligible, as determined by the Company.

In the event you are denied eligibility because you are not treated as an employee, your reclassification as an employee will not entitle you to participate in the GE Pension Plan or S&SP.

hour of service — Generally, an hour for which you are directly or indirectly paid, or entitled to be paid, by the Company for work you’ve performed as an employee and during which you make any contributions required for your participation in the GE Pension Plan. It includes hours you’re actively at work and hours for which you are considered to be at work, such as vacations or illness, or any hour for which you are granted credit under the rules of the Pension Board.

market closing price — For GE Stock, the market closing price is the price of GE Stock at the close of regular trading on the New York Stock Exchange (NYSE) on the applicable trading day. For other S&SP investment funds, the market closing price is the net asset value calculated at the close of regular trading on the NYSE on the applicable trading day. For U.S. Savings Bonds, the market closing price is the redemption price for the month in which the applicable transaction occurs.

manufacture-store-deliver-service position — A position that has been designated by the Company in its sole discretion as having as its primary expected responsibility the manufacturing, storing, delivering and/or servicing of tangible industrial products, parts or assemblies.

The following are some examples of manufacture-store-deliver-service positions:

•	Field Service Engineer

•	Assembler

•	Service Technician

•	Materials/Process Engineer

•	Shipping and Receiving

•	Plant Maintenance

•	Warehouse

The following are some examples of positions that are not manufacture-store-deliver-service positions:

•	General Clerical

•	Administrator/Secretary

•	Inside or Telephone Customer Service/Sales

•	Remittance Processors

•	Broadcast Technical and Support Staff

•	Product Design/Development Engineer

•	Project Administrator

Neither of these lists is exhaustive. Also, note that even if a position that is not designated as a manufacture-store-deliver-service position is associated with a manufacture-store-deliver-service process, it will not be considered a manufacture-store-deliver-service position.

Pension Benefit Service (PBS) — Pension Benefit Service is made up of full and partial years of full-time credited service through December 31, 1975, plus a full year for each calendar year after 1975 in which you earn hours of service while you participate in the GE Pension Plan at least equal to your normal schedule that year. If you work fewer hours or less than a full year, you receive credit for a partial year. PBS is used to calculate the amount of certain pension benefits. If you work part-time or fewer hours than your normal schedule, you receive credit for a partial year. PBS does not include service previously earned under the GE Pension Plan that is linked to pension benefits and plan assets transferred to another plan.

Pension Board — The committee that performs certain functions with respect to the GE Pension Plan and GE Savings and Security Program (S&SP) as described in this handbook and the applicable plan documents.

Pension Qualification Service (PQS) — Your credited service through December 31, 1975, rounded to the next full year, plus each calendar year after 1975 in which you are credited with at least 1,000 hours of service while you participate in the GE Pension Plan. (Part-time employees need proportionately fewer hours of service to receive a year of PQS.) PQS is generally used to determine eligibility for pension benefits. If you transfer between a nonparticipating affiliate and the Company, or if your business is acquired by the Company, you may receive PQS credit for some or all of your service with the nonparticipating affiliate or the acquired business.

Go to benefits.ge.com for benefits information, forms, transactions and more.

permanent job-loss event — Circumstances under which jobs are lost as a direct result of one of the following Company actions: plant closing; work transfer; installation of automated manufacturing or office machine or introduction of a robot; discontinuation of a discrete, unreplaced product line; or any other reduction in the work force of indefinite duration.

plan administrator — General Electric Company.

plans — The GE Pension Plan and the GE Savings and Security Program (S&SP).

plant closing — A plant closing occurs when the Company announces its intention and carries out plans to discontinue all operations at a Company-owned or -leased plant, service shop or other facility. A plant closing does not occur when an operation is transferred or sold to a successor employer that offers continued employment, when operations are discontinued in part or when the former operations are replaced with other operations, either larger or smaller. In the case of a sale or transfer of operations to a successor employer, employees not offered employment with the successor employer or with the Company will be eligible for the same benefits offered to employees who are laid off.

plant closing date — The earliest date on which employees may be terminated for a plant closing. An individual employee’s plant closing termination date may be scheduled after the location’s plant closing date, depending on business needs.

Plant Closing Pension Option (PCPO) — A GE Pension Plan provision, available for retirements occurring on or before July 1, 2011, that allows you to receive certain pension benefits if you have at least 30 years of Pension Qualification Service (PQS) or if you meet age and service requirements when you are directly affected by a plant closing.

Special Early Retirement Option (SERO) — A GE Pension Plan provision, available for retirements occurring on or before July 1, 2011, that allows you to retire as early as age 55 if you have at least 25 years of Pension Qualification Service (PQS) when you are directly affected by a permanent job-loss event. Certain other employees with 30 or more years of PQS may also be eligible.

spouse — A person of the opposite sex of the employee or retiree who is (or was, in the case of the employee’s or retiree’s death) the husband or wife of that employee or retiree.

temporary employee — An individual on the active payroll with a work assignment that is expected to be limited to less than 52 weeks. Temporary employees may include those employees hired into college cooperative education programs (co-ops) and those on internship assignments.

work transfer — The terms “transfer of work,” “to transfer work” and “work transfer” mean the discontinuance of ongoing work at one location coupled with the assignment of the same work to a different location, including subcontracting the same work to another employer, if such assignment of work would directly cause a decrease in the number of employees performing such work at the first location.

CONTACTS

You can find answers to your benefits questions at benefits.ge.com. If you still can’t find what you need, take advantage of the toll-free numbers listed below.

RETIREMENT PLANS AND DISABILITY BENEFITS

GE Pension Plan — Find answers at benefits.ge.com, or...

GE Pension Benefits Inquiry Center	1-800-432-3450

• For information about the GE Pension Plan.

• For answers when you’re thinking about retirement, or after you retire.

GE Retirement Income Estimating Service	1-800-848-2964

For an estimate of your Social Security benefit based on actual employment and earnings...	Call the Social Security Administration at 1-800-772-1213
(the toll-free number is accessible from outside the U.S.)

For general information on your Social Security benefit...	Visit www.ssa.gov

Savings and Security Program — Find answers at benefits.ge.com, or...

GE Transaction Processing Center

• For S&SP Transactions, for information on accessing benefits.ge.com and certain other benefits resources, and for other S&SP information.	1-800-432-4313 (TTY: 1-800-346-3316)

GE Payroll Center	1-800-315-1082

• To make up S&SP savings contributions.

Disability Benefits — Find answers at benefits.ge.com, or...

GE Disability Benefits Center	1-800-392-0789

For Employees Eligible to Participate in GE Retirement Plans — New Provisions

handbook YOUR BENEFITS

Retirement Plans

Effective January 1, 2008

This Handbook is valid only if you receive it directly from US Employee Services with a cover letter indicating that it applies to you.

GE

IMPORTANT INFORMATION ABOUT THIS HANDBOOK

Introduction

This handbook provides summary plan descriptions for the GE Pension Plan and the GE Savings and Security Program (S&SP) (collectively referred to as the “plans”), which are available to eligible Company employees. The summary plan descriptions for both the GE Pension Plan and S&SP include this Introduction, Sections 1.0 and 2.0, and applicable portions of Section 5.0 and the “Key Terms” section. In addition, the summary plan description for the GE Pension Plan includes Section 3.0 and the summary plan description for S&SP includes Section 4.0. The summary plan description for each plan also includes any modification to the summary plan description for that plan if the modification is included in an Update to this handbook that is dated after January 1, 2008.

While every attempt has been made to make this handbook as accurate as possible, full details of all provisions are not included. Full details of the plans are contained in the official plan documents, which are available to you as described in Section 5.0, “Administrative Information.” If a provision described in this handbook differs from the provisions of the applicable plan document, the plan document prevails. Similarly, any oral or written representations by a Company employee or agent, or any benefit estimates that you may receive, cannot override, reverse or supplement the provisions of the plan documents.

You should understand the meaning of certain important terms, such as “employee,” which are used throughout this handbook and which appear in the “Key Terms” section.

This handbook does not create a contract of employment between the Company and any individual.

For employees covered by a collective bargaining agreement, participation in the plans shall only occur upon agreement by the employees’ union representative. If the plans are incorporated by reference into a collective bargaining agreement, participation is only to the extent provided through the incorporation. If specific terms and conditions are contained in a collective bargaining agreement, the terms and conditions of such collective bargaining agreement will govern should a conflict arise between this handbook or the plans and the terms and conditions of such agreement.

The Board of Directors of General Electric Company reserves the right to terminate, amend, eliminate or replace the plans at its discretion and at any time to the extent permitted by law.

If you work for a company other than GE, your employer has chosen to offer you the benefits that are described in this handbook. As you read this material, you may see references to “GE” or “General Electric” used to identify specific benefit programs (e.g., the “GE Savings and Security Program”) or related delivery mechanisms (e.g., the “GE Transaction Processing Center”). Despite these official titles, you should understand that the benefits described in this handbook are provided to you by your company. You should also read the definitions of “affiliate” and “Company” in the “Key Terms” section to make sure you understand how these terms are used in this handbook.

Your participation in the plans means that you have authorized your benefits-related data to be processed and transmitted by the Company, its affiliates and any authorized suppliers anywhere in the world, in accordance with the GE Employment Data Protection Standards.

The benefits described in this handbook apply to employees who:

•	Are on the active payroll of the Company as of January 1, 2008 or later;

•	Are eligible to participate in the GE Pension Plan and S&SP, as described in Section 1.0, “Who is eligible to participate in the plans?”;

•	Are described in Section 2.0, “Does this handbook apply to me?”; and

•	Receive this handbook directly from US Employee Services with a letter indicating that it applies to them.

Go to benefits.ge.com for benefits information, forms, transactions and more.

1.0 WHO IS ELIGIBLE TO PARTICIPATE IN THE PLANS?

If you are a Company employee working full-time or part-time, you are eligible to participate in the GE Pension Plan and the GE Savings and Security Program (S&SP).

For this purpose, a Company employee is an individual on the active payroll of:

•	General Electric Company; or

•	An affiliate that participates in the plans. See Section 5.2.1, “Which GE affiliates are participating companies?”

INDIVIDUALS NOT ELIGIBLE

You are not eligible to participate in the plans if you are:

•	Covered by a collective bargaining agreement that does not provide for participation in the plans;

•	Employed by an affiliate that does not participate in the plans;

•	An individual classified by the Company as a leased employee, contingent worker or as an independent contractor;

•	An individual engaged under an agreement that states that you are not eligible to participate in the plans;

•	Any other individual who provides services to the Company but is not on the active payroll of the Company; or

•	In any other special classification of employees that is not eligible, as determined by the Company.

In the event you are denied eligibility because you are not treated as an employee, your reclassification as an employee will not entitle you to participate in the plans.

TEMPORARY EMPLOYEES

If you are a temporary employee on the active payroll of the Company and you are not in one of the excluded groups listed under “Individuals not eligible,” you are eligible to participate in the plans as described below:

GE Pension Plan — You are eligible to participate on the later of:

•	The January 1 immediately following your first day of work with the Company; or

•	The first day of the month following your completion of 180 days of service.

The automatic enrollment, cancellation and suspension procedures described in Section 3.3.1, “How do I participate?” also apply to temporary employees. You’ll be automatically enrolled in the GE Pension Plan on the later of the two dates described above, unless you cancel participation before then.

S&SP — You are eligible to participate on the first day of the month following your completion of 180 days of service. To participate, you must have enrolled in the program. You can enroll at any time — even before you have completed 180 days of service — but your participation will not begin until after you have completed 180 days of service.

Please note that, unlike the GE Pension Plan, S&SP does not have an automatic enrollment feature.

If you are eligible to participate in the GE Pension Plan and S&SP, you should read Section 2.0, “Does this handbook apply to me?” to make sure this version of the handbook applies to you.

2.0 DOES THIS HANDBOOK APPLY TO ME?

If you are eligible to participate in the GE Pension Plan and S&SP, this handbook applies to you if you meet both a hire date requirement and an employment status requirement:

•	Hire Date Requirement —

•	Your first day of work as an employee for the Company while it participates in the GE Pension Plan is after December 31, 2004; or

•

You are reemployed and your new first day of work as an employee for the Company while it participates in the GE Pension Plan is after December 31, 2004, but only if you didn’t participate in the GE Pension Plan before January 1, 2005, or you participated and your benefits were transferred to another plan.

AND

•	Employment Status Requirement —

•	You are an exempt employee not subject to the overtime provisions of the Fair Labor Standards Act (FLSA); or

•

You are a nonexempt salaried employee subject to the overtime provisions of the FLSA, who the Company, in its sole discretion, has not assigned to a “manufacture-store-deliver-service position” (see “Key Terms” for the definition of manufacture-store-deliver-service position); or

•

You are an employee of one of the listed businesses (shown on the next page). This list is current as of January 1, 2008, and will likely change over time. An updated list will be available at benefits.ge.com. You can also call the GE Enrollment Center at 1-800-252-5259.

Exceptions — The benefits described in this handbook do not apply to employees represented by a union, except to the extent provided in a collective bargaining agreement. For example, a collective bargaining agreement might provide the benefits described in this handbook for represented employees hired on or after a date other than December 31, 2004.

In addition, there are two other situations where the benefits described in this handbook will not apply, even if you meet the hire date requirement and you currently meet the employment status requirement:

•

During a prior period after December 31, 2004, you participated in the GE Pension Plan while you didn’t meet the employment status requirement (you can find out whether a business you previously worked for was a listed business at that time by calling the GE Enrollment Center at 1-800-252-5259); or

•

During a prior period after December 31, 2004, you participated in the GE Pension Plan as a represented employee and you are currently not represented (unless the prior collective bargaining agreement provided you with the benefits described in this handbook).

Go to benefits.ge.com for benefits information, forms, transactions and more.

LISTED BUSINESSES

•	Aircraft Parts Corporation
•	Altair Filter Technology, Inc.
•	Applied Electronic Systems, Inc.
•	Bently Nevada LLC
•	BetzDearborn Inc (employees hired on or after 8/1/2005)
•	BHA Group
•	DaqScribe Technology, Inc.
•	Druck Incorporated
•	GE Analytical Instruments, Inc.
•	GE Aviation Materials LP
•	GE Capital Corporation (Real Estate division)
•	GE Energy & Environmental Research Corp.
•	GE Energy Management Services, Inc.
•	GE Energy Manufacturing, Inc.
•	GE Engine Services — Dallas, LP
•	GE Engine Services — McAllen, LP
•	GE Fanuc Embedded Systems, Inc.
•	GE Infrastructure Sensing, Inc.
•	GE Inspection Technologies, LP
•	GE Ionics, Inc. — Ionics Life Sciences
•	GE Mobile Water, Inc
•	GE MDS, LLC
•	GE Oil & Gas, Inc.
•	GE On Wing Support, Inc. (other than employees in Cincinnati, OH)
•	GE Osmonics, Inc.
•	GE Rail Services
•	GE Thermometrics, Inc. (non-represented employees)
•	GE Transportation Systems Global Signaling, LLC
•	GE United Nuclear Corp.
•	GE Wind Energy, LLC
•	General Electric International, Inc. (U.S. I&RS Transformer Repair Services division)
•	HPSC, Inc.
•	Ionics Ultrapure Water Corporation
•	Johnson Technology, Inc.
•	Lynxs Group, LLC
•	NBC Universal (employees hired on or after 5/12/2004, but excluding certain medical personnel working at Universal City)
•	OS Operations, Inc.
•	PII North America, Inc.
•	Radstone Technology Corporation
•	Ruska Instrument Corporation
•	Smiths Aerospace, Inc. and subsidiaries (non-represented employees)
•	Sondex LP
•	The Memphis Group
•	Ultima Labs, Inc.
•	Unison Industries, LLC (other than employees eligible for Elano benefits)
•	United Nuclear Corporation
•	UNC Holding I, Inc.
•	UNC Tri-Remanufacturing, Inc.
•	VFS Macon, Inc.

3.0 [INTENTIONALLY OMITTED]

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.0 GE SAVINGS AND SECURITY PROGRAM (S&SP)

S&SP is a powerful tool to help you save for your future. Valuable tax benefits and Company matching contributions work together with your own savings to help bring you closer to your financial goals.

4.1 KEY THINGS TO KNOW

You choose how much to save.

From 1% up to 30% of your pay through payroll deductions, on a pre-tax basis, an after-tax basis or a combination of the two. And starting with the year you reach age 50, you may be able to save even more. See Section 4.4, “Saving with S&SP.”

The Company matches your contributions.

For every $1 of your regular pre-tax savings and your after-tax savings, up to 8% of your pay, the Company adds 50 cents. So the Company’s contribution can be as much as 4% of your pay. See Section 4.4.2, “How much will the Company contribute?”

You are vested immediately in your S&SP savings, including the Company matching contributions.

Vesting means that you have the right to your account balance, including Company matching contributions, even if you leave the Company. See Section 4.4.2, “How much will the Company contribute?”

You choose how to invest your savings and the Company match among various investment options.

•	Vanguard® Institutional Index Fund;

•	GE S&S Program Mutual Fund;

•	GE Institutional International Equity Fund;

•	GE Institutional Small-Cap Equity Fund;

•	GE Institutional Strategic Investment Fund;

•	GE S&S Income Fund;

•	GE S&S Short-Term Interest Fund;

•	GE S&S Money Market Fund;

•	U.S. Savings Bonds (after-tax contributions only); and

•	GE Common Stock (GE Stock).

See Section 4.5.1, “A quick look at your investment options” for a brief overview of these options and a discussion of the advantages of diversifying investments and of the risk of investing in GE Stock.

Earnings on your savings and Company matching payments are tax-free until paid out.

Any growth in your investments is also tax-deferred. See Section 4.4.3, “What is the difference between pre-tax savings and after-tax savings?”

You can conduct most business easily and conveniently at benefits.ge.com or by calling the GE Transaction Processing Center.

•	You can access benefits.ge.com at any time; transactions are available 7 a.m. to midnight, Eastern time, seven days a week.

•	You can call 1-800-432-4313, 7 a.m. to midnight, Eastern time, seven days a week.

•	TTY service is available at 1-800-346-3316, 9 a.m. to 5 p.m., Eastern time, Monday through Friday.

Before you can use benefits.ge.com, you’ll need to establish access by calling the GE Transaction Processing Center at 1-800-432-4313.

You can borrow from your S&SP account through ReadiLoans.

Your loan repayments, including all interest, go back into your account. See Section 4.6, “S&SP ReadiLoans.”

You can withdraw money from your S&SP account while you’re still working for the Company.

Up to seven times a year or for hardship. See Section 4.7, “S&SP Withdrawals and Distributions.”

When you leave the Company, you generally have three options.

•	Take a lump-sum distribution;

•	Take up to four partial distributions each year; or

•	Keep your money in the plan until age 70 1/2 .

Section 5.0, “Administrative Information” contains important information about the administration of the plan, and the “Key Terms” section contains definitions of important terms used throughout this handbook.

4.2 KEY THINGS TO DO

START NOW

•

Enroll in S&SP right now and start saving as soon as possible — the tax-deferred growth of your S&SP account and the Company matching contribution can help you build a substantial nest egg. See Section 4.4.2, “How much will the Company contribute?”

•

Make it easy to get benefits information and to conduct S&SP transactions — a wide range of benefits information is available at benefits.ge.com. You can also conduct benefit transactions easily both online and by phone. Call the GE Transaction Processing Center at 1-800-432-4313 to find out how to access these valuable resources. See Section 4.3.1, “How do I enroll?”

•

Decide how much to save pre-tax and/or after-tax — with pre-tax savings, you defer income taxes on money that you add to S&SP and reduce your current taxable income. See Section 4.4, “Saving with S&SP.”

•

Decide whether to make catch-up contributions — if you’re at least age 50 (or you will become age 50 during the year), catch-up contributions let you make pre-tax contributions over and above the regular plan limits. See Section 4.4.7, “What are catch-up contributions?”

•	Be aware of legal limits — that can affect S&SP contributions. See Section 4.8.4, “How can legal limits affect my savings?”

INVEST WISELY

•

Decide how to invest your savings — no single approach is right for everyone. Individuals have different financial goals, different time horizons for meeting their goals and different tolerances for risk.

•

Consider the advantages of diversification — give careful consideration to the advantages of a well-balanced and diversified investment portfolio. Spreading assets among different types of investments can help achieve a favorable rate of return, while reducing the risk of losing money.

PERIODICALLY REVIEW YOUR SITUATION

•	Your savings rate and your goals — reassess whether you are saving enough to meet your retirement or other goals (such as saving for a child’s education or buying a house).

•

Your investment strategy — make sure that your investment strategy stays consistent with your goals and that your portfolio is adequately diversified. You can switch your savings between investments up to 24 times a year at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. For information on switching, see the discussion beginning in Section 4.5.2, “Can I switch my savings between investment options?”

•

Your beneficiary designation — consider whether changes should be made in your beneficiaries, particularly when there are important changes in your life, such as marriage, divorce or the birth or adoption of a child. You can get a beneficiary designation form at benefits.ge.com or by calling the GE Enrollment Center at 1-800-252-5259.

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.3 GE SAVINGS AND SECURITY PROGRAM (S&SP) BASICS

This section of the handbook describes how you enroll in the plan and provides other important information. For details on making contributions (and on the Company match), see Section 4.4, “Saving with S&SP.” For information on investing your savings, see Section 4.5, “Investing Your S&SP Savings.”

Section 4.6, “S&SP ReadiLoans” and Section 4.7, “S&SP Withdrawals and Distributions” explain how you can access the money in your account, and Section 4.8, “Other S&SP Rules” summarizes certain other plan rules that could affect you.

4.3.1 HOW DO I ENROLL?

If you are a Company employee eligible for S&SP, you may enroll when you are hired.

If your enrollment is received on or before the 20th of the month…

•	Then your participation will begin as of the first pay date in the next month.

If your enrollment is received after the 20th…

•	Then your participation will begin as of the first pay date in the month following the next month.

For example, if you join the Company in early January and your enrollment is received on or before January 20, your participation will begin as of the first pay date in February. If your enrollment is received January 21 through February 20, your participation will begin as of the first pay date in March.

Your enrollment decisions are:

•	Deciding what percentage of your pay to save;

•	Deciding whether to save on a pre-tax basis, an after-tax basis or both;

•	Deciding whether to make catch-up contributions, if you’re eligible;

•	Choosing investment options for your contributions and the Company match; and

•	Choosing your beneficiary(ies).

If you are a temporary employee, see Section 1.0, “Who is eligible to participate in the plans?” for a description of how the plan’s participation rules will apply.

ARE YOU A NEW EMPLOYEE?

You may be able to make a rollover — a tax-free transfer — of a distribution from another eligible retirement program into S&SP. See Section 4.4.6, “What are rollover contributions?”

Get easy access to information and transactions. Once you enroll in S&SP, call the GE Transaction Processing Center at 1-800-432-4313 to find out how to access benefits.ge.com and the automated telephone system. This will make it easy to conduct transactions and to get valuable information on your benefits. Remember, it's extremely important to keep your access information confidential (e.g., passwords), since anyone who knows this will be able to conduct benefit transactions in your name and see a wide range of personal information about you.

4.3.2 WHAT IS A BENEFICIARY?

Your beneficiary is the person(s), trust or estate you designate to receive the value of your S&SP account in case of your death.

When you enroll in S&SP, you’ll need to name a beneficiary by sending a completed beneficiary designation form to the GE Enrollment Center at the address shown on the form.

If you are married, you must name your spouse as your beneficiary under S&SP, unless you have your spouse’s written consent to name someone else.

You can change your beneficiary at any time by completing a new beneficiary designation form and sending it to the GE Enrollment Center (with your spouse’s written consent if necessary).

Beneficiary designation forms are available at benefits.ge.com or by calling the GE Enrollment Center at 1-800-252-5259.

UPDATE YOUR BENEFICIARIES

Whenever there are important changes in your life — such as your marriage, divorce or the birth or adoption of a child — consider updating your beneficiary designations. You can request a form at benefits.ge.com or by calling the GE Enrollment Center at 1-800-252-5259.

4.4 SAVING WITH S&SP

When you participate in S&SP, you may save from 1% up to 30% of your pay in any whole percentage. Please consult Section 4.4.1, “What pay counts?” for an explanation of what pay counts in calculating these percentage contributions.

You can save on a pre-tax basis, an after-tax basis, or a combination of the two. Your contributions will be deducted from your pay.

If you’re at least age 50 (or you will become age 50 during the calendar year), you may be eligible to make additional pre-tax contributions. For details, see Section 4.4.7, “What are catch-up contributions?”

Tax rules may limit the amount you can save in S&SP. For example, employees who are considered highly compensated by the Internal Revenue Service (IRS) may generally contribute up to 10% of pay on a pre-tax basis and up to 12% of pay in total. These limits (including the IRS rules for determining who is highly compensated) are summarized in Section 4.8.4, “How can legal limits affect my savings?”

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.4.1 WHAT PAY COUNTS?

Because your contributions are based on percentages of your pay, it is important to understand what is counted as pay under S&SP. For purposes of S&SP, your pay includes:

•	Normal straight-time annual earnings, including vacation pay and certain other pay for absences;

•	Overtime and night-shift bonuses;

•	Certain commissions and other approved compensation; and

•	Lump-sum wage or salary payments.

For S&SP, your pay does not include:

•	Living allowances;

•	Retainers;

•	Management awards;

•	Suggestion awards;

•	Payments from other Company plans, such as disability or job loss benefits;

•	Payments of certain compensation (e.g., commissions) made after the year in which you terminate employment; and

•	Any other special payments, unless approved.

See Section 4.8.4, “How can legal limits affect my savings?” for information on IRS limits that may restrict how much pay is considered for purposes of S&SP.

4.4.2 HOW MUCH WILL THE COMPANY CONTRIBUTE?

The Company matches 50% of your contributions up to the first 8% of pay you save (excluding any catch-up contributions). In other words, for every $1 of your regular pre-tax savings and your after-tax savings, up to 8% of your pay, the Company adds 50 cents, so the Company’s contributions can be as much as 4% of your pay. (If you are a non-represented, highly compensated employee as defined by the IRS, Company matching contributions are not permitted on the portion you save in U.S. Savings Bonds.)

The Company’s matching contributions are credited monthly, when your contributions are credited.

You pay no taxes on the Company matching contributions you receive when they are added to your account. Instead, taxes are deferred until you receive a withdrawal or distribution of this money from the plan.

THE COMPANY HELPS YOU SAVE

For every $1 you contribute (other than catch-up savings), up to 8% of your pay, the Company adds 50 cents.

IMMEDIATE VESTING

“Vesting” means that you have earned a right to receive benefits under a plan. With S&SP, vesting means you have the right to your full S&SP balance, even if you leave the Company. Under S&SP, you are immediately vested in your contributions, Company matching contributions you receive and any earnings on your S&SP balance.

SAVING FOR YOUR FUTURE: IT'S NEVER TOO EARLY

Caroline, a 30-year-old employee who makes $50,000 a year, decides to save 8% of her pay in S&SP. This chart shows how much more money Caroline will have in her S&SP account when she retires at age 65 because she starts saving today, instead of 3, 5, 7 or 10 years from today.

If savings begin…	Caroline's account balance at age 65 will be…
At age 40	$843,300
At age 37	$990,900
At age 35	$1,096,500
At age 33	$1,208,400
Today – at age 30	$1,338,500

This chart assumes: the Company match continues unchanged; investments earn a return of 7% each year; Caroline's salary increases by 4% a year and she does not take any money out of the plan during this period. This example is for illustrative purposes only. Your actual investment return may be more or less, depending on your investment elections and the actual performance of the S&SP investment options you elect.

4.4.3 WHAT IS THE DIFFERENCE BETWEEN PRE-TAX SAVINGS AND AFTER-TAX SAVINGS?

Your decisions about saving on a pre-tax or an after-tax basis will affect:

•	Whether you reduce your current income tax liability;

•	The terms under which you can make withdrawals from your S&SP account; and

•	The amount of income taxes you will owe on the withdrawals or distributions you receive from your S&SP account.

TAX ADVANTAGES OF S&SP SAVINGS

•	You can defer taxes on the pay you save on a pre-tax basis and reduce taxable income now;

•	Your savings can grow tax-free until withdrawal or distribution;

•	You may be eligible for favorable tax treatment when you receive the money.

PRE-TAX SAVINGS

Pre-tax contributions (including catch-up contributions) are deducted from your pay before federal and (in most places) state and local income taxes are calculated, reducing your taxable income, your income tax withholding and your current annual tax bill. Saving on a pre-tax basis defers your taxes until you take the pre-tax money out of the plan.

IRS rules regulate and limit withdrawals of pre-tax contributions while you’re working for the Company or any affiliate, as described in Section 4.7.5, “How can I request a withdrawal or distribution?” These rules restrict your access to the money until you retire or terminate service (except in cases of proven financial hardship). However, you may be able to borrow from your account using S&SP’s ReadiLoan feature, as described in Section 4.6, “S&SP ReadiLoans.”

There are other IRS limits on pre-tax contributions that could affect the total amount you may save. For details, see Section 4.8.4, “How can legal limits affect my savings?”

When you receive a withdrawal or distribution from S&SP, you’ll owe taxes on the portion attributable to your pre-tax savings. Options may exist to help you reduce or defer the tax you owe at that time. For details, see Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 4.7.11, “What special rules apply if I was born before January 1, 1936?”

Go to benefits.ge.com for benefits information, forms, transactions and more.

AFTER-TAX SAVINGS

While you’re employed, you can withdraw after-tax savings more easily than pre-tax savings. This is because after-tax savings withdrawals are not subject to the IRS rules that apply to pre-tax savings withdrawals. However, saving on an after-tax basis does not reduce your current tax bill the way saving on a pre-tax basis does.

You can save any portion of your contributions on an after-tax basis. After-tax contributions are deducted from your pay after taxes are calculated.

When you receive a withdrawal or distribution from the plan, you pay no taxes on the portion attributable to after-tax contributions because this money has already been taxed. Options may exist to help you reduce or defer the tax you owe on the Company match or any investment earnings at that time.

For details, see Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 4.7.11, “What special rules apply if I was born before January 1, 1936?”

AN EXAMPLE: THE PRE-TAX ADVANTAGE

Ronald is an employee who makes $65,000 a year. In order to maximize the Company match, he saves 8% of his pay in S&SP ($5,200 a year or $433 a month).

	With pre-tax contributions	With after-tax contributions
Annual pay	$65,000	$65,000
Pre-tax savings (8%)	- $5,200	$0
Taxable income	$59,800	$65,000
Estimated federal income tax*	- $9,186	- $10,486
FICA tax	- $4,973	- $4,973
After-tax savings (8%)	$0	- $5,200
Take-home pay before other deductions	$45,641	$44,431
Annual federal income tax savings	$1,300

By saving on a pre-tax basis, Ronald reduces his federal income taxes by $1,300 during his first year of participation, for a tax savings of about $108 every month.

*	Assumes standard deduction for a single person with one exemption at 2007 tax rates. In most states, tax savings are higher when savings on state and local income taxes are considered.

4.4.4 CAN I CHANGE MY CONTRIBUTIONS OR HOW THEY'RE BEING INVESTED?

You can change your regular pre-tax contributions and your after-tax contributions — increasing, decreasing, stopping or resuming them — as often as once a month.

Once you’ve elected catch-up contributions for a calendar year, however, you can cancel, but you can’t otherwise change your catch-up election for that year. If you do cancel your election, you won’t be able to make catch-up contributions for the rest of the year. See Section 4.4.7, “What are catch-up contributions?”

You can also change the way your future contributions, Company match and any ReadiLoan repayments will be invested.

Changes completed on or before the 20th day of any month become effective as of the first pay date in the following month. Changes completed after the 20th day of any month become effective as of the first pay date in the month after the following month.

MAKE CHANGES AT BENEFITS.GE.COM OR BY PHONE

You can change the amount you are contributing or the way your contributions are being invested at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

4.4.5 WHAT IF I STOP CONTRIBUTING?

If you stop your contributions, the Company’s matching contributions stop on the same date. The savings you’ve already accumulated — both your own and any Company match — will remain in the plan.

RESUMING CONTRIBUTIONS

You can resume your contributions once they have been stopped for at least one month (except catch-up contributions, which are subject to the special rule discussed in Section 4.4.4, “Can I change my contributions or how they’re being invested?”). In most cases, your Company match resumes when your contributions start again.

4.4.6 WHAT ARE ROLLOVER CONTRIBUTIONS?

A rollover is a transfer of some or all of your money from another eligible retirement program to S&SP. You can use a rollover to defer the taxes you might otherwise owe on distributions from these other programs, since the amounts you roll over won’t be subject to tax until they are paid out of S&SP. You can also use a rollover to help you consolidate your retirement savings.

You can make a rollover to S&SP in one of two ways. In a direct rollover, the other retirement program makes the check for your distribution payable directly to S&SP. In an indirect rollover, the check is made payable to you, and within 60 days of receiving it, you turn the funds over to S&SP. In either case, your rollover cannot consist of securities. It must be cash (i.e., a check).

S&SP will accept rollovers from the following retirement programs:

•	Qualified retirement plans (401(k) plans, profit-sharing plans, stock bonus plans, money purchase plans, defined benefit plans and 403(a) annuity plans);

•	Traditional IRAs (which doesn’t include Roth IRAs), but only in an indirect rollover — where the check is made payable to you and you turn the funds over to S&SP within 60 days;

•	Governmental 457 plans; and

•	403(b) annuity contracts.

S&SP will also accept rollovers of distributions from eligible retirement programs that you may receive as a surviving spouse.

The portion of a distribution that consists of after-tax money can be rolled over to S&SP only if the distribution is from a qualified retirement plan and only if the rollover is direct (the check is made payable to S&SP instead of to you).

To begin the rollover process, you can get the rollover form at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316. The Company will verify that your rollover meets IRS and plan requirements before accepting it. If your rollover contribution is accepted, it will not receive a Company matching contribution.

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.4.7 WHAT ARE CATCH-UP CONTRIBUTIONS?

Catch-up contributions are pre-tax contributions that exceed the normal plan limits. They are intended to allow you to increase your savings as you near retirement.

You can elect catch-up contributions for any calendar year in which you are at least age 50, and also for the calendar year in which you will turn 50.

ELECTING CATCH-UP CONTRIBUTIONS

Catch-up elections are made during annual enrollment and become effective with the first regular paycheck in the following calendar year.

Catch-up elections must specify the dollar amount of catch-up savings, up to the limit permitted for the year (e.g., $5,000 for 2008). See Section 4.8.4, “How can legal limits affect my savings?” for an explanation of the catch-up limits.

Catch-up elections for one calendar year will not carry over to subsequent years. Instead, a new election must be made each annual enrollment if you want to continue making catch-up contributions.

Catch-up contributions will generally be withheld in equal amounts from each regular paycheck over the course of the calendar year. For example, if you elect to make $1,200 in catch-up contributions and you are paid monthly, $100 will be withheld from each regular paycheck. If your pay frequency changes, the amount deducted from your regular paycheck will be adjusted as necessary to ensure that the full amount you’ve elected for the year is actually contributed.

Alternatively, you may elect to contribute a specified dollar amount from your pay, and that amount will be withheld from each regular paycheck until the amount you elected for the full year has been contributed. You should consider this approach if you want to save more earlier in the calendar year. For example, if you didn’t want to wait the whole calendar year to make your $1,200 in catch-up contributions, you could elect to have $300 withheld from each of your first four regular paychecks.

PLAN LIMITS AND MATCHING CONTRIBUTIONS

Catch-up contributions are intended for those who are already saving at the normal S&SP limits, and who are already maximizing their matching contributions. Please see Section 4.8.4, “How can legal limits affect my savings?” for an explanation of many of these limits.

Catch-up contributions are not matched. So, if you elect catch-up contributions even though you’re not saving at the regular plan limits, you could forgo a match you would have otherwise received.

Also, if you do elect catch-ups and then don’t save at the regular plan limits, IRS rules may require the Company to reclassify some or all of your catch-up contributions as regular pre-tax contributions. If this happens, the reclassified amounts won’t receive the Company match.

REMEMBER

Catch-up contributions aren’t matched. Be sure you are taking full advantage of Company matching contributions through your regular pre-tax savings and your after-tax savings before you elect to make catch-up contributions.

NEW EMPLOYEES

Eligible employees hired during the year can make a catch-up election within 31 days of joining the Company. A mid-year election completed on or before the 20th day of any month will become effective as of the first pay date in the following month. A mid-year election completed after the 20th day of any month will become effective as of the first pay date in the month after the following month. Catch-up contributions for a mid-year election will be withheld in equal installments over the remaining portion of the calendar year.

LEAVES OF ABSENCE

If you are making catch-up contributions and go on an unpaid leave of absence, catch-up contributions will stop during the absence. What happens when you return depends on when your leave ends.

If the leave ends in the same calendar year it began, catch-up contributions will automatically resume in the same amount as before.

If the leave ends in a later calendar year, catch-up contributions won’t resume automatically. Instead, you’ll need to make a new election during the annual enrollment preceding the calendar year your leave ends. The amount that will be deducted from your regular pay when you return to work will be calculated as if you were going to be making catch-up contributions for the entire calendar year.

In either case, you may be able to make up some or all of the catch-up contributions you missed during your leave by contacting the GE Payroll Center at 1-800-315-1082 within 31 days of your return to work, but not later than November 20 of the year you return.

4.4.8 CAN I GET A TAX CREDIT FOR CONTRIBUTING TO S&SP?

In some cases, yes. The IRS “Savers Credit” may let you reduce your federal income taxes by as much as 50% of the first $2,000 you contribute to S&SP (and to certain other retirement programs).

The credit is fully explained in the “Special Notice for the GE Pension Plan and S&SP,” which you can get at benefits.ge.com under “Forms and Documents,” or by calling the GE Transaction Processing Center at 1-800-432-4313. Here are a couple of highlights:

•	The credit is available only if your adjusted gross income doesn’t exceed a certain amount (e.g., for 2008, $53,000 if you’re married filing jointly, or $26,500 if your filing status is single).

•	Payments from certain retirement programs, including S&SP, may reduce the credit — make sure you consider this if you’re thinking about taking a withdrawal or distribution.

Please read the complete explanation contained in the Special Notice, and then examine your contributions to S&SP and all other retirement programs to make sure that you are taking full advantage of the credit.

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.5 INVESTING YOUR S&SP SAVINGS

You decide how to invest your savings — both your contributions and the Company match. You’ll need to decide how the money is invested when it is first contributed to the plan, as well as whether to reallocate funds already in the plan. You choose from the following investment options:

•	Vanguard® Institutional Index Fund;

•	GE S&S Program Mutual Fund;

•	GE Institutional International Equity Fund;

•	GE Institutional Small-Cap Equity Fund;

•	GE Institutional Strategic Investment Fund;

•	GE S&S Income Fund;

•	GE S&S Short-Term Interest Fund;

•	GE S&S Money Market Fund;

•	U.S. Savings Bonds (after-tax contributions only); and

•	GE Common Stock (GE Stock).

See Section 4.5.1, “A quick look at your investment options,” which gives you a brief description of these options.

The terms of S&SP require the plan to include the following six investment options: the GE S&S Program Mutual Fund, GE S&S Income Fund, GE S&S Short-Term Interest Fund, GE S&S Money Market Fund, U.S. Savings Bonds (for after-tax contributions only) and GE Stock. The terms of S&SP permit the plan’s fiduciaries to add or delete other investment funds in the future in their discretion. You’ll receive further information if that happens.

Investment rules:

•

Regular pre-tax contributions and after-tax contributions — may be invested in any combination of investment options in multiples of  1/2% of pay; your total regular pre-tax contributions and your total after-tax contributions must each equal a whole number percentage. For example, if you were making 8% in regular pre-tax contributions, you could invest 3.5% in the Vanguard® Institutional Index Fund and 4.5% in the GE S&S Income Fund;

•	Company contributions — must be invested in one option;

•

Catch-up and rollover contributions — may be invested in any combination of investment options in multiples of 1%. For example, you could invest 55% of your rollover in the GE S&S Program Mutual Fund, 15% in the GE Institutional International Equity Fund and 30% in the GE S&S Money Market Fund.

Investment earnings are automatically reinvested in the same option, except for GE Stock dividends paid to you in cash under the GE Stock Dividend Payout Option. See Section 4.5.4, “What happens to GE Stock dividends?” for more information.

Your pre-tax contributions (including catch-up contributions), after-tax contributions and Company matching contributions are used to purchase your selected investments at the market closing prices on the last New York Stock Exchange trading day of the month in which the contributions are credited to your account. See the definition of market closing price in “Key Terms.”

Rollover contribution investments are valued at the market closing prices on the day acceptable rollover documentation is received in accordance with plan procedures. If the New York Stock Exchange is closed on that day, the investments will be valued based on the market closing prices on the next trading day.

IT’S UP TO YOU

You are responsible for choosing investments based on your own personal savings goals.

4.5.1 A QUICK LOOK AT YOUR INVESTMENT OPTIONS

Achieving your financial goals requires a carefully thought-out plan. Here are a few key points to think about as you decide how to invest your S&SP savings:

•	Your strategy should reflect your own personal situation, including your goals, your time frame and your tolerance for risk.

•	Consider all your assets, not just those in S&SP, when planning your investment decisions.

•

Remember that diversification (not keeping all your eggs in one basket) should be part of any sound strategy, because it can help you reduce risks and ride out the inevitable ups and downs in the markets.

•	Periodically review your strategy and your goals to make sure you stay on track.

S&SP offers the following investment choices to help you put together a well-diversified portfolio that suits your needs and your investment style:

Vanguard® Institutional Index Fund — a registered investment company that employs a “passive management” or indexing investment approach designed to track the performance of the Standard and Poor’s 500 Index, which is composed primarily of equity securities of large U.S. companies.

GE S&S Program Mutual Fund — a registered investment company that invests primarily in a diversified portfolio of equity securities of U.S. companies.

GE Institutional International Equity Fund — a registered investment company that invests at least 80% of its net assets in international equity securities under normal circumstances. International equity securities are those securities issued by companies in developed and developing countries outside the U.S.

GE Institutional Small-Cap Equity Fund — a registered investment company that invests at least 80% of its net assets in equity securities of small-cap companies (those with market capitalizations in the same range as the companies in the Russell 2000 Index) under normal circumstances.

GE Institutional Strategic Investment Fund — a registered investment company that invests primarily in a combination of equity securities (U.S. and non-U.S.) and investment grade debt securities.

GE S&S Income Fund — a registered investment company that invests at least 80% of its net assets in debt securities under normal circumstances and invests primarily in a variety of investment grade debt securities with a weighted average maturity that is normally about five to ten years.

GE S&S Short-Term Interest Fund — invests primarily in a variety of investment grade debt securities with a weighted average maturity that is normally not more than three years.

GE S&S Money Market Fund — invests primarily in short-term, U.S. dollar denominated money market instruments and other debt instruments that mature in one year or less.

United States Savings Bonds (after-tax savings only)* — consists of individual participants’ investments in Series “EE” Savings Bonds issued by the U.S. Treasury, which mature in 30 years.

GE Common Stock — consists solely of shares of GE Common Stock (GE Stock). It is not a managed fund. This option allows you to participate in the performance of GE Stock, both positive and negative, and is subject to the risk of sharp declines in the price of GE Stock and extended periods in which the price of GE Stock declines or remains depressed.

*	If you choose this investment option, bonds will be purchased each month if enough money ($50) is in your savings to buy at least one $100 bond. U.S. Savings Bonds purchased with your after-tax contributions are automatically delivered to you after two full calendar years from the date of purchase.

Go to benefits.ge.com for benefits information, forms, transactions and more.

MORE INFORMATION

This section provides a very brief overview of your S&SP investment choices. Before making your decisions, you should also read the rest of this summary plan description. In addition, the following documents concerning S&SP investment options are available:

•	GE Institutional Funds Prospectus — International Equity Fund, Small-Cap Equity Fund, Strategic Investment Fund;

•	Vanguard® Institutional Index Fund Institutional Shares and Institutional Plus Shares Prospectus;

•	S&S Program Supplemental Information document; and

•	General Electric Company Annual Report.

You can obtain all of these materials online at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313.

If you think you would benefit from additional information or from professional investment advice regarding your choices, you may wish to consult your personal financial or investment adviser. However, no Company officer, director, or employee is authorized to advise you regarding your investment choices. Please refer to the Department of Labor’s Web site for sources of information on individual investing and diversification (www.dol.gov/ebsa/investing.html).

S&SP participants have access to the same information about GE that is available to GE’s public shareholders. GE policy prohibits S&SP’s fiduciaries from disclosing any material, non-public information about GE to S&SP’s participants and beneficiaries or from acquiring, selling, or taking other action with respect to GE Stock on behalf of S&SP based on any material, non-public information about GE.

The advantages of diversification — to help achieve long-term retirement security, you should give careful consideration to the advantages of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while reducing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Depending on your circumstances, an even lower percentage may be appropriate. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of S&SP. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerances for risk.

Periodic review — it is important to periodically review your investment portfolio, your investment objectives and the investment options under S&SP to help ensure that your savings will meet your retirement or other goals.

A note about the GE Institutional Strategic Investment Fund — the GE Institutional Strategic Investment Fund offers a convenient way to diversify your investments among equities securities (U.S. and foreign) and investment grade debt securities. You could achieve a similar, but not identical, S&SP portfolio at a lower cost by investing directly in the GE S&S Program Mutual Fund, the GE S&S Income Fund and the GE Institutional International Equity Fund and directing investment switches to reallocate your portfolio from time to time. However, with the GE Institutional Strategic Investment Fund, professional managers monitor the asset allocation and adjust it based on their expertise and evaluation of market conditions. The higher operating expenses for this fund are, in part, a charge for this professional management service. The documents listed above provide more detailed information about this.

4.5.2 CAN I SWITCH MY SAVINGS BETWEEN INVESTMENT OPTIONS?

You can conduct up to 24 investment switches each calendar year, either online at benefits.ge.com, by phone at 1-800-432-4313 or by mail at the GE Transaction Processing Center Mail Distribution Room, PO Box 44079, Jacksonville, FL 32231-4079. You cannot switch investments by fax or email.

HOW SWITCHING WORKS

An investment switch consists of one continuous online or telephone session, or one mailing to the GE Transaction Processing Center, in which you direct the transfer of money between two or more of the available investment options. You can use a single switch to make as many transfers as you want, subject to the following rules:

•	Each transfer has to move money in increments of 1% from one investment option to another, or equally to two others;

•	Money can’t be transferred into and out of the same investment option during a single switch; and

•	Money can’t be transferred out of the same option more than once during a single switch.

Also, you can only complete one switch on any day, and you must save one switch for each remaining month of the year. (For example, through October of any year you can use up to 22 switches so that one switch remains for November and one for December.)

You cannot switch into U.S. Savings Bonds, and you can’t switch out of U.S. Savings Bonds that were purchased subsequent to 1988 with after-tax contributions.

For transactions at benefits.ge.com and by phone, be sure you understand the process, complete all the steps and finalize your transaction by confirming it in accordance with the instructions provided to you while you are conducting your transaction.

Making switches

Example #1

Kim wants to move money out of GE Stock equally into two other options, and out of the GE Institutional Small-Cap Equity Fund into one other option. She can do both transfers in one switch as long as her instructions are given during a single continuous phone or online session, or in one mailing to the GE Transaction Processing Center.

Example #2

Ian wants to move all the money in his account from his current investments into the GE S&S Money Market Fund. All of these transfers will count as one switch as long as they are conducted during a single continuous phone or online session, or through one mailing to the GE Transaction Processing Center.

Example #3

Carmen wants to move money from the GE Institutional Strategic Investment Fund into two different options, but not in equal amounts. This would require the use of two separate switches on two separate days. This is because a single transfer can only move money from one option to another or equally to two other options, and because money cannot be transferred out of the same option more than once in a single switch.

60-DAY RESTRICTION FOLLOWING CERTAIN SWITCHES

Most of S&SP’s investment options are subject to a special rule limiting the frequency of switches. Under this rule, once you switch any amount out of an affected option, you won’t be able to switch any amount into that same option during the 60-day period that starts on the day your switch is valued. See Section 4.5.3, “How are my switched investments valued?” for an explanation of the switch valuation rules. This restriction is in response to U.S. Securities and Exchange Commission rules governing mutual funds and is designed to protect investors.

Go to benefits.ge.com for benefits information, forms, transactions and more.

The following investment options are subject to the 60-day restriction:

•	Vanguard® Institutional Index Fund;

•	GE S&S Program Mutual Fund;

•	GE Institutional International Equity Fund;

•	GE Institutional Small-Cap Equity Fund;

•	GE Institutional Strategic Investment Fund;

•	GE S&S Income Fund; and

•	GE S&S Short-Term Interest Fund.

It is important to note that this limit only affects your ability to switch existing investments into the affected funds. It does not affect your ability (1) to switch existing money out of any fund into a non-affected fund, such as the GE S&S Money Market Fund, or (2) to change your investment elections for any new money being added to your account (your contributions, the Company match, loan repayments or rollovers). See Section 4.4.4, “Can I change my contributions or how they’re being invested?” This rule also does not affect your ability to receive a withdrawal or distribution, or to take an S&SP ReadiLoan. See Section 4.6, “S&SP ReadiLoans” and Section 4.7, “S&SP Withdrawals and Distributions.”

The 60-day restriction

Burt switches money from the GE Institutional International Equity Fund to the Vanguard® Institutional Index Fund, and the switch is valued based on the market closing prices on June 15. As a result of the 60-day restriction, Burt won’t be able to switch any money into the GE Institutional International Equity Fund until August 14. At any time after the switch, however, Burt can still move any or all of his account balance into an available fund, such as the GE S&S Money Market Fund, in accordance with regular plan rules. In addition, both during and after the 60-day period, Burt can continue to direct the investment of any funds being added to his account, and to avail himself of any distribution, withdrawal or loan opportunity offered by S&SP, all in accordance with normal plan rules.

4.5.3 HOW ARE MY SWITCHED INVESTMENTS VALUED?

The value of your switched investments depends on when the switch transaction is confirmed, and that depends on how you make the switch:

•	Online at benefits.ge.com or by phone — your switch is confirmed when the GE Transaction Processing Center receives confirmation of the switch in accordance with plan rules;

•	By mail — your switch is confirmed when your letter is date- and time-stamped upon receipt at the GE Transaction Processing Center in accordance with plan rules.

If your transaction is confirmed before the close of regular trading on a day the New York Stock Exchange (NYSE) is open…

•	Then it is valued based on the market closing prices on that day.

If your transaction is confirmed at or after the close of regular trading on an NYSE trading day, or at any time on a day the NYSE is closed (including weekends)…

•	Then it is valued based on the market closing prices on the next NYSE trading day.

Please note that even if you make your call or log on to benefits.ge.com before the close of regular trading on an NYSE trading day, if your transaction isn’t confirmed before the close of regular trading according to the preceding rules, then it will be valued based on the market closing prices on the next NYSE trading day.

See the definition of market closing price in “Key Terms.”

If you’re making a switch on an NYSE trading day…

Through benefits.ge.com or by phone and want your transaction to be valued at the market closing prices for that trading day, be sure to take action well before the NYSE closes, which is usually but not always 4 p.m., Eastern time. The GE Transaction Processing Center and the “Investment Switch” option at benefits.ge.com are available starting at 7 a.m., Eastern time. You may not be able to conduct your switch if transaction volume is unusually high or if there are technical difficulties. Volume typically increases later in the trading day.

Some valuation examples

Example #1

Wylie has 100 shares of GE Stock and decides to switch all of it to the GE S&S Income Fund. He calls the GE Transaction Processing Center and his transaction is confirmed before the close of regular trading on a day the NYSE is open.

Since Wylie’s transaction was confirmed before the close of regular trading on an NYSE trading day, it is valued based on that day’s market closing prices, which we’ll assume are $35 for GE Stock and $10 for the GE S&S Income Fund.

Transaction process
Sell:	Buy:
GE Stock	GE S&S Income Fund
100 shares × $35 per share = $3,500	$3,500 / $10 per unit = 350 units

Result

After the switch, Wylie has 350 units of the GE S&S Income Fund and no shares of GE Stock in his account. The value of the units immediately after the switch is the same as the value of the Stock immediately before the switch ($3,500).*

Example #2

Esperanza has 260 units in the GE S&S Program Mutual Fund, which she wants to switch equally into the Vanguard® Institutional Index Fund and the GE S&S Short-Term Interest Fund. She logs on to benefits.ge.com three minutes before the close of regular trading on a day the NYSE is open. Five minutes after the close of regular trading, her switch is confirmed.

Because Esperanza’s switch was confirmed after the close of regular trading, it will be valued based on the market closing prices on the next NYSE trading day. Assume that the following day, the NYSE is open and that the market closing prices on that day are $45 for the GE S&S Program Mutual Fund, $130 for the Vanguard® Institutional Index Fund and $10 for the GE S&S Short-Term Interest Fund.

Transaction process
Sell:	Buy:
GE S&S Program Mutual Fund	Vanguard® Institutional Index Fund
260 units × $45 per unit = $11,700	$5,850 / $130 per unit = 45 units
GE S&S Short-Term Interest Fund
$5,850 / $10 per unit = 585 units

Result

After the switch, Esperanza has 45 units of the Vanguard® Institutional Index Fund, 585 units of the GE S&S Short-Term Interest Fund and no units of the GE S&S Program Mutual Fund. Again, the combined value of the units immediately after the switch is the same as the value of the units immediately before the switch ($11,700).

*	See Section 4.7.9, “What special tax rule applies to GE Stock payouts?” for an explanation of the possible tax consequences of a switch involving GE Stock.

Go to benefits.ge.com for benefits information, forms, transactions and more.

REMEMBER…

Investment switches are valued based on market closing prices on the day you make the switch, if the switch is confirmed before the close of regular trading on an NYSE trading day. If the switch is confirmed at or after the close of regular trading or at any time on a non-trading day, the investments are valued based on the market closing prices on the next NYSE trading day.

4.5.4 WHAT HAPPENS TO GE STOCK DIVIDENDS?

Dividends for the shares of GE Stock you hold in your S&SP account are automatically reinvested in additional GE shares in your account, unless you elect the GE Stock Dividend Payout Option. This option allows you to receive a dividend check each quarter for any dividends paid on all GE Stock shares in your S&SP account.

You receive the dividend declared by the General Electric Company Board of Directors based on the number of GE Stock shares you hold in S&SP as of the start of trading on the New York Stock Exchange ex-dividend date — the cutoff date used to determine those S&SP shares that are eligible for a dividend payment. You will not be eligible to receive quarterly dividends for shares purchased on or after the ex-dividend date until the next dividend is paid.

If you elect the GE Stock Dividend Payout Option, you’ll receive any dividends paid each quarter. The dividend checks will be sent to the address you have on file with the Company, and are usually mailed to arrive on or about the dividend payment date.

FEDERAL TAXES

Although most dividends on stock are taxed at long-term capital gains rates, this rule generally does not apply to dividends on stock held in tax-qualified plans such as S&SP. (Please note that the current long-term capital gains treatment for most dividends is scheduled to end after 2010.)

If your dividends are reinvested in additional shares of GE Stock — they’ll be subject to tax under the normal rules when you receive payments from the plan. This means they will be taxed at ordinary income rates unless you roll the payments over or another exception applies. These rules are discussed in Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 4.7.11, “What special rules apply if I was born before January 1, 1936?”

If your dividends are paid to you under the GE Stock Dividend Payout Option — they’ll be subject to tax at ordinary income rates when paid. You won’t be able to roll them over, but the 10% penalty tax applicable to certain payments from S&SP before age 59 1/2 won’t apply. In addition, taxes will not be withheld from your dividend checks. You should consider this when determining your payroll tax withholding elections and making any required estimated tax payments.

4.5.5 HOW DO I ELECT DIVIDEND PAYOUTS?

You can elect the GE Stock Dividend Payout Option at any time by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316. To receive a dividend payout, you must make your election prior to its ex-dividend date.

If you elect the GE Stock Dividend Payout Option, it will remain in effect until you cancel it. You may cancel your election at any time prior to the ex-dividend date for any dividend, in which case your dividends will automatically be reinvested as described in Section 4.5.4, “What happens to GE Stock dividends?”

Your payout election does not affect any other investments you hold in S&SP, nor does it affect dividends on other shares of GE Stock you may own outside of S&SP.

This option is available to S&SP participants who hold GE Stock in S&SP, including active and inactive employees and participants who have terminated employment but retain their S&SP account balances. Beneficiaries, participants with accounts subject to qualified domestic relations order (QDRO) restrictions and employees of Electric Insurance Company or its participating affiliates are not eligible. In addition, employees of a participating affiliate that is not a corporation may not be eligible.

4.6 S&SP READILOANS

S&SP ReadiLoans allow you, as an active employee of the Company or any affiliate, to borrow from your S&SP account, for any reason, without the taxes you face for withdrawals. (The tax consequences of withdrawals are described beginning in Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?”) ReadiLoans are not available to former employees who have terminated service with the Company and all affiliates.

You repay your ReadiLoan, with interest, through regular payroll deductions. Both principal and interest go back into your account in the investment option you select.

Your ReadiLoan is secured by a portion of the money remaining in your account.

Your after-tax savings invested after 1988 in U.S. Savings Bonds are not eligible for ReadiLoans.

You may have up to two outstanding ReadiLoans at a time; however, you may take only one new ReadiLoan in a calendar year. A ReadiLoan in default counts as an outstanding ReadiLoan.

4.6.1 HOW MUCH CAN I BORROW THROUGH READILOANS?

The maximum you may borrow is the lesser of:

•	$50,000, reduced by your highest outstanding ReadiLoan balance from the past 12 months; or

•	50% of your available account balance, excluding U.S. Savings Bonds purchased with after-tax contributions after 1988.

The minimum you may borrow is $500 (which means you must have at least $1,000 in eligible funds in your account).

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.6.2 HOW DO I PAY BACK A READILOAN?

You must make regular repayments on your ReadiLoan, or your loan may be defaulted. See Section 4.6.6, “What if I default on my ReadiLoan?”

If you are an active employee…

•

Then your repayments are through regular payroll deductions. Repayments are deducted from your pay before S&SP contributions and any other savings are deducted. If your repayment deduction is larger than your paycheck, you may need to make the repayment by personal check. You are ultimately responsible for ensuring that your regular ReadiLoan repayments are made even if the repayments cannot be made through payroll deduction.

If you leave the active payroll…

•	Then you must continue repaying your ReadiLoan by sending a repayment check each month to the GE Transaction Processing Center. You’ll receive a coupon book to inform you of your payment schedule.

Generally, the term of your ReadiLoan is for 1, 2, 3, 4 or 4 1/2 years. However, if you take out a ReadiLoan to purchase your principal residence, you have from 5 to 15 years to repay it.

4.6.3 WHAT IS THE READILOAN INTEREST RATE?

The interest you pay on your ReadiLoan is based on the monthly average of the composite yield on corporate bonds published by Moody’s Investors Service for the month that is two months before the month in which you requested the ReadiLoan.

The interest rate is fixed for up to five years. Interest on a principal residence ReadiLoan will be recalculated every five years. The new rate will be based on the rate in effect for new ReadiLoans on the fifth and tenth anniversaries of the date of the ReadiLoan.

The interest on your ReadiLoan is not deductible for income tax purposes.

4.6.4 HOW ARE MY READILOAN REPAYMENTS INVESTED?

Your repayments, including interest, are invested in any one investment option of your choice, excluding U.S. Savings Bonds.

You may change your repayment investment election monthly.

If a ReadiLoan repayment investment election change is completed on or before the 20th day of any month…

•	Then the change becomes effective as of the first pay date in the following month.

If the repayment investment election change is completed after the 20th day of any month…

•	Then the change becomes effective as of the first pay date in the month after the following month.

ReadiLoan repayment investments are valued at the market closing price on the last New York Stock Exchange trading day of the month in which they are credited to your account. See the definition of market closing price in “Key Terms.”

You can change your ReadiLoan repayment investment election at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

4.6.5 CAN I PAY BACK A READILOAN EARLIER THAN SCHEDULED?

Yes. After you’ve had a ReadiLoan at least three months, you may prepay the loan in full. Prepayments must be for the full outstanding balance; partial prepayments are not allowed.

If you prepay your ReadiLoan, the prepayment investment is valued at the market closing price on the day the payment is accepted in accordance with plan rules. If the New York Stock Exchange (NYSE) is closed on that day, the investment will be valued based on the market closing price on the next NYSE trading day. See the definition of market closing price in “Key Terms.”

Information on the prepayment process is available at benefits.ge.com or you can call the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

4.6.6 WHAT IF I DEFAULT ON MY READILOAN?

If you don’t repay a personal ReadiLoan within five years, or if you miss a payment and don’t make it up (with interest) by the end of the calendar quarter following the quarter in which it was due, your loan may default under IRS rules. If you are on an approved leave of absence, you may be able to suspend loan repayments without causing a default.

If your loan defaults, the outstanding balance — the unpaid principal plus interest — is reported as a distribution, which means the taxable portion of that amount is subject to applicable taxes. A ReadiLoan in default counts as an outstanding ReadiLoan. You may have up to two outstanding ReadiLoans at a time.

Information on how you can repay a defaulted ReadiLoan is available at benefits.ge.com or you can call the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

4.6.7 HOW DO I REQUEST A READILOAN?

There are three ways to request a ReadiLoan:

•	Online at benefits.ge.com;

•	By phone at 1-800-432-4313; or

•	By mail at the GE Transaction Processing Center Mail Distribution Room, PO Box 44079, Jacksonville, FL 32231-4079.

You cannot request a ReadiLoan by fax or email.

For transactions at benefits.ge.com and by phone, be sure you understand the process, complete all the steps and finalize the transaction by confirming it in accordance with the instructions provided to you while you are conducting your transaction.

When requesting a ReadiLoan, be prepared to indicate how you’d like your repayments invested.

RECEIVING YOUR READILOAN

You’ll receive a check for the full ReadiLoan amount, usually within eight business days of your request. The check stub will describe the details of the ReadiLoan transaction.

REPAYING YOUR READILOAN

Payroll deductions for repayment start automatically the second month after the check is issued. They continue until the ReadiLoan is repaid.

Go to benefits.ge.com for benefits information, forms, transactions and more.

If you’re considering a ReadiLoan

You can select the “Loan Request” option from the S&SP Transactions menu on benefits.ge.com or call the GE Transaction Processing Center at 1-800-432-4313 to determine:

•	How much you’re eligible to borrow;

•	The current interest rate; and

•	What your monthly repayment schedule would be.

4.6.8 HOW ARE INVESTMENTS VALUED IF LIQUIDATED FOR A READILOAN?

When the investments in your S&SP account are liquidated to provide your ReadiLoan, the value of the liquidated investments depends on when your ReadiLoan request is confirmed, and that depends on how you request your ReadiLoan:

•	Online at benefits.ge.com or by phone — your ReadiLoan request is confirmed when the GE Transaction Processing Center receives confirmation of the request in accordance with plan rules;

•	By mail — your ReadiLoan request is confirmed when your letter is date- and time-stamped upon receipt at the GE Transaction Processing Center in accordance with plan rules.

If your ReadiLoan request is confirmed before the close of regular trading on a day the New York Stock Exchange (NYSE) is open…

•	Then the investments liquidated to provide your ReadiLoan are valued based on the market closing prices on that day.

If your ReadiLoan request is confirmed at or after the close of regular trading on an NYSE trading day, or at any time on a day the NYSE is closed (including weekends)…

•	Then the investments liquidated to provide your ReadiLoan are valued based on the market closing prices on the next NYSE trading day.

Please note that even if you make your call or log on to benefits.ge.com before the close of regular trading on an NYSE trading day, if your ReadiLoan request isn’t confirmed before the close of regular trading according to the preceding rules, then the liquidated investments will be valued based on the market closing prices on the next NYSE trading day.

See the definition of market closing price in “Key Terms.”

If you’re requesting a ReadiLoan on an NYSE trading day…

Through benefits.ge.com or by phone and want your liquidated investments to be valued at the market closing prices for that trading day, be sure to take action well before the NYSE closes, which is usually but not always 4 p.m., Eastern time. The GE Transaction Processing Center and the “Loan Request” option at benefits.ge.com are available starting at 7 a.m., Eastern time. You may not be able to conduct your ReadiLoan transaction if transaction volume is unusually high or if there are technical difficulties. Volume typically increases later in the trading day.

4.7 S&SP WITHDRAWALS AND DISTRIBUTIONS

Your ability to make withdrawals or take distributions from your S&SP account depends on whether you are still employed.

While you are still employed by the Company (or an affiliate), you can use regular withdrawals to access your after-tax contributions, Company matching contributions and any associated earnings. In case of financial hardship, you can also access your regular pre-tax savings, catch-up savings and any associated pre-1989 earnings. See Section 4.7.1, “How often can I make a regular withdrawal?” and Section 4.7.2, “What is a hardship withdrawal?”

After you leave the Company (and all affiliates), you may receive your entire account balance in a lump sum or you may take up to four partial distributions each calendar year (subject to a $500 minimum). These options and other rules that may apply are discussed in Section 4.7.4, “What are my distribution options if I leave the Company?”

TAXES

Remember that withdrawals and distributions are subject to taxes (including, in some cases, an additional 10% early distribution tax). See Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 4.7.11, “What special rules apply if I was born before January 1, 1936?”

4.7.1 HOW OFTEN CAN I MAKE A REGULAR WITHDRAWAL?

You may request up to seven withdrawals each calendar year, with a maximum of one withdrawal each month. Withdrawals will automatically be taken from the following amounts:

•

Your unmatched after-tax savings and associated earnings. If your withdrawal includes after-tax U.S. Savings Bonds that have been held for less than two full calendar years, your future Company matching contributions will be suspended for the next six months.

•

Company matching contributions that have been in the plan for at least two full calendar years and associated earnings. Once you have participated in S&SP for at least five years, a withdrawal may include all Company matching contributions, plus associated earnings.

•

Your matched after-tax savings that have been in the plan for at least two full calendar years and associated earnings. Your withdrawal may include matched after-tax savings that have been credited to your account for less than two full calendar years, but in this case, your future Company matching contributions will be suspended for the next six months.

•	Rollover contributions and associated earnings, subject to certain IRS limits.

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.7.2 WHAT IS A HARDSHIP WITHDRAWAL?

Because of the favorable tax treatment of regular pre-tax and catch-up savings, IRS rules place added restrictions on withdrawals from these accounts. You are permitted to withdraw your regular pre-tax and catch-up savings only in cases of “immediate and heavy financial need,” as defined by the IRS. You may withdraw only enough to meet the financial need. “Immediate and heavy financial need,” as defined by the IRS, means:

•	Unreimbursed health care expenses (including certain long-term care services and premiums) for you, your spouse or your dependents;

•	Tuition, educational fees and room and board expenses for college or other post-secondary education for the following 12 months for you, your spouse, your children or your dependents;

•	Purchase of your principal residence;

•	Payments necessary to prevent eviction from your principal residence or foreclosure on the mortgage of your principal residence;

•	Payment of burial or funeral expenses for your deceased parent, spouse, child or dependent; or

•	Payment of expenses for the repair of damage to your principal residence arising from fire, storm and similar casualties.

In addition, you must either:

•	Certify that you cannot raise the money you need through any other reasonable means — such as selling investments, taking out a loan or withdrawing from other savings accounts; or

•	Agree to suspend your contributions for the next six months.

To receive a hardship withdrawal without certification, you must have already withdrawn or borrowed all the other funds available to you in your S&SP account.

If you suspend contributions, you agree to stop the following contributions for six months after your withdrawal:

•	Regular pre-tax and catch-up contributions;

•	After-tax contributions; and

•	Contributions to any other deferred compensation, stock option, stock purchase or similar plan sponsored by the Company or its affiliates, in accordance with IRS rules.

You will not receive Company matching contributions during the time your contributions are suspended, and you won’t be allowed to make any catch-up contributions for the remainder of the calendar year in which the 6-month suspension ends.

Hardship withdrawals may not be rolled over.

4.7.3 HOW WILL MY WITHDRAWAL BE PAID TO ME?

You choose how your withdrawal will be paid out, selecting from three payment options:

•	Cash — your investments are converted to cash;

•

Securities and cash — you receive your shares of GE Stock, units of GE S&S Program Mutual Fund and GE S&S Income Fund investments, bond certificates for U.S. Savings Bonds and cash for all your other investments. The securities and cash distribution option is not available for hardship withdrawals; or

•	GE Stock and cash — you receive your shares of GE Stock, and cash for all your other investments.

Cash is the only form of payment for investments in the GE Institutional International Equity Fund, Vanguard® Institutional Index Fund, GE Institutional Small-Cap Equity Fund, GE Institutional Strategic Investment Fund, GE S&S Short-Term Interest Fund and GE S&S Money Market Fund.

See Section 4.7.6, “How are investments valued if liquidated for a withdrawal or distribution?” for information on how the value of your withdrawal in cash will be determined.

4.7.4 WHAT ARE MY DISTRIBUTION OPTIONS IF I LEAVE THE COMPANY?

When you leave the Company (and do not go to work with any affiliate) for any reason, such as retirement, disability or termination of your employment, you may receive all or part of your S&SP account, or you may leave your savings in the plan for future distribution (unless your account balance is less than $200 and you don’t have an outstanding loan, in which case your entire benefit generally will be cashed out in an automatic lump sum). As long as you have funds in S&SP, you remain eligible to switch investments, and if you have any GE Stock in your account, you can continue to elect the GE Stock Dividend Payout Option.

Your savings remain in the plan until you request a distribution. However, federal law requires that minimum distribution payments based on life expectancy begin on the later of:

•	March 1 following the year in which you reach age 70 1/2; or

•	March 1 following the year in which you terminate service.

You will be notified of your options before any minimum payments begin.

If you transfer to, or are otherwise employed by, a nonparticipating affiliate, you are no longer eligible to contribute. Your money remains in S&SP, and you can continue to switch investments, to withdraw, to borrow and to elect the GE Stock Dividend Payout Option. Once you no longer work for the Company or any affiliate, you have the distribution options described in this section.

You may be able to roll your distribution over to another eligible retirement program, including in many cases, any non-taxable portion of the distribution. For details, see Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?” and Section 4.7.10, “What if I roll over S&SP funds?”

If you decide to receive a distribution from your S&SP account, you have two options regarding how your account is paid out to you — lump-sum or partial distributions.

DIRECT ROLLOVERS

Unless you roll over the taxable portion of your regular withdrawal or distribution from S&SP directly into another eligible retirement program, the Company is required by IRS rules to automatically withhold 20% for federal income taxes. See the answers to questions on taxes in Section 4.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 4.7.11, “What special rules apply if I was born before January 1, 1936?”

LUMP-SUM DISTRIBUTIONS

If you elect a lump-sum distribution, you choose whether to receive your distribution:

•	In cash;

•	In securities and cash; or

•	In GE Stock and cash.

For a description of these payout options, see Section 4.7.3, “How will my withdrawal be paid to me?”

PARTIAL DISTRIBUTIONS

You may elect up to four payouts, called partial distributions, each calendar year from your S&SP account balance. No more than one partial distribution may be elected each month. The minimum for each partial distribution is $500, or your remaining account balance, if less. If you have already taken four partial distributions, you may elect a final payout of your remaining S&SP balance in a month during which you have not already received a partial distribution.

You have the same payout options for your partial distributions as you have for withdrawals and lump-sum distributions (cash, securities and cash, or GE Stock and cash). See Section 4.7.3, “How will my withdrawal be paid to me?”

Go to benefits.ge.com for benefits information, forms, transactions and more.

DIVIDEND PAYOUT

The GE Stock Dividend Payout Option remains available after you leave the Company, provided you still hold GE Stock in your account.

IF YOU TRANSFER TO A SUCCESSOR EMPLOYER

If your service with the Company or an affiliate ends because the stock or assets of your business are disposed of, GE can direct that S&SP assets and liabilities be retained or transferred to the successor employer’s plan. In either case, you’ll be notified by GE.

If S&SP assets and liabilities are retained — you’ll have the same access to your S&SP account that any other terminated employee has.

If S&SP assets and liabilities are transferred — you’ll need to consult with the successor employer to find out when and how you may access your funds.

IN CASE OF DEATH

If you die, your total account balance will be paid to your beneficiary in a lump sum as soon as possible after your death. Your beneficiary will be required to complete and return a distribution form, and pending payment of the lump sum will be able to switch investments, subject to the normal switching rules, by phoning the GE Transaction Processing Center at 1-800-432-4313.

If your beneficiary is your spouse, his or her rollover options will be the same as those you would have had as a participant. Rollover options for other beneficiaries may be more limited. See Section  4.7.10, “What if I roll over S&SP funds?”

4.7.5 HOW CAN I REQUEST A WITHDRAWAL OR DISTRIBUTION?

MAKING YOUR REQUEST

You can request withdrawals and distributions by phoning the GE Transaction Processing Center at 1-800-432-4313 (1-800-346-3316 for TTY service) or by sending a written request to the GE Transaction Processing Center Mail Distribution Room, PO Box 44079, Jacksonville, FL 32231-4079.

You can also request certain withdrawals and distributions online at benefits.ge.com. Please see the Web site for details.

You cannot request withdrawals or distributions by fax or email. The required supporting documentation for a hardship withdrawal must be sent by mail or fax and cannot be sent by email.

For transactions at benefits.ge.com and by phone, be sure you understand the process, complete all the steps and finalize your transaction by confirming it in accordance with the instructions provided to you while you are conducting your transaction.

Receiving your requested withdrawal or distribution

Requests for regular withdrawals and distributions are usually processed within two weeks. If you request a hardship withdrawal, you’ll need to provide additional documentation to support your request. Requests for hardship withdrawals are usually processed within two weeks after the documentation supporting your request is received.

If your withdrawal or distribution is payable in cash, the check will be mailed to your home, along with a statement that explains what portion is taxable and that provides other important information.

If you request that some or all of the withdrawal or distribution be paid to you in securities, you can direct how you want your securities registered before delivery. If you don’t give specific registration instructions, all securities will be registered in your name alone. This type of distribution or withdrawal can take up to one month to process. You’ll receive information about how this works and what additional action you need to take when you request a withdrawal or distribution payable in securities.

If you request a withdrawal or a distribution that is payable in U.S. Savings Bonds or GE Stock, the certificates for the securities are sent to you. However, when you receive a withdrawal or distribution of the GE S&S Program Mutual Fund or GE S&S Income Fund holdings, you receive a statement reflecting your ownership in book units.

4.7.6 HOW ARE INVESTMENTS VALUED IF LIQUIDATED FOR A WITHDRAWAL OR DISTRIBUTION?

When the investments in your S&SP account are liquidated to provide your withdrawal or distribution, the value of the liquidated investments depends on when the withdrawal or distribution request is confirmed, and that depends on the kind of request you are making and how you make it:

•	Hardship withdrawals — your request is confirmed when the GE Transaction Processing Center accepts the documentation supporting your request in accordance with plan rules;

•	Other withdrawals or distributions

•	Online at benefits.ge.com or by phone — your request is confirmed when the GE Transaction Processing Center receives confirmation of the transaction in accordance with plan rules;

•	By mail — your request is confirmed when your letter is date- and time-stamped upon receipt at the GE Transaction Processing Center in accordance with plan rules.

See Section 4.7.5, “How can I request a withdrawal or distribution?” for rules on how you may request a withdrawal or distribution.

If your request is confirmed before the close of regular trading on a day the New York Stock Exchange (NYSE) is open…

•	Then the investments liquidated to provide your withdrawal or distribution are valued based on the market closing prices on that day.

If your request is confirmed at or after the close of regular trading on an NYSE trading day, or at any time on a day the NYSE is closed (including weekends)…

•	Then the investments liquidated to provide your withdrawal or distribution are valued based on the market closing prices on the next NYSE trading day.

Please note that even if you make your call or log on to benefits.ge.com before the close of regular trading on an NYSE trading day, if your withdrawal or distribution request isn’t confirmed before the close of regular trading according to the preceding rules, then the liquidated investments will be valued based on the market closing prices on the next NYSE trading day.

See the definition of market closing price in “Key Terms.”

Go to benefits.ge.com for benefits information, forms, transactions and more.

If you’re requesting a withdrawal or distribution on an NYSE trading day…

Through benefits.ge.com or by phone and want your transaction to be valued at the market closing prices for that trading day, be sure to take action well before the NYSE closes, which is usually but not always 4 p.m., Eastern time. The GE Transaction Processing Center and the “Regular Withdrawal” and “Termination/Partial Withdrawal” options at benefits.ge.com are available starting at 7 a.m., Eastern time. You may not be able to conduct your withdrawal or distribution if transaction volume is unusually high or if there are technical difficulties. Volume typically increases later in the trading day.

4.7.7 ARE MY WITHDRAWALS AND DISTRIBUTIONS SUBJECT TO FEDERAL TAXES?

Some or all of your withdrawals and distributions are considered ordinary taxable income to you when you receive them. Taxable portions generally include:

•	Your regular pre-tax and catch-up contributions;

•	Company contributions;

•	Rollover contributions (except to the extent they are a return of after-tax contributions); and

•	All earnings and appreciation (see Section 4.7.9, “What special tax rule applies to GE Stock payouts?” for an exception).

You can determine how much you have available for withdrawal or distribution and what portion is taxable at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

S&SP is required by IRS rules to withhold 20% for federal income taxes from the taxable portion of any withdrawal or distribution you take, unless you roll that portion directly into another eligible retirement program. The withholding is made by liquidating the securities (except GE Stock) and cash that would otherwise be paid out to you. (Quarterly dividends paid to you under the GE Stock Dividend Payout Option are not subject to withholding and are not eligible to be rolled over. Hardship withdrawals are also ineligible for rollover.)

Your own after-tax contributions are paid out from your S&SP account free of tax because that money has already been taxed. However, withdrawals from post-1986 after-tax savings are considered a mix of your non-taxable contributions and your taxable earnings. You will be taxed on the portion that is derived from earnings. This means you will probably owe income taxes on a part of any withdrawal or distribution you receive. The portion of any withdrawal consisting of pre-1987 after-tax savings is not taxable.

Because of the various rules associated with this type of plan and because they may change over time, it is recommended that you consult a tax expert before electing a withdrawal or distribution. Also, see IRS publication #575, which is available at www.irs.gov.

DEFER TAXES

You can defer paying income taxes and avoid paying penalty taxes on withdrawals and distributions by rolling over the taxable portion directly into another eligible retirement program.

4.7.8 WHAT ARE THE PENALTIES FOR EARLY WITHDRAWAL OR DISTRIBUTION?

If you are under age 59 1/2 when you receive a withdrawal or distribution, you’ll be subject to a 10% penalty tax on the taxable portion of the withdrawal or distribution (in addition to ordinary income taxes). You can avoid this extra 10% if:

•	You roll over the taxable portion of the withdrawal or distribution into another eligible retirement program within 60 days (to avoid tax withholding and the 60-day rule, elect a direct rollover);

•	You have separated from service during the year in which you reach age 55 or later, and the distribution follows your separation;

•	You are totally disabled;

•	You use your withdrawal or distribution to pay for deductible medical expenses, including payments for long-term care services (and, in some cases, long-term care insurance premiums); or

•	Your withdrawal or distribution is paid to the government because of an IRS tax levy against your S&SP account.

Certain taxable S&SP payouts are not subject to the 10% penalty tax:

•	Quarterly dividends paid to you under the GE Stock Dividend Payout Option;

•	The lump-sum distribution made to your beneficiary in the event of your death; and

•	Certain distributions to military reservists. See Section 4.8.2, “Can I make up savings if I go on a military leave?”

4.7.9 WHAT SPECIAL TAX RULE APPLIES TO GE STOCK PAYOUTS?

A special tax rule applies to payouts from S&SP that include shares of GE Stock. Under this rule, you may have the option of not paying tax on the net unrealized appreciation of the GE Stock until it is sold. Net unrealized appreciation is the increase in the value of the GE Stock while it is held in your S&SP account.

For example, assume that GE Stock was contributed to your S&SP account when it was worth $1,000 and you continue to hold that Stock in your account until it is worth $1,200. If you elect to receive a payout in GE Stock and the special rule applies, the $200 increase in value will not be taxed until the year you sell the Stock. In addition, this $200 will be taxed as long-term capital gain, which, under current rules, is taxed at lower rates than ordinary income.

On the other hand, if you choose a cash payment or if you choose to receive GE Stock but the special rule does not apply, the $200 will be taxed as ordinary income in the year you receive the payout. You could avoid this current tax by rolling the distribution over to another eligible retirement program, but any subsequent distribution of the rollover amount from the other retirement program would continue to be taxed as ordinary income, not capital gain.

There are several important things to keep in mind as you consider this rule.

First, if you receive GE Stock in a lump-sum distribution, you can elect to have this special rule apply to all the Stock you receive. However, if you receive GE Stock in a distribution that is not a lump sum, you can only elect to have the special rule apply to the Stock you receive that is attributable to your after-tax savings (if any).

A total distribution of your account balance will not always qualify as a lump sum under IRS rules. For example, if you take a partial distribution after age 59 1/ 2 and after separating from service, a distribution of your remaining account balance in a later year is not considered a lump sum.

Second, switching out of GE Stock and into another investment is considered to be a sale of your Stock. So if you switch from GE Stock to another investment, you won’t be able to take advantage of the special rule for any appreciation in the Stock that may have occurred while it was held in your account.

Finally, this is a short summary of a complicated set of rules. It does not cover everything you might want to consider when making a transaction involving GE Stock (for example, the rules for taxing distributions of depreciated Stock and the rules for taxing any post-distribution gains or losses in the Stock). Accordingly, you should consult a tax advisor before taking action.

Go to benefits.ge.com for benefits information, forms, transactions and more.

CONSULT A TAX ADVISOR…

to address the tax consequences of any S&SP transactions.

4.7.10 WHAT IF I ROLL OVER S&SP FUNDS?

Money that is rolled over to another eligible retirement program is not subject to tax until it is paid out from that program. There are two different ways to roll over funds — directly and indirectly.

If you elect a direct rollover…

•

Then S&SP will make your withdrawal or distribution payable directly to the other retirement program. No taxes will be withheld from any portion of the withdrawal or distribution that is directly rolled over (or from any non-taxable portion that is paid to you).

If you don’t elect a direct rollover…

•

Then 20% must automatically be withheld from the taxable portion of your withdrawal or distribution for federal income taxes. You can still roll over the taxable portion within 60 days of receipt to avoid taxes; however, keep in mind that you’ll need to make up, from your personal funds, the 20% withheld if you want to roll over the entire taxable amount. When you file your annual tax return, your withholdings for the year will include the 20% withheld from your S&SP withdrawal or distribution. You may also be able to roll over the non-taxable portion of a distribution that is paid to you (within 60 days of receipt).

Surviving spouses and other beneficiaries — Surviving spouses who receive S&SP distributions on account of an employee’s death have the same rollover options the employee would have had. Different rules may apply to other beneficiaries. For example, other beneficiaries may only be able to elect a direct rollover (and not a rollover of an amount paid to them) and may need to complete a rollover before the end of the calendar year following the calendar year of the employee’s death in order to maximize their tax deferral benefits.

Please refer to the “Special Notice for the GE Pension Plan and S&SP” for more information on these and other tax rules that affect S&SP. This Notice can be found at benefits.ge.com under “Forms and Documents,” or you can request a copy by calling the GE Transaction Processing Center at 1-800-432-4313. You may also wish to consult a tax advisor (especially if you are a non-spouse beneficiary, since neither this section, nor the Special Notice, is intended to fully describe the rules that apply to you).

ROLLING OVER INTO ANOTHER ELIGIBLE RETIREMENT PROGRAM?

You’ll need the name and the account number of the other program. Then, call the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316. A call center agent will guide you through the process.

4.7.11 WHAT SPECIAL RULES APPLY IF I WAS BORN BEFORE JANUARY 1, 1936?

If you were born before January 1, 1936, you may be eligible to reduce your taxes through 10-year forward averaging (using 1986 tax rates). You may also elect to have the part of your distribution attributable to your pre-1974 participation in S&SP, if any, taxed as long-term capital gain at a rate of 20%. These rules only apply to lump-sum distributions and only if you have been a plan participant for at least five years. A rollover to or from S&SP may affect your ability to take advantage of this special treatment.

These rules — and certain other tax rules that affect S&SP — are more fully explained in the “Special Notice for the GE Pension Plan and S&SP,” which you can find at benefits.ge.com, under “Forms and Documents.” You can also request a copy by calling the GE Transaction Processing Center at 1-800-432-4313.

4.8 OTHER S&SP RULES

When you participate in S&SP, there are several other rules that may affect you.

4.8.1 CAN I MAKE UP SAVINGS IF I’M ABSENT FROM WORK?

If you return to the Company after a qualified absence without pay, you may be eligible to make up some or all of the contributions you missed on an after-tax basis — up to six months of contributions. A qualified absence under S&SP is a continuous absence of more than two weeks without pay because of:

•	Personal injury or illness;

•	Layoff; or

•	Any other leave of absence for which you received continuous service. Special provisions apply for military leaves of absence. See Section 4.8.2, “Can I make up savings if I go on a military leave?”

You are also on a qualified absence if you work an alternating schedule of one week on and one week off because of a temporary lack of work condition and you are absent for a total of at least two weeks.

You are eligible to make up contributions as long as you receive wages or vacation pay from the Company during the calendar year in which you want to make up the contributions. IRS requirements may impose additional limits. You can make up your contributions either:

•	Through payroll deductions as follows:

•	In a lump sum, within one month after you return;

•	In installments, up to 12 months after you return; or

•	In any other combination that is acceptable to the Company; or

•	In a cash lump sum from your personal funds within one month after you return.

Your make-up contributions are credited to your account in the month in which they are received. If the savings you missed and are now making up would have been eligible for a Company match, the Company matching contribution will be credited to your account at the same time your contributions are credited.

The maximum you can contribute in make-up savings is the amount you would have contributed during your absence —the same percentage rate you were saving when your absence began, multiplied by your normal straight-time pay before your absence began.

If you have a break in your continuous service that is not immediately restored when you return to work, you can’t make up the savings you missed during the absence.

Go to benefits.ge.com for benefits information, forms, transactions and more.

Make-up contributions are invested according to your current or most recent savings investment election. Investments are valued at the market closing prices on the last New York Stock Exchange trading day of the month for which they are credited to your account. See the definition of market closing price in “Key Terms.”

To make up savings contributions, call the GE Payroll Center at 1-800-315-1082.

See Section 4.4.7, “What are catch-up contributions?” for rules on what happens to catch-up elections during and after an absence.

4.8.2 CAN I MAKE UP SAVINGS IF I GO ON A MILITARY LEAVE?

If you return from a qualifying military leave of absence, you are eligible to make up contributions to S&SP as if you had actually received your full pay from the Company during your leave.

You have two alternatives for making up contributions:

•	Payroll deductions; or

•	A single lump-sum payment from your personal funds to the plan.

If you decide to make up contributions, you need to make your election and complete your make-up by the end of the period that (1) starts when you return to work and (2) runs for three times the total length of your military leave (or five years if shorter). For example, if your total leave is two weeks, you’ll have six weeks after you return to work to elect and complete your make-up (whether you choose payroll deductions or a lump sum).

Contributions made through payroll deduction may be allocated between pre-tax and after-tax contributions, subject to certain tax law limits. You will be notified if these limits apply to you. If you choose to make up your savings through a lump-sum payment, your contributions will be on an after-tax basis.

Your make-up contributions are credited to your account in the month in which they are received. If the savings you missed and are now making up would have been eligible for a Company match, the Company matching contribution will be credited to your account at the same time your contributions are credited.

Make-up contributions are invested according to your current or most recent savings investment election. Investments are valued at the market closing prices on the last New York Stock Exchange trading day of the month for which they are credited to your account. See the definition of market closing price in “Key Terms.”

To make up savings contributions, call the GE Payroll Center at 1-800-315-1082.

SPECIAL RULES FOR CERTAIN RESERVISTS

If you are a reservist who was called to active military duty after September 11, 2001 and before December 31, 2007 for more than 179 days (or indefinitely), special rules may apply to you. In particular, a distribution of pre-tax contributions (and any allocable earnings) made after you were called to active duty and before your period of active duty ends is not subject to the 10% early distribution tax described in Section 4.7.8, “What are the penalties for early withdrawal or distribution?” In addition, you will generally have two years from the end of your active duty period to re-contribute such a qualifying distribution to an IRA, without regard to the normal limits on IRA contributions.

These special rules are set to expire, and unless extended, will not apply to those called to active duty on or after December 31, 2007.

4.8.3 WHAT IF I’M LAID OFF?

If you are laid off, you will not be able to make contributions to S&SP while you are on layoff, but you may be eligible to withdraw or borrow from your account as long as your continuous service or service credits are maintained. You also may switch investments, and you remain eligible for the GE Stock Dividend Payout Option as long as you hold GE Stock in your account.

If you have any outstanding ReadiLoans from the Company when you are laid off, you will be issued a coupon repayment book to use to make repayments by check.

4.8.4 HOW CAN LEGAL LIMITS AFFECT MY SAVINGS?

S&SP is a qualified plan under Section 401(a) of the Internal Revenue Code. Among other things, this means that it provides tax benefits for you and the Company. For example, the Company receives a tax deduction for its contributions to S&SP, and you are allowed to defer taxes until the money in your account is paid to you (and beyond that if you roll your payments over). The Company also receives a tax deduction for virtually all dividends paid on shares of GE Stock held in S&SP.

To maintain its qualified status and these benefits, the program must abide by federal regulations. Some of these regulations may affect you and are summarized below. You should also be aware that the GE Stock Dividend Payout Option will end if the Company’s dividend deduction is no longer available under IRS rules.

COMPENSATION LIMITS

IRS rules do not permit contributions based on annual pay over a certain amount ($230,000 in 2008). This amount may change each year.

CONTRIBUTION LIMITS

Dollar limits on regular pre-tax contributions and catch-up contributions — your regular pre-tax contributions and any catch-up contributions are subject to IRS prescribed limits. For 2008, regular pre-tax contributions cannot exceed $15,500, while catch-up contributions cannot exceed $5,000. These amounts may change each year.

If your regular pre-tax contributions to S&SP (or to S&SP and any other 401(k) plan maintained by the Company or an affiliate) reach the regular pre-tax limit, any further contributions to S&SP for the year (except catch-up contributions) will automatically be made on an after-tax basis.

If your catch-up contributions to S&SP (or to S&SP and any other 401(k) plan maintained by the Company or an affiliate) reach the catch-up limit, your catch-up contributions will automatically stop for the rest of the year.

If you participate in S&SP and in a 401(k) plan (or certain similar types of arrangements) maintained by another employer, it is your responsibility to make sure that you don’t exceed the IRS limits on pre-tax or catch-up savings for the year. If your combined pre-tax or catch-up contributions exceed either limit, you will need to take a corrective distribution. If you wish to receive a corrective distribution from S&SP instead of the other employer’s program, you must notify the GE Transaction Processing Center by calling 1-800-432-4313 before March 1 of the following year. TTY service is available at 1-800-346-3316. Any corrective distribution from S&SP will be made by April 15. Failure to elect sufficient corrective distributions will result in adverse tax consequences.

You should also be aware that the IRS permits eligible participants to treat regular pre-tax savings as catch-up contributions if their combined regular pre-tax savings to plans of unrelated employers would exceed the regular pre-tax limit for the year. For example, assume you are over age 50 and contribute $9,000 as regular pre-tax savings to each of two unrelated 401(k) plans during 2008. Assuming you had not made any other catch-up contributions that year, you could choose to treat the $2,500 excess (the amount over the $15,500 regular pre-tax limit for that year) as catch-up contributions on your tax return instead of taking a corrective distribution. You wouldn’t have to contact either plan for this treatment to apply.

Go to benefits.ge.com for benefits information, forms, transactions and more.

Total contribution limit — In any given year, total contributions to qualified retirement plans such as S&SP are limited to the lesser of an IRS-set maximum dollar amount, which may change each year ($46,000 in 2008), or 100% of your annual compensation. Compensation for this purpose generally means payments made while you are employed which are reported as taxable income on your W-2 earnings statement, plus any amounts you contribute on a pre-tax basis to S&SP, to your GE Flexible Spending Accounts, to pay for health coverage and to the GET-a-PASS program.

The following contributions count toward this limit:

•	Regular pre-tax contributions to S&SP;

•	After-tax contributions to S&SP;

•	Company matching contributions to S&SP;

•	Personal Pension Account contributions to the GE Pension Plan; and

•	Voluntary Pension Account contributions to the GE Pension Plan.

Catch-up contributions, rollovers and after-tax contributions used to purchase U.S. Savings Bonds do not count; contributions to other qualified retirement plans maintained by the Company or by an affiliate generally do count.

Highly compensated employees — Different limits apply to your S&SP contributions if the IRS considers you to be highly compensated. Currently, regular pre-tax savings for highly compensated employees are generally limited to 10% of pay, and total savings are generally limited to 12% of pay. The percentage-of-pay limits are also adjusted for highly compensated employees who invest their after-tax savings in U.S. Savings Bonds, or who are employed by Electric Insurance Company or its participating affiliates.

You are considered highly compensated if you earned more than an IRS-set amount in the preceding year. For example, if you earned more than $100,000 in 2007, you would be treated as highly compensated in 2008.

ACCESS LIMITS

Your access to loans, withdrawals and distributions may be limited because of your participation in multiple plans sponsored by the Company or its affiliates. Your access may also be limited because of your employment with these related employers.

4.8.5 HOW ARE MY SAVINGS PROTECTED?

S&SP is a “pension plan” and a “defined contribution plan” as defined by the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is subject to the applicable provisions of Part 1 (Reporting and Disclosure), Part 2 (Participation and Vesting), Part 4 (Fiduciary Responsibility) and Part 5 (Administration and Enforcement) of Subtitle B of Title I of ERISA, which relate to employee pension benefit plans that are defined contribution plans. However, S&SP is not subject to Part 3 (Funding) of Subtitle B of Title I of ERISA.

Under ERISA, S&SP is also classified as an “eligible individual account plan,” and S&SP’s GE Stock investment option is classified as an “employee stock ownership plan.” As a result, S&SP is exempt from certain restrictions that ERISA imposes on the acquisition and holding of employer stock, such as GE Stock, and is permitted to offer the GE Stock Dividend Payout Option described in Section 4.5.4, “What happens to GE Stock dividends?”

Because S&SP is a defined contribution plan, the benefits provided by S&SP are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of ERISA.

Your S&SP savings may not be used as security for loans outside the plan. Your savings may not be garnished or attached by your creditors or be assigned in any way to anyone else, except to comply with a qualified domestic relations order (QDRO), such as a divorce decree or a child support order, or a federal tax lien (or its equivalent). You will be notified if a qualified domestic relations order or federal tax lien affecting your benefits is received by the Company. To get a statement of QDRO procedures at no cost to you, contact GE QDRO Administration, PO Box 534277, St. Petersburg, FL 33747 (1-727-866-5907).

ABOUT YOUR INVESTMENTS

S&SP is intended to comply with Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations, Section 2550.404c-1, and the fiduciaries of S&SP will be relieved of liability for any losses that are the direct and necessary result of your investment instructions. You — not the Company, the plan fiduciaries or anyone else — allocate your S&SP account among S&SP’s investment options. S&SP allows you to choose from an array of diverse investment options and allows you to make frequent changes in your choices. Neither the Company nor any fiduciary will be liable for any losses or other investment experience allocated to your account as a result of your investment choices.

4.8.6 WHAT IF I WORK PAST AGE 70 1/2?

If you are still actively employed by the Company or any affiliate after you reach age 70 1/2, you are eligible to elect to receive partial distributions of your S&SP account beginning January 1 following the date you reach age 70 1/2, as described in Section 4.7.4, “What are my distribution options if I leave the Company?”

You also retain the usual withdrawal, loan and switching rights available to other employees in the plan, including the GE Stock Dividend Payout Option (as long as there is any GE Stock in your account).

5.0 ADMINISTRATIVE INFORMATION

Although employers are not required to provide benefits such as the GE Pension Plan or S&SP, federal law does regulate these kinds of plans once they are offered. This section describes your legal rights under the federal law called the Employee Retirement Income Security Act of 1974, as amended (ERISA), and contains important administrative information.

5.1 PLAN BASICS

This section provides important administrative information about the plans described in this handbook.

For employees not conversant in English

If you have a limited knowledge of the English language and have difficulty understanding this description, you should contact your supervisor to obtain assistance in the language most familiar to you.

Para los empleados que no tienen mucho conocimiento del inglés

Comuníquese con su supervisor para obtener ayuda en su idioma si tienen dificultad en comprender la descripción en inglés.

5.1.1 WHAT IS GE'S EMPLOYER IDENTIFICATION NUMBER?

The employer identification number (EIN) assigned to General Electric Company (as the sponsor of the plans described in this handbook) by the Internal Revenue Service is 14-0689340.

Go to benefits.ge.com for benefits information, forms, transactions and more.

5.1.2 WHO IS THE PLAN ADMINISTRATOR?

The plan administrator has authority to control and manage the operation and administration of each of the plans described in this handbook and is the agent for service of legal process.

The plan administrator for the plans described in this handbook is:

General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828

1-800-432-3450

Legal process also may be served on any trustee responsible for the administration of the applicable trust.

5.1.3 HOW CAN I ACCESS OFFICIAL PLAN DOCUMENTS AND OTHER INFORMATION ABOUT THE PLANS?

As noted in “Important Information About This Handbook” on the inside front cover and first page, the descriptions in this handbook are subject to the provisions of the official plan documents and other governing instruments. Copies of the official plan documents, as well as the latest annual reports of plan operations and summary plan descriptions, are available for your review during normal working hours at your local human resources office or at:

GE Corporate Human Resources

3135 Easton Turnpike

Fairfield , CT 06828

To request a copy of the GE Pension Plan or S&SP plan document, a copy of a collective bargaining agreement that provides for the benefits summarized in this handbook, or for any other information about the plans, write or call:

U.S. Employee Services

PO Box 6024

Schenectady, NY 12301-6024

1-800-252-5259

5.1.4 CAN THE PLANS BE CHANGED, REPLACED OR TERMINATED?

GE expects and intends to continue the plans described in this handbook indefinitely, but reserves the right to terminate, amend or replace the plans, in whole or in part (to the extent permitted by law), at any time and for any reason, by action of the Board of Directors of General Electric Company or such persons as it may designate.

A decision to terminate, amend or replace a plan may be due to changes in federal law or state laws governing qualified retirement or welfare benefits, the requirements of the Internal Revenue Service, ERISA or any other reason. A plan change may include transferring all or a portion of plan assets and debts to another plan (which may be maintained by a successor employer or some other unaffiliated entity) or splitting a plan into two or more parts.

If the GE Pension Plan is terminated, you will have a right to your accrued pension benefit to the extent funded under the General Electric Pension Trust. If, after paying all accrued benefits, the trust has any surplus assets allocable to the GE Pension Plan, those assets will be applied for the benefit of participating employees, according to GE Pension Plan provisions.

If S&SP is terminated, you will have a right to your S&SP account balance.

In the event of a strike — Benefits available to represented employees are subject to long-standing provisions that terminate coverage for strike participants. Under some circumstances, however, the Company may make arrangements to continue coverage under some plans.

5.1.5 HOW ARE THE PLANS FUNDED?

The funds of the GE Pension Plan and S&SP are held for the benefit of plan participants in the following trusts, and may be used by the trusts to defray certain plan expenses:

•	General Electric Pension Trust — GE Pension Plan

•	General Electric Savings and Security Trust — GE Savings and Security Program (S&SP)

The trustees responsible for the administration of the trusts are all officers of GE Asset Management Incorporated. As of January 1, 2008, the trustees are Paul M. Colonna, Michael J. Cosgrove, D. Scott Dolfi, James W. Ireland III, Kathryn D. Karlic, Ralph R. Layman, Matthew J. Simpson, Judith A. Studer, Donald W. Torey and John J. Walker. All of the trustees can be contacted at:

GE Asset Management Incorporated

3001 Summer Street

PO Box 7900

Stamford, CT 06905

5.1.6 WHAT ARE THE CLAIMS AND APPEALS PROCEDURES?

To receive or apply for benefits, you or your beneficiary must take appropriate action, which usually requires visiting Web sites, making certain phone calls or filing forms, as described throughout this handbook. Forms required to receive or apply for benefits under the plans are available from your human resources representative or through US Employee Services. Telephone numbers are noted throughout this handbook where appropriate and also are listed in “Contacts.” Before pursuing the claims and appeals procedures described below, employees covered under a collective bargaining agreement may use the grievance procedure contained in that agreement to pursue any claims that are denied.

The plan administrator or a designated representative, such as the Pension Board or the Disability Pension benefits administrator, has the authority and responsibility to interpret the provisions of the plans in its sole discretion.

CLAIMS AND APPEALS (NON-DISABILITY BENEFITS)

If you dispute the response to your request for benefits under the GE Pension Plan or S&SP (other than a request for Disability Pension benefits under the GE Pension Plan), you (or your beneficiary) must submit the disputed claim for benefits to the Secretary of the GE Pension Board at 3135 Easton Turnpike, Fairfield, CT 06828. The Pension Board, or its designee, will evaluate the claim.

If the claim is denied in whole or in part, you (or your beneficiary) will receive a written notice within 90 days — or within 180 days under special circumstances — from the Pension Board or its designee. The notice will include:

•	The reason for the denial, with specific reference to the pertinent plan provisions on which the denial is based;

•	A description of any information or materials necessary to process the claim properly and the reasons why the materials are needed; and

•	An explanation of the claims review procedure.

To appeal the denial, you (or your beneficiary) must file a written request for reconsideration to the Pension Board, or its designee, within 60 days after receiving the denial. Your request should be accompanied by documents or records in support of the appeal. The Pension Board, or its designee, will respond within 60 days — or 120 days under special circumstances — after receipt of the appeal, explaining the reasons for the decision, with specific reference to the plan provisions on which the decision is based.

Go to benefits.ge.com for benefits information, forms, transactions and more.

CLAIMS AND APPEALS (DISABILITY BENEFITS)

If you dispute the response to your request for Disability Pension benefits under the GE Pension Plan, you (or your beneficiary) must submit the disputed claim for benefits to the Disability Pension benefits administrator (the disability administrator), at the following address:

DMA, LLC

GE Disability Benefits Center

PO Box 44801

Eden Prairie, MN 55344

The disability administrator is responsible for making Disability Pension determinations and will evaluate your claim.

If your claim is denied in whole or in part, the disability administrator will send you (or your beneficiary) a written notice of the denial within 45 days after receipt of the claim. Under special circumstances, the disability administrator may extend the 45-day period by up to an additional 30 days and may, in appropriate circumstances, subsequently extend the deadline by up to an additional 30 days. The disability administrator will inform you of any extension before the extension begins. If the deadline is extended, the disability administrator will also explain the standards that must be met in order to qualify for Disability Pension benefits, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. You will have at least 45 days to provide the additional information.

If your claim is denied, you will be advised as to:

•	The reasons for the denial, with specific reference to the relevant GE Pension Plan provisions on which the denial is based;

•	A description of any information or materials necessary to support the claim and the reasons why they are needed;

•	A reference to any rule, guideline, exclusion, or limit that was relied upon in denying the claim; and

•	An explanation of the claims review procedure.

To appeal the denial, you (or your beneficiary) must file a written request for reconsideration with the disability administrator within 180 days after you receive the denial. Your request may be accompanied by comments, documents and records in support of the appeal. At your request, you will have, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your case. The disability administrator will respond within 45 days after receipt of the appeal. Under special circumstances, the disability administrator may extend the 45-day period by up to an additional 45 days. The disability administrator will inform you of any extension before the extension begins. When your appeal is decided, you will receive an explanation of the reasons for the decision, with specific reference to the GE Pension Plan provisions on which the decision is based.

The time periods described above for the disability administrator to decide your claim or appeal will not run while the disability administrator is waiting for you to provide information that it has requested. The individuals from the disability administrator deciding your appeal will not give deference to the initial decision to deny the claim and will not be the same people who initially decided your claim (or subordinates of those people). In deciding an appeal of a claim denial that was based on a medical judgment, the disability administrator will consult with an appropriately trained health care professional who was neither consulted in connection with the claim denial nor the subordinate of any individual who was consulted. The disability administrator also will make available the identity of any medical or vocational experts whose advice was obtained on behalf of the GE Pension Plan.

5.1.7 WHAT ARE MY RIGHTS UNDER ERISA?

As a participant in the GE Pension Plan and S&SP, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (ERISA).

RECEIVE INFORMATION ABOUT YOUR PLAN AND BENEFITS

Under ERISA, plan participants are entitled to:

•

Examine, without charge, at the plan administrator’s office and at major Company locations, all plan documents, including collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration (EBSA).

•

Obtain copies of all plan documents, including collective bargaining agreements, the latest annual report (Form 5500 Series) and updated summary plan descriptions, upon written request to the plan administrator (the administrator may make a reasonable charge for the copies).

•	Receive a summary of the plan’s annual financial report. The plan administrator is required by law to provide each plan participant with a copy of this information.

•

Obtain, free of charge, a statement every three years (or as often as once every year at your request), telling you whether you have a right to receive a pension under the GE Pension Plan at normal retirement age (age 65), and if so, what your benefits under the plan would be at normal retirement age if you were to stop working now. If you do not have a right to a pension, the statement will tell you how many more years you would have to work to receive a pension.

•

Obtain, free of charge, a statement once every calendar quarter showing you the value of each of your S&SP investment options. This statement will also remind you about the importance of diversifying your investments and about certain limits on your ability to switch S&SP investments.

PRUDENT ACTIONS BY PLAN FIDUCIARIES

In addition to creating rights to plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plans. The people who operate your plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including the Company, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the plans or exercising your rights under ERISA.

ENFORCE YOUR RIGHTS

If your claim for a benefit under the plans is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decisions without charge, and to appeal any denial, all within certain time schedules. See Section 5.1.6, “What are the claims and appeals procedures?” for details.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $110 a day (as may be adjusted for inflation) until you receive the materials, unless the materials were not sent for reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court after you have exhausted the procedures referred to in Section 5.1.6, “What are the claims and appeals procedures?” In addition, if you disagree with the plan’s decision, or lack thereof, concerning the qualified status of a domestic relations order, you may file suit in federal court. If it should happen that plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the party you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Go to benefits.ge.com for benefits information, forms, transactions and more.

ASSISTANCE WITH YOUR QUESTIONS

If you have any questions about your plan, you should submit inquiries in the manner referred to throughout this handbook. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the plan administrator, you should contact the nearest office of the Employee Benefits Security Administration (EBSA), U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration (EBSA), U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, DC 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration (EBSA).

5.2 ADDITIONAL ADMINISTRATIVE INFORMATION

The following sections provide additional administrative information, as of January 1, 2008.

5.2.1 WHICH GE AFFILIATES ARE PARTICIPATING COMPANIES?

As of January 1, 2008, General Electric Company (3135 Easton Turnpike, Fairfield, CT 06828) has employees eligible to participate in the GE Pension Plan and S&SP, subject to applicable collective bargaining agreements.

Certain other GE affiliates also are companies with employees eligible to participate in the GE Pension Plan and S&SP, subject to applicable collective bargaining agreements. You may receive, upon written request, information as to whether a particular affiliate is such a participating company and, if so, that company’s address. You should send your written request to:

General Electric Company

US Employee Services

One River Road

Building 5, 6 East

Schenectady, NY 12345

5.2.2 ADDITIONAL PLAN INFORMATION AS OF JANUARY 1, 2008

GE PENSION PLAN

•	Plan number — 333

•	Plan type — defined benefit pension plan

•	Plan year — begins January 1 and ends December 31

•	Source of contributions — the Company and participants

•	Source of benefit payments — the General Electric Pension Trust

GE SAVINGS AND SECURITY PROGRAM (S&SP)

•	Plan number — 334

•	Plan type — defined contribution pension plan, with 401(k) and 404(c) features; also classified as an eligible individual account plan and includes an employee stock ownership plan

•	Plan year — begins January 1 and ends December 31

•	Source of contributions — the Company and participants

•	Source of benefit payments — the General Electric Savings and Security Trust

KEY TERMS

This section provides brief explanations, in non-technical language, of important terms used in this handbook. In most cases, these same words are “defined terms” contained in the applicable GE plan documents and have detailed technical definitions, which are summarized below.

In general, capitalization of key terms has been avoided to make the handbook easier to read and understand. The use of lowercase lettering in the handbook is not intended to alter the defined meaning or importance of any term. If a word is capitalized in the summary below, it is also capitalized in the text of the handbook when it is intended to have the meaning described in this section.

active payroll — On the “active payroll” means you are receiving a regular paycheck directly from the Company to pay your wages for services you are currently providing to the Company.

affiliate — A business entity owned in whole or in part, directly or indirectly, by General Electric Company. Affiliate generally refers to a business entity in which GE has a 50% or more interest.

Company — General Electric Company and its affiliates that participate in both the GE Pension Plan and S&SP. The term “Company” means the affiliate that maintains you on its active payroll. However, when used in connection with sponsorship of the plans, “Company” refers to the General Electric Company. See Section 5.2.1, “Which GE affiliates are participating companies?”

employee — An individual on the active payroll of the Company. Not included are:

•	Employees covered by a collective bargaining agreement that does not provide for participation in the GE Pension Plan and S&SP;

•	Employees of affiliates that do not participate in the GE Pension Plan and S&SP (see Section 5.2.1, “Which GE affiliates are participating companies?”);

•	Individuals classified by the Company as leased employees, contingent workers or as independent contractors;

•	Any individuals engaged under an agreement that states that they are not eligible to participate in the GE Pension Plan and S&SP;

•	Any other individuals who provide services to the Company but are not on the active payroll of the Company; and

•	Special classifications of employees that are not eligible, as determined by the Company.

In the event you are denied eligibility because you are not treated as an employee, your reclassification as an employee will not entitle you to participate in the GE Pension Plan or S&SP.

hour of service — Generally, an hour for which you are directly or indirectly paid, or entitled to be paid, by the Company for work you’ve performed as an employee and during which you make any contributions required for your participation in the GE Pension Plan. It includes hours you’re actively at work and hours for which you are considered to be at work, such as vacations or illness, or any hour for which you are granted credit under the rules of the Pension Board.

market closing price — For GE Stock, the market closing price is the price of GE Stock at the close of regular trading on the New York Stock Exchange (NYSE) on the applicable trading day. For other S&SP investment funds, the market closing price is the net asset value calculated at the close of regular trading on the NYSE on the applicable trading day. For U.S. Savings Bonds, the market closing price is the redemption price for the month in which the applicable transaction occurs.

manufacture-store-deliver-service position — A position that has been designated by the Company in its sole discretion as having as its primary expected responsibility the manufacturing, storing, delivering and/or servicing of tangible industrial products, parts or assemblies.

Go to benefits.ge.com for benefits information, forms, transactions and more.

The following are some examples of manufacture-store-deliver-service positions:

•	Field Service Engineer

•	Assembler

•	Service Technician

•	Materials/Process Engineer

•	Shipping and Receiving

•	Plant Maintenance

•	Warehouse

The following are some examples of positions that are not manufacture-store-deliver-service positions:

•	General Clerical

•	Administrator/Secretary

•	Inside or Telephone Customer Service/Sales

•	Remittance Processors

•	Broadcast Technical and Support Staff

•	Product Design/Development Engineer

•	Project Administrator

Neither of these lists is exhaustive. Also, note that even if a position that is not designated as a manufacture-store-deliver-service position is associated with a manufacture-store-deliver-service process, it will not be considered a manufacture-store-deliver-service position.

normal retirement date — the first day of the month following your 65th birthday.

Pension Benefit Service (PBS) — You earn a year of Pension Benefit Service for each calendar year in which you earn hours of service while you participate in the GE Pension Plan at least equal to your normal schedule that year. If you work fewer hours or less than a full year, you receive credit for a partial year. PBS is used to calculate the amount of certain pension benefits. If you work part-time or fewer hours than your normal schedule, you receive credit for a partial year. PBS does not include service previously earned under the GE Pension Plan that is linked to pension benefits and plan assets transferred to another plan. Note that PBS is distinct from continuous service. See Your Benefits Handbook — Eligibility and Administrative Information for details on continuous service.

Pension Board — The committee that performs certain functions with respect to the GE Pension Plan and GE Savings and Security Program (S&SP) as described in this handbook and the applicable plan documents.

Pension Qualification Service (PQS) — You earn a year of PQS for each calendar year in which you are credited with at least 1,000 hours of service while you participate in the GE Pension Plan. (Part-time employees need proportionately fewer hours of service to receive a year of PQS.) PQS is generally used to determine eligibility for pension benefits. If you transfer between a nonparticipating affiliate and the Company, or if your business is acquired by the Company, you may receive PQS credit for some or all of your service with the nonparticipating affiliate or the acquired business. Note that PQS is distinct from continuous service. See Your Benefits Handbook — Eligibility and Administrative Information for details on continuous service.

plan administrator — General Electric Company.

plans — The GE Pension Plan and the GE Savings and Security Program (S&SP).

plant closing — A plant closing occurs when the Company announces its intention and carries out plans to discontinue all operations at a Company-owned or -leased plant, service shop or other facility. A plant closing does not occur when an operation is transferred or sold to a successor employer that offers continued employment, when operations are discontinued in part or when the former operations are replaced with other operations, either larger or smaller. In the case of a sale or transfer of operations to a successor employer, employees not offered employment with the successor employer or with the Company will be eligible for the same benefits offered to employees who are laid off.

spouse — A person of the opposite sex of the employee or retiree who is (or was, in the case of the employee’s or retiree’s death) the husband or wife of that employee or retiree.

temporary employee — An individual on the active payroll with a work assignment that is expected to be limited to less than 52 weeks. Temporary employees may include those employees hired into college cooperative education programs (co-ops) and those on internship assignments.

Go to benefits.ge.com for benefits information, forms, transactions and more.

CONTACTS

You can find answers to your benefits questions at benefits.ge.com. If you still can’t find what you need, take advantage of the toll-free numbers listed below.

RETIREMENT PLANS AND DISABILITY BENEFITS

GE Pension Plan — Find answers at benefits.ge.com, or…

GE Pension Benefits Inquiry Center	1-800-432-3450

• For information about the GE Pension Plan.

• For answers when you’re thinking about retirement, or after you retire.

GE Retirement Income Estimating Service	1-800-848-2964

For an estimate of your Social Security benefit based on	Call the Social Security Administration at 1-800-772-1213
actual employment and earnings…	(the toll-free number is accessible from outside the U.S.)

For general information on your Social Security benefit…	Visit www.ssa.gov

Savings and Security Program — Find answers at benefits.ge.com, or…

GE Transaction Processing Center

• For S&SP Transactions, for information on accessing benefits.ge.com and certain other benefits resources, and for other S&SP information.	1-800-432-4313 (TTY: 1-800-346-3316)

GE Payroll Center	1-800-315-1082

• To make up S&SP savings contributions.

Disability Benefits — Find answers at benefits.ge.com, or…

GE Disability Benefits Center	1-800-392-0789

For Certain Affiliate Employees Eligible to Participate in the GE Savings & Security Program (S&SP)

YOUR BENEFITS handbook

Retirement Plan

Effective January 1, 2008

This Handbook is valid only if you receive it directly from US Employee Services with a cover letter indicating that it applies to you.

GE

IMPORTANT INFORMATION ABOUT THIS HANDBOOK

Introduction

This handbook provides a summary plan description for the GE Savings and Security Program (S&SP) (referred to as the plan), which is available to eligible Company employees.

While every attempt has been made to make this handbook as accurate as possible, full details of all provisions are not included. Full details of the plan are contained in the official plan documents, which are available to you as described in Section 4.0, “Administrative Information.” If a provision described in this handbook differs from the provisions of the plan documents, the plan documents prevail. Similarly, any oral or written representations by a Company employee or agent, or any benefit estimates that you may receive, cannot override, reverse or supplement the provisions of the plan documents.

You should understand the meaning of certain important terms, such as “employee,” which are used throughout this handbook and which appear in the “Key Terms” section.

This handbook does not create a contract of employment between the Company and any individual.

For employees covered by a collective bargaining agreement, participation in the plan shall only occur upon agreement by the employees’ union representative. If the plan is incorporated by reference into a collective bargaining agreement, participation is only to the extent provided through the incorporation. If specific terms and conditions are contained in a collective bargaining agreement, the terms and conditions of such collective bargaining agreement will govern should a conflict arise between this handbook or the plan and the terms and conditions of such agreement.

The Board of Directors of General Electric Company reserves the right to terminate, amend, eliminate or replace S&SP at its discretion and at any time to the extent permitted by law.

If you work for a company other than GE, your employer has chosen to offer you the benefits that are described in this handbook. As you read this material, you may see references to “GE” or “General Electric” used to identify specific benefit programs (e.g., the “GE Savings and Security Program”) or related delivery mechanisms (e.g., the “GE Transaction Processing Center”). Despite these official titles, you should understand that the benefits described in this handbook are provided to you by your company. You should also read the definitions of “affiliate” and “Company” in the “Key Terms” section to make sure you understand how these terms are used in this handbook.

Your participation in S&SP means that you have authorized your benefits-related data to be processed and transmitted by the Company, its affiliates and any authorized suppliers anywhere in the world, in accordance with the GE Employment Data Protection Standards.

The benefits described in this handbook apply to employees who:

•	Are on the active payroll of the Company as of January 1, 2008 or later;

•	Are eligible to participate in S&SP, as described in Section 1.0, “Who is eligible to participate in the plan?”;

•	Are described in Section 2.0, “Does this handbook apply to me?”; and

•	Receive this handbook directly from US Employee Services with a letter indicating that it applies to them.

Go to benefits.ge.com for benefits information, forms, transactions and more.

1.0 WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

If you are a Company employee working full-time or part-time, you are eligible to participate in the GE Savings and Security Program (S&SP).

For this purpose, a Company employee is an individual on the active payroll of:

•	General Electric Company; or

•	An affiliate that participates in the plan. See Section 4.2.1, “Which GE affiliates are participating companies?”

INDIVIDUALS NOT ELIGIBLE

You are not eligible to participate in the plan if you are:

•	Covered by a collective bargaining agreement that does not provide for participation in the plan;

•	Employed by an affiliate that does not participate in the plan;

•	An individual classified by the Company as a leased employee, contingent worker or as an independent contractor;

•	An individual engaged under an agreement that states that you are not eligible to participate in the plan;

•	Any other individual who provides services to the Company but is not on the active payroll of the Company; or

•	In any other special classification of employees that is not eligible, as determined by the Company.

In the event you are denied eligibility because you are not treated as an employee, your reclassification as an employee will not entitle you to participate in the plan.

TEMPORARY EMPLOYEES

If you are a temporary employee on the active payroll of the Company and you are not in one of the excluded groups listed under “Individuals not eligible,” you are eligible to participate on the first day of the month following your completion of 180 days of service. To participate, you must have enrolled in the program.

You can enroll at any time — even before you have completed 180 days of service — but your participation will not begin until after you have completed 180 days of service.

If you are eligible to participate in S&SP, you should read Section 2.0, “Does this handbook apply to me?” to make sure this version of the handbook applies to you.

2.0 DOES THIS HANDBOOK APPLY TO ME?

If you are eligible to participate in S&SP, this handbook applies to you if you are an employee of one of the following businesses:

GE Asset Intelligence LLP (generally, employees hired on or after January 1, 2007)

GE Thermometrics, Inc. (union-represented employees)

GE Zenith Controls, Inc.

GELcore, LLC

Unilec Corporation

Vivendi Universal Entertainment LLP (certain medical personnel working at Universal City)

This list is current as of January 1, 2008, and will likely change over time. An updated list will be available at benefits.ge.com. You can also call the GE Enrollment Center at 1-800-252-5259. (Please note that represented employees receive the benefits described in this handbook only to the extent provided in a collective bargaining agreement.)

Make sure you have the right handbook

The benefits you receive can vary depending on a number of factors (for example, your hire date, your employment status or the particular business you work for), and it’s important to make sure you have the handbook that describes the benefits that apply to you.

•

This handbook contains the correct description of your benefits only if you receive it directly from US Employee Services with a cover letter indicating that it applies to you. If this handbook does not apply to you, call the GE Enrollment Center at 1-800-252-5259 to obtain the correct description of your benefits.

•

If your employment status changes, and this handbook no longer applies to you, a new handbook will be provided automatically. If your employment status changes and you don’t receive a new handbook, call the GE Enrollment Center at 1-800-252-5259 to make sure you have the correct description of your benefits.

3.0 GE SAVINGS AND SECURITY PROGRAM (S&SP)

S&SP is a powerful tool to help you save for your future. Valuable tax benefits and Company matching contributions work together with your own savings to help bring you closer to your financial goals.

3.1 KEY THINGS TO KNOW

You choose how much to save.

From 1% up to 30% of your pay through payroll deductions, on a pre-tax basis, an after-tax basis or a combination of the two. And starting with the year you reach age 50, you may be able to save even more. See Section 3.4, “Saving with S&SP.”

The Company matches your contributions.

For every $1 of your regular pre-tax savings and your after-tax savings, up to 7% of your pay, the Company adds 50 cents. So the Company’s contribution can be as much as 3.5% of your pay. See Section 3.4.2, “How much will the Company contribute?”

You are vested immediately in your S&SP savings, including the Company matching contributions.

Vesting means that you have the right to your account balance, including Company matching contributions, even if you leave the Company. See Section 3.4.2, “How much will the Company contribute?”

You choose how to invest your savings and the Company match among various investment options.

•	Vanguard® Institutional Index Fund;

•	GE S&S Program Mutual Fund;

•	GE Institutional International Equity Fund;

•	GE Institutional Small-Cap Equity Fund;

•	GE Institutional Strategic Investment Fund;

•	GE S&S Income Fund;

•	GE S&S Short-Term Interest Fund;

•	GE S&S Money Market Fund;

•	U.S. Savings Bonds (after-tax contributions only); and

•	GE Common Stock (GE Stock).

See Section 3.5.1, “A quick look at your investment options” for a brief overview of these options and a discussion of the advantages of diversifying investments and of the risk of investing in GE Stock.

Go to benefits.ge.com for benefits information, forms, transactions and more.

Earnings on your savings and Company matching payments are tax-free until paid out.

Any growth in your investments is also tax-deferred. See Section 3.4.3, “What is the difference between pre-tax savings and after-tax savings?”

You can conduct most business easily and conveniently at benefits.ge.com or by calling the GE Transaction Processing Center.

•	You can access benefits.ge.com at any time; transactions are available 7 a.m. to midnight, Eastern time, seven days a week.

•	You can call 1-800-432-4313, 7 a.m. to midnight, Eastern time, seven days a week.

•	TTY service is available at 1-800-346-3316, 9 a.m. to 5 p.m., Eastern time, Monday through Friday.

Before you can use benefits.ge.com for S&SP transactions, you’ll need to establish access by calling the GE Transaction Processing Center at 1-800-432-4313.

You can borrow from your S&SP account through ReadiLoans.

Your loan repayments, including all interest, go back into your account. See Section 3.6, “S&SP ReadiLoans.”

You can withdraw money from your S&SP account while you’re still working for the Company.

Up to seven times a year or for hardship. See Section 3.7, “S&SP Withdrawals and Distributions.”

When you leave the Company, you generally have three options.

•	Take a lump-sum distribution;

•	Take up to four partial distributions each year; or

•	Keep your money in the plan until age 70 1/2 .

Section 4.0, “Administrative Information” contains important information about the administration of the plan, and the “Key Terms” section contains definitions of important terms used throughout this handbook.

3.2 KEY THINGS TO DO

START NOW

•

Enroll in S&SP right now and start saving as soon as possible — the tax-deferred growth of your S&SP account and the Company matching contribution can help you build a substantial nest egg. See Section 3.4.2, “How much will the Company contribute?”

•

Make it easy to get benefits information and to conduct S&SP transactions — a wide range of benefits information is available at benefits.ge.com. You can also conduct benefit transactions easily both online and by phone. Call the GE Transaction Processing Center at 1-800-432-4313 to find out how to access these valuable resources. See Section 3.3.1, “How do I enroll?”

•

Decide how much to save pre-tax and/or after-tax — with pre-tax savings, you defer income taxes on money that you add to S&SP and reduce your current taxable income. See Section 3.4, “Saving with S&SP.”

•

Decide whether to make catch-up contributions — if you’re at least age 50 (or you will become age 50 during the year), catch-up contributions let you make pre-tax contributions over and above the regular plan limits. See Section 3.4.7, “What are catch-up contributions?”

•	Be aware of legal limits — that can affect S&SP contributions. See Section 3.8.4, “How can legal limits affect my savings?”

INVEST WISELY

•

Decide how to invest your savings — no single approach is right for everyone. Individuals have different financial goals, different time horizons for meeting their goals, and different tolerances for risk.

•

Consider the advantages of diversification — give careful consideration to the advantages of a well-balanced and diversified investment portfolio. Spreading assets among different types of investments can help achieve a favorable rate of return, while reducing the risk of losing money.

PERIODICALLY REVIEW YOUR SITUATION

•	Your savings rate and your goals — reassess whether you are saving enough to meet your retirement or other goals (such as saving for a child’s education or buying a house).

•

Your investment strategy — make sure that your investment strategy stays consistent with your goals and that your portfolio is adequately diversified. You can switch your savings between investments up to 24 times a year at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. For information on switching, see the discussion beginning in Section 3.5.2, “Can I switch my savings between investment options?”

•

Your beneficiary designation — consider whether changes should be made in your beneficiaries, particularly when there are important changes in your life, such as marriage, divorce or the birth or adoption of a child. You can get a beneficiary designation form at benefits.ge.com or by calling the GE Enrollment Center at 1-800-252-5259.

3.3 GE SAVINGS AND SECURITY PROGRAM (S&SP) BASICS

This section of the handbook describes how you enroll in the plan and provides other important information.

For details on making contributions (and on the Company match), see Section 3.4, “Saving with S&SP.”

For information on investing your savings, see Section 3.5, “Investing Your S&SP Savings.”

Section 3.6, “S&SP ReadiLoans” and Section 3.7, “S&SP Withdrawals and Distributions” explain how you can access the money in your account, and Section 3.8, “Other S&SP Rules” summarizes certain other plan rules that could affect you.

3.3.1 HOW DO I ENROLL?

If you are a Company employee eligible for S&SP, you may enroll when you are hired.

If your enrollment is received on or before the 20th of the month…

•	Then your participation will begin as of the first pay date in the next month.

If your enrollment is received after the 20th…

•	Then your participation will begin as of the first pay date in the month following the next month.

For example, if you join the Company in early January and your enrollment is received on or before January 20, your participation will begin as of the first pay date in February. If your enrollment is received January 21 through February 20, your participation will begin as of the first pay date in March.

Your enrollment decisions are:

•	Deciding what percentage of your pay to save;

•	Deciding whether to save on a pre-tax basis, an after-tax basis or both;

•	Deciding whether to make catch-up contributions, if you’re eligible;

•	Choosing investment options for your contributions and the Company match; and

•	Choosing your beneficiary(ies).

If you are a temporary employee, see Section 1.0, “Who is eligible to participate in the plan?” for a description of how the plan’s participation rules will apply.

Go to benefits.ge.com for benefits information, forms, transactions and more.

Get easy access to information and transactions. Once you enroll in S&SP, call the GE Transaction Processing Center at 1-800-432-4313 to find out how to access benefits.ge.com and the automated telephone system. This will make it easy to conduct transactions and to get valuable information on your benefits. Remember, it’s extremely important to keep your access information confidential (e.g., passwords), since anyone who knows this will be able to conduct benefit transactions in your name and see a wide range of personal information about you.

ARE YOU A NEW EMPLOYEE?

You may be able to make a rollover — a tax-free transfer — of a distribution from another eligible retirement program into S&SP. See Section 3.4.6, “What are rollover contributions?”

3.3.2 WHAT IS A BENEFICIARY?

Your beneficiary is the person(s), trust or estate you designate to receive the value of your S&SP account in case of your death.

When you enroll in S&SP, you’ll need to name a beneficiary by sending a completed beneficiary designation form to the GE Enrollment Center at the address shown on the form.

If you are married, you must name your spouse as your beneficiary under S&SP, unless you have your spouse’s written consent to name someone else.

You can change your beneficiary at any time by completing a new beneficiary designation form and sending it to the GE Enrollment Center (with your spouse’s written consent if necessary).

Beneficiary designation forms are available at benefits.ge.com or by calling the GE Enrollment Center at 1-800-252-5259.

UPDATE YOUR BENEFICIARIES

Whenever there are important changes in your life — such as your marriage, divorce or the birth or adoption of a child — consider updating your beneficiary designations. You can request a form at benefits.ge.com or by calling the GE Enrollment Center at 1-800-252-5259.

3.4 SAVING WITH S&SP

When you participate in S&SP, you may save from 1% up to 30% of your pay in any whole percentage. Please consult Section 3.4.1, “What pay counts?” for an explanation of what pay counts in calculating these percentage contributions.

You can save on a pre-tax basis, an after-tax basis or a combination of the two. Your contributions will be deducted from your pay.

If you’re at least age 50 (or you will become age 50 during the calendar year), you may be eligible to make additional pre-tax contributions. For details, see Section 3.4.7, “What are catch-up contributions?”

Tax rules may limit the amount you can save in S&SP. For example, employees who are considered highly compensated by the Internal Revenue Service (IRS) may generally contribute up to 10% of pay on a pre-tax basis and up to 12% of pay in total. These limits (including the IRS rules for determining who is highly compensated) are summarized in Section 3.8.4, “How can legal limits affect my savings?”

3.4.1 WHAT PAY COUNTS?

Because your contributions are based on percentages of your pay, it is important to understand what is counted as pay under S&SP. For purposes of S&SP, your pay includes:

•	Normal straight-time annual earnings, including vacation pay and certain other pay for absences;

•	Overtime and night-shift bonuses;

•	Certain commissions and other approved compensation; and

•	Lump-sum wage or salary payments.

For S&SP, your pay does not include:

•	Living allowances;

•	Retainers;

•	Management awards;

•	Suggestion awards;

•	Payments from other Company plans, such as disability or job-loss benefits;

•	Payments of certain compensation (e.g., commissions) made after the year in which you terminate employment; and

•	Any other special payments, unless approved.

See Section 3.8.4, “How can legal limits affect my savings?” for information on IRS limits that may restrict how much pay is considered for purposes of S&SP.

3.4.2 HOW MUCH WILL THE COMPANY CONTRIBUTE?

The Company matches 50% of your contributions up to the first 7% of pay you save (excluding any catch-up contributions). In other words, for every $1 of your regular pre-tax savings and your after-tax savings, up to 7% of your pay, the Company adds 50 cents, so the Company’s contributions can be as much as 3.5% of your pay. (If you are a non-represented, highly compensated employee as defined by the IRS, Company matching contributions are not permitted on the portion you save in U.S. Savings Bonds.)

The Company’s matching contributions are credited monthly, when your contributions are credited.

You pay no taxes on the Company matching contributions you receive when they are added to your account. Instead, taxes are deferred until you receive a withdrawal or distribution of this money from the plan.

THE COMPANY HELPS YOU SAVE

For every $1 you contribute (other than catch-up savings), up to 7% of your pay, the Company adds 50 cents.

Go to benefits.ge.com for benefits information, forms, transactions and more.

IMMEDIATE VESTING

“Vesting” means that you have earned a right to receive benefits under a plan. With S&SP, vesting means you have the right to your full S&SP balance, even if you leave the Company. Under S&SP, you are immediately vested in your contributions, Company matching contributions you receive and any earnings on your S&SP balance.

SAVING FOR YOUR FUTURE: IT’S NEVER TOO EARLY

Kristen, a 30-year-old employee who makes $40,000 a year, decides to save 7% of her pay in S&SP. This chart shows how much more money Kristen will have in her S&SP account when she retires at age 60 if she starts saving today, instead of 3, 5, 7 or 10 years from today.

If savings begin…	Kristen’s account balance at age 60 will be…
At age 40	$358,000
At age 37	$432,500
At age 35	$485,200
At age 33	$541,000
Today – at age 30	$630,900

This chart assumes: the Company match continues unchanged; investments earn a return of 7% each year; Kristen’s salary increases by 4% a year and she does not take any money out of the plan during this period. This example is for illustrative purposes only. Your actual investment return may be more or less, depending on your investment elections and the actual performance of the S&SP investment options you elect.

3.4.3 WHAT IS THE DIFFERENCE BETWEEN PRE-TAX SAVINGS AND AFTER-TAX SAVINGS?

Your decisions about saving on a pre-tax or an after-tax basis will affect:

•	Whether you reduce your current income tax liability;

•	The terms under which you can make withdrawals from your S&SP account; and

•	The amount of income taxes you will owe on the withdrawals or distributions you receive from your S&SP account.

PRE-TAX SAVINGS

Pre-tax contributions (including catch-up contributions) are deducted from your pay before federal and (in most places) state and local income taxes are calculated, reducing your taxable income, your income tax withholding and your current annual tax bill. Saving on a pre-tax basis defers your taxes until you take the pre-tax money out of the plan.

IRS rules regulate and limit withdrawals of pre-tax contributions while you’re working for the Company or any affiliate, as described in Section 3.7.5, “How can I request a withdrawal or distribution?” These rules restrict your access to the money until you retire or terminate service (except in cases of proven financial hardship). However, you may be able to borrow from your account using S&SP’s ReadiLoan feature, as described in Section 3.6, “S&SP ReadiLoans.”

There are other IRS limits on pre-tax contributions that could affect the total amount you may save. For details, see Section 3.8.4, “How can legal limits affect my savings?”

When you receive a withdrawal or distribution from S&SP, you’ll owe taxes on the portion attributable to your pre-tax savings. Options may exist to help you reduce or defer the tax you owe at that time. For details, see Section 3.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 3.7.11, “What special rules apply if I was born before January 1, 1936?”

AFTER-TAX SAVINGS

While you’re employed, you can withdraw after-tax savings more easily than pre-tax savings. This is because after-tax savings withdrawals are not subject to the IRS rules that apply to pre-tax savings withdrawals. However, saving on an after-tax basis does not reduce your current tax bill the way saving on a pre-tax basis does.

You can save any portion of your contributions on an after-tax basis. After-tax contributions are deducted from your pay after taxes are calculated.

When you receive a withdrawal or distribution from the plan, you pay no taxes on the portion attributable to after-tax contributions because this money has already been taxed. Options may exist to help you reduce or defer the tax you owe on the Company match or any investment earnings at that time.

For details, see Section 3.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 3.7.11, “What special rules apply if I was born before January 1, 1936?”

AN EXAMPLE: THE PRE-TAX ADVANTAGE

Renata is an employee who makes $45,000 a year. In order to maximize the Company match, she saves 7% of her pay in S&SP ($3,150 a year or $263 a month).

	With pre-tax contributions	With after-tax contributions
Annual pay	$45,000	$45,000
Pre-tax savings (7%)	- $3,150	$0
Taxable income	$41,850	$45,000
Estimated federal income tax*	- $4,699	- $5,486
FICA tax	- $3,443	- $3,443
After-tax savings (7%)	$0	- $3,150
Take-home pay before other deductions	$33,708	$32,921
Annual federal income tax savings	$788

By saving on a pre-tax basis, Renata reduces her federal income taxes by $788 during her first year of participation, for a tax savings of about $66 every month.

*	Assumes standard deduction for a single person with one exemption at 2007 tax rates. In most states, tax savings are higher when savings on state and local income taxes are considered.

TAX ADVANTAGES OF S&SP SAVINGS

•	You can defer taxes on the pay you save on a pre-tax basis and reduce taxable income now;

•	Your savings can grow tax-free until withdrawal or distribution;

•	You may be eligible for favorable tax treatment when you receive the money.

Go to benefits.ge.com for benefits information, forms, transactions and more.

3.4.4 CAN I CHANGE MY CONTRIBUTIONS OR HOW THEY’RE BEING INVESTED?

You can change your regular pre-tax contributions and your after-tax contributions — increasing, decreasing, stopping or resuming them — as often as once a month.

Once you’ve elected catch-up contributions for a calendar year, however, you can cancel, but you can’t otherwise change your catch-up election for that year. If you do cancel your election, you won’t be able to make catch-up contributions for the rest of the year. See Section 3.4.7, “What are catch-up contributions?”

You can also change the way your future contributions, Company match and any ReadiLoan repayments will be invested.

Changes completed on or before the 20th day of any month become effective as of the first pay date in the following month. Changes completed after the 20th day of any month become effective as of the first pay date in the month after the following month.

MAKE CHANGES AT BENEFITS.GE.COM OR BY PHONE

You can change the amount you are contributing or the way your contributions are being invested at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

3.4.5 WHAT IF I STOP CONTRIBUTING?

If you stop your contributions, the Company’s matching contributions stop on the same date. The savings you’ve already accumulated — both your own and any Company match — will remain in the plan.

RESUMING CONTRIBUTIONS

You can resume your contributions once they have been stopped for at least one month (except catch-up contributions, which are subject to the special rule discussed in Section 3.4.4, “Can I change my contributions or how they’re being invested?”). In most cases, your Company match resumes when your contributions start again.

3.4.6 WHAT ARE ROLLOVER CONTRIBUTIONS?

A rollover is a transfer of some or all of your money from another eligible retirement program to S&SP. You can use a rollover to defer the taxes you might otherwise owe on distributions from these other programs, since the amounts you roll over won’t be subject to tax until they are paid out of S&SP. You can also use a rollover to help you consolidate your retirement savings.

You can make a rollover to S&SP in one of two ways. In a direct rollover, the other retirement program makes the check for your distribution payable directly to S&SP. In an indirect rollover, the check is made payable to you, and within 60 days of receiving it, you turn the funds over to S&SP. In either case, your rollover cannot consist of securities. It must be cash (i.e., a check).

S&SP will accept rollovers from the following retirement programs:

•	Qualified retirement plans (401(k) plans, profit-sharing plans, stock bonus plans, money purchase plans, defined benefit plans and 403(a) annuity plans);

•	Traditional IRAs (which doesn’t include Roth IRAs), but only in an indirect rollover — where the check is made payable to you and you turn the funds over to S&SP within 60 days;

•	Governmental 457 plans; and

•	403(b) annuity contracts.

S&SP will also accept rollovers of distributions from eligible retirement programs that you may receive as a surviving spouse.

The portion of a distribution that consists of after-tax money can be rolled over to S&SP only if the distribution is from a qualified retirement plan and only if the rollover is direct (the check is made payable to S&SP instead of to you).

To begin the rollover process, you can get the rollover form at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316. The Company will verify that your rollover meets IRS and plan requirements before accepting it. If your rollover contribution is accepted, it will not receive a Company matching contribution.

3.4.7 WHAT ARE CATCH-UP CONTRIBUTIONS?

Catch-up contributions are pre-tax contributions that exceed the normal plan limits. They are intended to allow you to increase your savings as you near retirement.

You can elect catch-up contributions for any calendar year in which you are at least age 50, and also for the calendar year in which you will turn 50.

ELECTING CATCH-UP CONTRIBUTIONS

Catch-up elections are made during annual enrollment and become effective with the first regular paycheck in the following calendar year.

Catch-up elections must specify the dollar amount of catch-up savings, up to the limit permitted for the year (e.g., $5,000 for 2008). See Section 3.8.4, “How can legal limits affect my savings?” for an explanation of the catch-up limits.

Catch-up elections for one calendar year will not carry over to subsequent years. Instead, a new election must be made each annual enrollment if you want to continue making catch-up contributions.

Catch-up contributions will generally be withheld in equal amounts from each regular paycheck over the course of the calendar year. For example, if you elect to make $1,200 in catch-up contributions and you are paid monthly, $100 will be withheld from each regular paycheck. If your pay frequency changes, the amount deducted from your regular paycheck will be adjusted as necessary to ensure that the full amount you’ve elected for the year is actually contributed.

Alternatively, you may elect to contribute a specified dollar amount from your pay, and that amount will be withheld from each regular paycheck until the amount you elected for the full year has been contributed. You should consider this approach if you want to save more earlier in the calendar year. For example, if you didn’t want to wait the whole calendar year to make your $1,200 in catch-up contributions, you could elect to have $300 withheld from each of your first four regular paychecks.

PLAN LIMITS AND MATCHING CONTRIBUTIONS

Catch-up contributions are intended for those who are already saving at the normal S&SP limits, and who are already maximizing their matching contributions. Please see Section 3.8.4, “How can legal limits affect my savings?” for an explanation of many of these limits.

Catch-up contributions are not matched. So, if you elect catch-up contributions even though you’re not saving at the regular plan limits, you could forgo a match you would have otherwise received.

Also, if you do elect catch-ups and then don’t save at the regular plan limits, IRS rules may require the Company to reclassify some or all of your catch-up contributions as regular pre-tax contributions. If this happens, the reclassified amounts won’t receive the Company match.

Go to benefits.ge.com for benefits information, forms, transactions and more.

REMEMBER…

Catch-up contributions aren’t matched. Be sure you are taking full advantage of Company matching contributions through your regular pre-tax savings and your after-tax savings before you elect to make catch-up contributions.

NEW EMPLOYEES

Eligible employees hired during the year can make a catch-up election within 31 days of joining the Company. A mid-year election completed on or before the 20th day of any month will become effective as of the first pay date in the following month. A mid-year election completed after the 20th day of any month will become effective as of the first pay date in the month after the following month. Catch-up contributions for a mid-year election will be withheld in equal installments over the remaining portion of the calendar year.

LEAVES OF ABSENCE

If you are making catch-up contributions and go on an unpaid leave of absence, catch-up contributions will stop during the absence. What happens when you return depends on when your leave ends.

If the leave ends in the same calendar year it began, catch-up contributions will automatically resume in the same amount as before.

If the leave ends in a later calendar year, catch-up contributions won’t resume automatically. Instead, you’ll need to make a new election during the annual enrollment preceding the calendar year your leave ends. The amount that will be deducted from your regular pay when you return to work will be calculated as if you were going to be making catch-up contributions for the entire calendar year.

In either case, you may be able to make up some or all of the catch-up contributions you missed during your leave by contacting the GE Payroll Center at 1-800-315-1082 within 31 days of your return to work, but not later than November  20 of the year you return.

3.4.8 CAN I GET A TAX CREDIT FOR CONTRIBUTING TO S&SP?

In some cases, yes. The IRS “Savers Credit” may let you reduce your federal income taxes by as much as 50% of the first $2,000 you contribute to S&SP (and to certain other retirement programs).

The credit is fully explained in the “Special Notice for S&SP,” which you can get at benefits.ge.com under “Forms and Documents,” or by calling the GE Transaction Processing Center at 1-800-432-4313. Here are a couple of highlights:

•	The credit is available only if your adjusted gross income doesn’t exceed a certain amount (e.g., for 2008, $53,000 if you’re married filing jointly, or $26,500 if your filing status is single).

•	Payments from certain retirement programs, including S&SP, may reduce the credit — make sure you consider this if you’re thinking about taking a withdrawal or distribution.

Please read the complete explanation contained in the Special Notice, and then examine your contributions to S&SP and all other retirement programs to make sure that you are taking full advantage of the credit.

3.5 INVESTING YOUR S&SP SAVINGS

You decide how to invest your savings — both your contributions and the Company match. You’ll need to decide how the money is invested when it is first contributed to the plan, as well as whether to reallocate funds already in the plan. You choose from the following investment options:

•	Vanguard® Institutional Index Fund;

•	GE S&S Program Mutual Fund;

•	GE Institutional International Equity Fund;

•	GE Institutional Small-Cap Equity Fund;

•	GE Institutional Strategic Investment Fund;

•	GE S&S Income Fund;

•	GE S&S Short-Term Interest Fund;

•	GE S&S Money Market Fund;

•	U.S. Savings Bonds (after-tax contributions only); and

•	GE Common Stock (GE Stock).

See Section 3.5.1, “A quick look at your investment options,” which gives you a brief description of these options.

The terms of S&SP require the plan to include the following six investment options: the GE S&S Program Mutual Fund, GE S&S Income Fund, GE S&S Short-Term Interest Fund, GE S&S Money Market Fund, U.S. Savings Bonds (for after-tax contributions only), and GE Stock. The terms of S&SP permit the plan’s fiduciaries to add or delete other investment funds in the future in their discretion. You’ll receive further information if that happens.

IT’S UP TO YOU

You are responsible for choosing investments based on your own personal savings goals.

Investment rules:

•

Regular pre-tax contributions and after-tax contributions — may be invested in any combination of investment options in multiples of  1/2% of pay; your total regular pre-tax contributions and your total after-tax contributions must each equal a whole number percentage. For example, if you were making 7% in regular pre-tax contributions, you could invest 2.5% in the Vanguard® Institutional Index Fund and 4.5% in the GE S&S Income Fund;

•	Company contributions — must be invested in one option;

•

Catch-up and rollover contributions — may be invested in any combination of investment options in multiples of 1%. For example, you could invest 55% of your rollover in the GE S&S Program Mutual Fund, 15% in the GE Institutional International Equity Fund and 30% in the GE S&S Money Market Fund.

Investment earnings are automatically reinvested in the same option, except for GE Stock dividends paid to you in cash under the GE Stock Dividend Payout Option. See Section 3.5.4, “What happens to GE Stock dividends?” for more information.

Your pre-tax contributions (including catch-up contributions), after-tax contributions and Company matching contributions are used to purchase your selected investments at the market closing prices on the last New York Stock Exchange trading day of the month in which the contributions are credited to your account. See the definition of market closing price in “Key Terms.”

Rollover contribution investments are valued at the market closing prices on the day acceptable rollover documentation is received in accordance with plan procedures. If the New York Stock Exchange is closed on that day, the investments will be valued based on the market closing prices on the next trading day.

Go to benefits.ge.com for benefits information, forms, transactions and more.

3.5.1 A QUICK LOOK AT YOUR INVESTMENT OPTIONS

Achieving your financial goals requires a carefully thought-out plan. Here are a few key points to think about as you decide how to invest your S&SP savings:

•	Your strategy should reflect your own personal situation, including your goals, your time frame and your tolerance for risk.

•	Consider all your assets, not just those in S&SP, when planning your investment decisions.

•

Remember that diversification (not keeping all your eggs in one basket) should be part of any sound strategy, because it can help you reduce risks and ride out the inevitable ups and downs in the markets.

•	Periodically review your strategy and your goals to make sure you stay on track.

S&SP offers the following investment choices to help you put together a well-diversified portfolio that suits your needs and your investment style:

Vanguard® Institutional Index Fund — a registered investment company that employs a “passive management” or indexing investment approach designed to track the performance of the Standard and Poor’s 500 Index, which is composed primarily of equity securities of large U.S. companies.

GE S&S Program Mutual Fund — a registered investment company that invests primarily in a diversified portfolio of equity securities of U.S. companies.

GE Institutional International Equity Fund — a registered investment company that invests at least 80% of its net assets in international equity securities under normal circumstances. International equity securities are those securities issued by companies in developed and developing countries outside the U.S.

GE Institutional Small-Cap Equity Fund — a registered investment company that invests at least 80% of its net assets in equity securities of small-cap companies (those with market capitalizations in the same range as the companies in the Russell 2000 Index) under normal circumstances.

GE Institutional Strategic Investment Fund — a registered investment company that invests primarily in a combination of equity securities (U.S. and non-U.S.) and investment grade debt securities.

GE S&S Income Fund — a registered investment company that invests at least 80% of its net assets in debt securities under normal circumstances and invests primarily in a variety of investment grade debt securities with a weighted average maturity that is normally about five to ten years.

GE S&S Short-Term Interest Fund — invests primarily in a variety of investment grade debt securities with a weighted average maturity that is normally not more than three years.

GE S&S Money Market Fund — invests primarily in short-term, U.S. dollar denominated money market instruments and other debt instruments that mature in one year or less.

U.S. Savings Bonds (after-tax savings only)* — consists of individual participants’ investments in Series “EE” Savings Bonds issued by the U.S. Treasury, which mature in 30 years.

GE Common Stock — consists solely of shares of GE Common Stock (GE Stock). It is not a managed fund. This option allows you to participate in the performance of GE Stock, both positive and negative, and is subject to the risk of sharp declines in the price of GE Stock and extended periods in which the price of GE Stock declines or remains depressed.

*	If you choose this investment option, bonds will be purchased each month if enough money ($50) is in your savings to buy at least one $100 bond. U.S. Savings Bonds purchased with your after-tax contributions are automatically delivered to you after two full calendar years from the date of purchase.

MORE INFORMATION

This section provides a very brief overview of your S&SP investment choices. Before making your decisions, you should also read the rest of this summary plan description. In addition, the following documents concerning S&SP investment options are available:

•	GE Institutional Funds Prospectus — International Equity Fund, Small-Cap Equity Fund, Strategic Investment Fund;

•	Vanguard® Institutional Index Fund Institutional Shares and Institutional Plus Shares Prospectus;

•	S&S Program Supplemental Information document; and

•	General Electric Company Annual Report.

You can obtain all of these materials online at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313.

If you think you would benefit from additional information or from professional investment advice regarding your choices, you may wish to consult your personal financial or investment adviser. However, no Company officer, director, or employee is authorized to advise you regarding your investment choices. Please refer to the Department of Labor’s Web site for sources of information on individual investing and diversification (www.dol.gov/ebsa/investing.html).

S&SP participants have access to the same information about GE that is available to GE’s public shareholders. GE policy prohibits S&SP’s fiduciaries from disclosing any material, non-public information about GE to S&SP’s participants and beneficiaries or from acquiring, selling, or taking other action with respect to GE Stock on behalf of S&SP based on any material, non-public information about GE.

The advantages of diversification — to help achieve long-term retirement security, you should give careful consideration to the advantages of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while reducing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Depending on your circumstances, an even lower percentage may be appropriate. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of S&SP. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerances for risk.

Periodic review — it is important to periodically review your investment portfolio, your investment objectives and the investment options under S&SP to help ensure that your savings will meet your retirement or other goals.

A note about the GE Institutional Strategic Investment Fund — the GE Institutional Strategic Investment Fund offers a convenient way to diversify your investments among equities securities (U.S. and foreign) and investment grade debt securities. You could achieve a similar, but not identical, S&SP portfolio at a lower cost by investing directly in the GE S&S Program Mutual Fund, the GE S&S Income Fund and the GE Institutional International Equity Fund and directing investment switches to reallocate your portfolio from time to time. However, with the GE Institutional Strategic Investment Fund, professional managers monitor the asset allocation and adjust it based on their expertise and evaluation of market conditions. The higher operating expenses for this fund are, in part, a charge for this professional management service. The documents listed above provide more detailed information about this.

Go to benefits.ge.com for benefits information, forms, transactions and more.

3.5.2 CAN I SWITCH MY SAVINGS BETWEEN INVESTMENT OPTIONS?

You can conduct up to 24 investment switches each calendar year, either online at benefits.ge.com, by phone at 1-800-432-4313 or by mail at the GE Transaction Processing Center Mail Distribution Room, PO Box 44079, Jacksonville, FL 32231-4079. You cannot switch investments by fax or email.

HOW SWITCHING WORKS

An investment switch consists of one continuous online or telephone session, or one mailing to the GE Transaction Processing Center, in which you direct the transfer of money between two or more of the available investment options. You can use a single switch to make as many transfers as you want, subject to the following rules:

•	Each transfer has to move money in increments of 1% from one investment option to another, or equally to two others;

•	Money can’t be transferred into and out of the same investment option during a single switch; and

•	Money can’t be transferred out of the same option more than once during a single switch.

Also, you can only complete one switch on any day, and you must save one switch for each remaining month of the year. (For example, through October of any year you can use up to 22 switches so that one switch remains for November and one for December.)

You cannot switch into U.S. Savings Bonds, and you can’t switch out of U.S. Savings Bonds that were purchased subsequent to 1988 with after-tax contributions.

For transactions at benefits.ge.com and by phone, be sure you understand the process, complete all the steps and finalize your transaction by confirming it in accordance with the instructions provided to you while you are conducting your transaction.

Making switches

Example #1

Kim wants to move money out of GE Stock equally into two other options, and out of the GE Institutional Small-Cap Equity Fund into one other option. She can do both transfers in one switch as long as her instructions are given during a single continuous phone or online session, or in one mailing to the GE Transaction Processing Center.

Example #2

Ian wants to move all the money in his account from his current investments into the GE S&S Money Market Fund. All of these transfers will count as one switch as long as they are conducted during a single continuous phone or online session, or through one mailing to the GE Transaction Processing Center.

Example #3

Carmen wants to move money from the GE Institutional Strategic Investment Fund into two different options, but not in equal amounts. This would require the use of two separate switches on two separate days. This is because a single transfer can only move money from one option to another or equally to two other options, and because money cannot be transferred out of the same option more than once in a single switch.

60-DAY RESTRICTION FOLLOWING CERTAIN SWITCHES

Most of S&SP’s investment options are subject to a special rule limiting the frequency of switches. Under this rule, once you switch any amount out of an affected option, you won’t be able to switch any amount into that same option during the 60-day period that starts on the day your switch is valued. See Section 3.5.3, “How are my switched investments valued?” for an explanation of the switch valuation rules. This restriction is in response to U.S. Securities and Exchange Commission rules governing mutual funds and is designed to protect investors.

The following investment options are subject to the 60-day restriction:

•	Vanguard® Institutional Index Fund;

•	GE S&S Program Mutual Fund;

•	GE Institutional International Equity Fund;

•	GE Institutional Small-Cap Equity Fund;

•	GE Institutional Strategic Investment Fund;

•	GE S&S Income Fund; and

•	GE S&S Short-Term Interest Fund.

It is important to note that this limit only affects your ability to switch existing investments into the affected funds. It does not affect your ability (1) to switch existing money out of any fund into a non-affected fund, such as the GE S&S Money Market Fund, or (2) to change your investment elections for any new money being added to your account (your contributions, the Company match, loan repayments or rollovers). See Section 3.4.4, “Can I change my contributions or how they’re being invested?” This rule also does not affect your ability to receive a withdrawal or distribution, or to take an S&SP ReadiLoan. See Section 3.6, “S&SP ReadiLoans” and Section 3.7, “S&SP Withdrawals and Distributions.”

The 60-day restriction

Burt switches money from the GE Institutional International Equity Fund to the Vanguard® Institutional Index Fund, and the switch is valued based on the market closing prices on June 15. As a result of the 60-day restriction, Burt won’t be able to switch any money into the GE Institutional International Equity Fund until August 14. At any time after the switch, however, Burt can still move any or all of his account balance into an available fund, such as the GE S&S Money Market Fund, in accordance with regular plan rules. In addition, both during and after the 60-day period, Burt can continue to direct the investment of any funds being added to his account, and to avail himself of any distribution, withdrawal or loan opportunity offered by S&SP, all in accordance with normal plan rules.

3.5.3 HOW ARE MY SWITCHED INVESTMENTS VALUED?

The value of your switched investments depends on when the switch transaction is confirmed, and that depends on how you make the switch:

•	Online at benefits.ge.com or by phone — your switch is confirmed when the GE Transaction Processing Center receives confirmation of the switch in accordance with plan rules;

•	By mail — your switch is confirmed when your letter is date- and time-stamped upon receipt at the GE Transaction Processing Center in accordance with plan rules.

If your transaction is confirmed before the close of regular trading on a day the New York Stock Exchange (NYSE) is open...

•	Then it is valued based on the market closing prices on that day.

If your transaction is confirmed at or after the close of regular trading on an NYSE trading day, or at any time on a day the NYSE is closed (including weekends)...

•	Then it is valued based on the market closing prices on the next NYSE trading day.

Please note that even if you make your call or log on to benefits.ge.com before the close of regular trading on an NYSE trading day, if your transaction isn’t confirmed before the close of regular trading according to the preceding rules, then it will be valued based on the market closing prices on the next NYSE trading day.

See the definition of market closing price in “Key Terms.”

Go to benefits.ge.com for benefits information, forms, transactions and more.

If you’re making a switch on an NYSE trading day...

Through benefits.ge.com or by phone and want your transaction to be valued at the market closing prices for that trading day, be sure to take action well before the NYSE closes, which is usually but not always 4 p.m., Eastern time. The GE Transaction Processing Center and the “Investment Switch” option at benefits.ge.com are available starting at 7 a.m., Eastern time. You may not be able to conduct your switch if transaction volume is unusually high or if there are technical difficulties. Volume typically increases later in the trading day.

SOME VALUATION EXAMPLES

Example #1

Wylie has 100 shares of GE Stock and decides to switch all of it to the GE S&S Income Fund. He calls the GE Transaction Processing Center and his transaction is confirmed before the close of regular trading on a day the NYSE is open.

Since Wylie’s transaction was confirmed before the close of regular trading on an NYSE trading day, it is valued based on that day’s market closing prices, which we’ll assume are $35 for GE Stock and $10 for the GE S&S Income Fund.

Transaction process

Sell:	Buy:

GE Stock	GE S&S Income Fund

100 shares x $35 per share = $3,500	$3,500 / $10 per unit = 350 units

Result

After the switch, Wylie has 350 units of the GE S&S Income Fund and no shares of GE Stock in his account. The value of the units immediately after the switch is the same as the value of the Stock immediately before the switch ($3,500).*

Example #2

Esperanza has 260 units in the GE S&S Program Mutual Fund, which she wants to switch equally into the Vanguard® Institutional Index Fund and the GE S&S Short-Term Interest Fund. She logs on to benefits.ge.com three minutes before the close of regular trading on a day the NYSE is open. Five minutes after the close of regular trading, her switch is confirmed.

Because Esperanza’s switch was confirmed after the close of regular trading, it will be valued based on the market closing prices on the next NYSE trading day. Assume that the following day, the NYSE is open and that the market closing prices on that day are $45 for the GE S&S Program Mutual Fund, $130 for the Vanguard® Institutional Index Fund and $10 for the GE S&S Short-Term Interest Fund.

Transaction process

Sell:	Buy:

Vanguard® Institutional Index Fund

GE S&S Program Mutual Fund	$5,850 / $130 per unit = 45 units

260 units x $45 per unit = $11,700	GE S&S Short-Term Interest Fund

$5,850 / $10 per unit = 585 units

Result

After the switch, Esperanza has 45 units of the Vanguard® Institutional Index Fund, 585 units of the GE S&S Short-Term Interest Fund and no units of the GE S&S Program Mutual Fund. Again, the combined value of the units immediately after the switch is the same as the value of the units immediately before the switch ($11,700).

*	See Section 3.7.9, “What special tax rule applies to GE Stock payouts?” for an explanation of the possible tax consequences of a switch involving GE Stock.

REMEMBER...

Investment switches are valued based on market closing prices on the day you make the switch, if the switch is confirmed before the close of regular trading on an NYSE trading day. If the switch is confirmed at or after the close of regular trading or at any time on a non-trading day, the investments are valued based on the market closing prices on the next NYSE trading day.

3.5.4 WHAT HAPPENS TO GE STOCK DIVIDENDS?

Dividends for the shares of GE Stock you hold in your S&SP account are automatically reinvested in additional GE shares in your account, unless you elect the GE Stock Dividend Payout Option. This option allows you to receive a dividend check each quarter for any dividends paid on all GE Stock shares in your S&SP account.

You receive the dividend declared by the General Electric Company Board of Directors based on the number of GE Stock shares you hold in S&SP as of the start of trading on the New York Stock Exchange ex-dividend date — the cutoff date used to determine those S&SP shares that are eligible for a dividend payment. You will not be eligible to receive quarterly dividends for shares purchased on or after the ex-dividend date until the next dividend is paid.

If you elect the GE Stock Dividend Payout Option, you’ll receive any dividends paid each quarter. The dividend checks will be sent to the address you have on file with the Company, and are usually mailed to arrive on or about the dividend payment date.

FEDERAL TAXES

Although most dividends on stock are taxed at long-term capital gains rates, this rule generally does not apply to dividends on stock held in tax-qualified plans such as S&SP. (Please note that the current long-term capital gains treatment for most dividends is scheduled to end after 2010.)

If your dividends are reinvested in additional shares of GE Stock — they’ll be subject to tax under the normal rules when you receive payments from the plan. This means they will be taxed at ordinary income rates unless you roll the payments over or another exception applies. These rules are discussed in Section 3.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 3.7.11, “What special rules apply if I was born before January 1, 1936?”

If your dividends are paid to you under the GE Stock Dividend Payout Option — they’ll be subject to tax at ordinary income rates when paid. You won’t be able to roll them over, but the 10% penalty tax applicable to certain payments from S&SP before age 59 1/2 won’t apply. In addition, taxes will not be withheld from your dividend checks. You should consider this when determining your payroll tax withholding elections and making any required estimated tax payments.

3.5.5 HOW DO I ELECT DIVIDEND PAYOUTS?

You can elect the GE Stock Dividend Payout Option at any time by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316. To receive a dividend payout, you must make your election prior to its ex-dividend date.

If you elect the GE Stock Dividend Payout Option, it will remain in effect until you cancel it. You may cancel your election at any time prior to the ex-dividend date for any dividend, in which case your dividends will automatically be reinvested as described in Section 3.5.4, “What happens to GE Stock dividends?”

Go to benefits.ge.com for benefits information, forms, transactions and more.

Your payout election does not affect any other investments you hold in S&SP, nor does it affect dividends on other shares of GE Stock you may own outside of S&SP.

This option is available to S&SP participants who hold GE Stock in S&SP, including active and inactive employees and participants who have terminated employment but retain their S&SP account balances. Beneficiaries and participants with accounts subject to qualified domestic relations order (QDRO) restrictions are not eligible. In addition, employees of a participating affiliate that is not a corporation may not be eligible.

3.6 S&SP READILOANS

S&SP ReadiLoans allow you, as an active employee of the Company or any affiliate, to borrow from your S&SP account, for any reason, without the taxes you face for withdrawals. (The tax consequences of withdrawals are described beginning in Section 3.7.7, “Are my withdrawals and distributions subject to federal taxes?”) ReadiLoans are not available to former employees who have terminated service with the Company and all affiliates.

You repay your ReadiLoan, with interest, through regular payroll deductions. Both principal and interest go back into your account in the investment option you select.

Your ReadiLoan is secured by a portion of the money remaining in your account.

Your after-tax savings invested after 1988 in U.S. Savings Bonds are not eligible for ReadiLoans.

You may have up to two outstanding ReadiLoans at a time; however, you may take only one new ReadiLoan in a calendar year. A ReadiLoan in default counts as an outstanding ReadiLoan.

3.6.1 HOW MUCH CAN I BORROW THROUGH READILOANS?

The maximum you may borrow is the lesser of:

•	$50,000, reduced by your highest outstanding ReadiLoan balance from the past 12 months; or

•	50% of your available account balance, excluding U.S. Savings Bonds purchased with after-tax contributions after 1988.

The minimum you may borrow is $500 (which means you must have at least $1,000 in eligible funds in your account).

3.6.2 HOW DO I PAY BACK A READILOAN?

You must make regular repayments on your ReadiLoan, or your loan may be defaulted. See Section 3.6.6, “What if I default on my ReadiLoan?”

If you are an active employee...

•

Then your repayments are through regular payroll deductions. Repayments are deducted from your pay before S&SP contributions and any other savings are deducted. If your repayment deduction is larger than your paycheck, you may need to make the repayment by personal check. You are ultimately responsible for ensuring that your regular ReadiLoan repayments are made even if the repayments cannot be made through payroll deduction.

If you leave the active payroll...

•	Then you must continue repaying your ReadiLoan by sending a repayment check each month to the GE Transaction Processing Center. You’ll receive a coupon book to inform you of your payment schedule.

Generally, the term of your ReadiLoan is for 1, 2, 3, 4 or 4 1/2 years. However, if you take out a ReadiLoan to purchase your principal residence, you have from 5 to 15 years to repay it.

3.6.3 WHAT IS THE READILOAN INTEREST RATE?

The interest you pay on your ReadiLoan is based on the monthly average of the composite yield on corporate bonds published by Moody’s Investors Service for the month that is two months before the month in which you requested the ReadiLoan.

The interest rate is fixed for up to five years. Interest on a principal residence ReadiLoan will be recalculated every five years. The new rate will be based on the rate in effect for new ReadiLoans on the fifth and tenth anniversaries of the date of the ReadiLoan.

The interest on your ReadiLoan is not deductible for income tax purposes.

3.6.4 HOW ARE MY READILOAN REPAYMENTS INVESTED?

Your repayments, including interest, are invested in any one investment option of your choice, excluding U.S. Savings Bonds.

You may change your repayment investment election monthly.

If a ReadiLoan repayment investment election change is completed on or before the 20th day of any month...

•	Then the change becomes effective as of the first pay date in the following month.

If the repayment investment election change is completed after the 20th day of any month...

•	Then the change becomes effective as of the first pay date in the month after the following month.

ReadiLoan repayment investments are valued at the market closing price on the last New York Stock Exchange trading day of the month in which they are credited to your account. See the definition of market closing price in “Key Terms.”

You can change your ReadiLoan repayment investment election at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

3.6.5 CAN I PAY BACK A READILOAN EARLIER THAN SCHEDULED?

Yes. After you’ve had a ReadiLoan at least three months, you may prepay the loan in full. Prepayments must be for the full outstanding balance; partial prepayments are not allowed.

If you prepay your ReadiLoan, the prepayment investment is valued at the market closing price on the day the payment is accepted in accordance with plan rules. If the New York Stock Exchange (NYSE) is closed on that day, the investment will be valued based on the market closing price on the next NYSE trading day. See the definition of market closing price in “Key Terms.”

Information on the prepayment process is available at benefits.ge.com or you can call the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

Go to benefits.ge.com for benefits information, forms, transactions and more.

3.6.6 WHAT IF I DEFAULT ON MY READILOAN?

If you don’t repay a personal ReadiLoan within five years, or if you miss a payment and don’t make it up (with interest) by the end of the calendar quarter following the quarter in which it was due, your loan may default under IRS rules. If you are on an approved leave of absence, you may be able to suspend loan repayments without causing a default.

If your loan defaults, the outstanding balance — the unpaid principal plus interest — is reported as a distribution, which means the taxable portion of that amount is subject to applicable taxes. A ReadiLoan in default counts as an outstanding ReadiLoan. You may have up to two outstanding ReadiLoans at a time.

Information on how you can repay a defaulted ReadiLoan is available at benefits.ge.com or you can call the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

3.6.7 HOW DO I REQUEST A READILOAN?

There are three ways to request a ReadiLoan:

•	Online at benefits.ge.com;

•	By phone at 1-800-432-4313; or

•	By mail at the GE Transaction Processing Center Mail Distribution Room, PO Box 44079, Jacksonville, FL 32231-4079.

You cannot request a ReadiLoan by fax or email.

For transactions at benefits.ge.com and by phone, be sure you understand the process, complete all the steps and finalize the transaction by confirming it in accordance with the instructions provided to you while you are conducting your transaction.

When requesting a ReadiLoan, be prepared to indicate how you’d like your repayments invested.

RECEIVING YOUR READILOAN

You’ll receive a check for the full ReadiLoan amount, usually within eight business days of your request. The check stub will describe the details of the ReadiLoan transaction.

REPAYING YOUR READILOAN

Payroll deductions for repayment start automatically the second month after the check is issued. They continue until the ReadiLoan is repaid.

If you’re considering a ReadiLoan

You can select the “Loan Request” option from the S&SP Transactions menu on benefits.ge.com or call the GE Transaction Processing Center at 1-800-432-4313 to determine:

•	How much you’re eligible to borrow;

•	The current interest rate; and

•	What your monthly repayment schedule would be.

3.6.8 HOW ARE INVESTMENTS VALUED IF LIQUIDATED FOR A READILOAN?

When the investments in your S&SP account are liquidated to provide your ReadiLoan, the value of the liquidated investments depends on when your ReadiLoan request is confirmed, and that depends on how you request your ReadiLoan:

•	Online at benefits.ge.com or by phone — your ReadiLoan request is confirmed when the GE Transaction Processing Center receives confirmation of the request in accordance with plan rules;

•	By mail — your ReadiLoan request is confirmed when your letter is date- and time-stamped upon receipt at the GE Transaction Processing Center in accordance with plan rules.

If your ReadiLoan request is confirmed before the close of regular trading on a day the New York Stock Exchange (NYSE) is open...

•	Then the investments liquidated to provide your ReadiLoan are valued based on the market closing prices on that day.

If your ReadiLoan request is confirmed at or after the close of regular trading on an NYSE trading day, or at any time on a day the NYSE is closed (including weekends)...

•	Then the investments liquidated to provide your ReadiLoan are valued based on the market closing prices on the next NYSE trading day.

Please note that even if you make your call or log on to benefits.ge.com before the close of regular trading on an NYSE trading day, if your ReadiLoan request isn’t confirmed before the close of regular trading according to the preceding rules, then the liquidated investments will be valued based on the market closing prices on the next NYSE trading day. See the definition of market closing price in “Key Terms.”

If you’re requesting a ReadiLoan on an NYSE trading day...

Through benefits.ge.com or by phone and want your liquidated investments to be valued at the market closing prices for that trading day, be sure to take action well before the NYSE closes, which is usually but not always 4 p.m., Eastern time. The GE Transaction Processing Center and the “Loan Request” option at benefits.ge.com are available starting at 7 a.m., Eastern time. You may not be able to conduct your ReadiLoan transaction if transaction volume is unusually high or if there are technical difficulties. Volume typically increases later in the trading day.

3.7 S&SP WITHDRAWALS AND DISTRIBUTIONS

Your ability to make withdrawals or take distributions from your S&SP account depends on whether you are still employed.

While you are still employed by the Company (or an affiliate), you can use regular withdrawals to access your after-tax contributions, Company matching contributions and any associated earnings. In case of financial hardship, you can also access your regular pre-tax savings, catch-up savings and any associated pre-1989 earnings. See Section 3.7.1, “How often can I make a regular withdrawal?” and Section 3.7.2, “What is a hardship withdrawal?”

After you leave the Company (and all affiliates), you may receive your entire account balance in a lump sum or you may take up to four partial distributions each calendar year (subject to a $500 minimum). These options and other rules that may apply are discussed in Section 3.7.4, “What are my distribution options if I leave the Company?”

TAXES

Remember that withdrawals and distributions are subject to taxes (including, in some cases, an additional 10% early distribution tax). See Section 3.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 3.7.11, “What special rules apply if I was born before January 1, 1936?”

Go to benefits.ge.com for benefits information, forms, transactions and more.

3.7.1 HOW OFTEN CAN I MAKE A REGULAR WITHDRAWAL?

You may request up to seven withdrawals each calendar year, with a maximum of one withdrawal each month. Withdrawals will automatically be taken from the following amounts:

•

Your unmatched after-tax savings and associated earnings. If your withdrawal includes after-tax U.S. Savings Bonds that have been held for less than two full calendar years, your future Company matching contributions will be suspended for the next six months.

•

Company matching contributions that have been in the plan for at least two full calendar years and associated earnings. Once you have participated in S&SP for at least five years, a withdrawal may include all Company matching contributions, plus associated earnings.

•

Your matched after-tax savings that have been in the plan for at least two full calendar years and associated earnings. Your withdrawal may include matched after-tax savings that have been credited to your account for less than two full calendar years, but in this case, your future Company matching contributions will be suspended for the next six months.

•	Rollover contributions and associated earnings, subject to certain IRS limits.

3.7.2 WHAT IS A HARDSHIP WITHDRAWAL?

Because of the favorable tax treatment of regular pre-tax and catch-up savings, IRS rules place added restrictions on withdrawals from these accounts. You are permitted to withdraw your regular pre-tax and catch-up savings only in cases of “immediate and heavy financial need,” as defined by the IRS. You may withdraw only enough to meet the financial need. “Immediate and heavy financial need,” as defined by the IRS, means:

•	Unreimbursed health care expenses (including certain long-term care services and premiums) for you, your spouse or your dependents;

•	Tuition, educational fees and room and board expenses for college or other post-secondary education for the following 12 months for you, your spouse, your children or your dependents;

•	Purchase of your principal residence;

•	Payments necessary to prevent eviction from your principal residence or foreclosure on the mortgage of your principal residence;

•	Payment of burial or funeral expenses for your deceased parent, spouse, child or dependent; or

•	Payment of expenses for the repair of damage to your principal residence arising from fire, storm and similar casualties.

In addition, you must either:

•	Certify that you cannot raise the money you need through any other reasonable means — such as selling investments, taking out a loan or withdrawing from other savings accounts; or

•	Agree to suspend your contributions for the next six months.

To receive a hardship withdrawal without certification, you must have already withdrawn or borrowed all the other funds available to you in your S&SP account.

If you suspend contributions, you agree to stop the following contributions for six months after your withdrawal:

•	Regular pre-tax and catch-up contributions;

•	After-tax contributions; and

•	Contributions to any other deferred compensation, stock option, stock purchase or similar plan sponsored by the Company or its affiliates, in accordance with IRS rules.

You will not receive Company matching contributions during the time your contributions are suspended, and you won’t be allowed to make any catch-up contributions for the remainder of the calendar year in which the 6-month suspension ends. Hardship withdrawals may not be rolled over.

3.7.3 HOW WILL MY WITHDRAWAL BE PAID TO ME?

You choose how your withdrawal will be paid out, selecting from three payment options:

•	Cash — your investments are converted to cash;

•

Securities and cash — you receive your shares of GE Stock, units of GE S&S Program Mutual Fund and GE S&S Income Fund investments, bond certificates for U.S. Savings Bonds and cash for all your other investments. The securities and cash distribution option is not available for hardship withdrawals; or

•	GE Stock and cash — you receive your shares of GE Stock, and cash for all your other investments.

Cash is the only form of payment for investments in the GE Institutional International Equity Fund, Vanguard® Institutional Index Fund, GE Institutional Small-Cap Equity Fund, GE Institutional Strategic Investment Fund, GE S&S Short-Term Interest Fund and GE S&S Money Market Fund.

See Section 3.7.6, “How are investments valued if liquidated for a withdrawal or distribution?” for information on how the value of your withdrawal in cash will be determined.

3.7.4 WHAT ARE MY DISTRIBUTION OPTIONS IF I LEAVE THE COMPANY?

When you leave the Company (and do not go to work with any affiliate) for any reason, such as retirement, disability or termination of your employment, you may receive all or part of your S&SP account, or you may leave your savings in the plan for future distribution (unless your account balance is less than $200 and you don’t have an outstanding loan, in which case your entire benefit generally will be cashed out in an automatic lump sum). As long as you have funds in S&SP, you remain eligible to switch investments, and if you have any GE Stock in your account, you can continue to elect the GE Stock Dividend Payout Option.

Your savings remain in the plan until you request a distribution. However, federal law requires that minimum distribution payments based on life expectancy begin on the later of:

•	March 1 following the year in which you reach age 70 1/2; or

•	March 1 following the year in which you terminate service.

You will be notified of your options before any minimum payments begin.

If you transfer to, or are otherwise employed by, a nonparticipating affiliate, you are no longer eligible to contribute. Your money remains in S&SP, and you can continue to switch investments, to withdraw, to borrow and to elect the GE Stock Dividend Payout Option. Once you no longer work for the Company or any affiliate, you have the distribution options described in this section.

You may be able to roll your distribution over to another eligible retirement program, including in many cases, any non-taxable portion of the distribution. For details, see Section 3.7.7, “Are my withdrawals and distributions subject to federal taxes?” and Section 3.7.10, “What if I roll over S&SP funds?”

If you decide to receive a distribution from your S&SP account, you have two options regarding how your account is paid out to you — lump-sum or partial distributions.

DIRECT ROLLOVERS

Unless you roll over the taxable portion of your regular withdrawal or distribution from S&SP directly into another eligible retirement program, the Company is required by IRS rules to automatically withhold 20% for federal income taxes. See the answers to questions on taxes in Section 3.7.7, “Are my withdrawals and distributions subject to federal taxes?” through Section 3.7.11, “What special rules apply if I was born before January 1, 1936?”

Go to benefits.ge.com for benefits information, forms, transactions and more.

LUMP-SUM DISTRIBUTIONS

If you elect a lump-sum distribution, you choose whether to receive your distribution:

•	In cash;

•	In securities and cash; or

•	In GE Stock and cash.

For a description of these payout options, see Section 3.7.3, “How will my withdrawal be paid to me?”

PARTIAL DISTRIBUTIONS

You may elect up to four payouts, called partial distributions, each calendar year from your S&SP account balance. No more than one partial distribution may be elected each month. The minimum for each partial distribution is $500, or your remaining account balance, if less. If you have already taken four partial distributions, you may elect a final payout of your remaining S&SP balance in a month during which you have not already received a partial distribution.

You have the same payout options for your partial distributions as you have for withdrawals and lump-sum distributions (cash, securities and cash, or GE Stock and cash). See Section 3.7.3, “How will my withdrawal be paid to me?”

DIVIDEND PAYOUT

The GE Stock Dividend Payout Option remains available after you leave the Company, provided you still hold GE Stock in your account.

IF YOU TRANSFER TO A SUCCESSOR EMPLOYER

If your service with the Company or an affiliate ends because the stock or assets of your business are disposed of, GE can direct that S&SP assets and liabilities be retained or transferred to the successor employer’s plan. In either case, you’ll be notified by GE.

If S&SP assets and liabilities are retained — you’ll have the same access to your S&SP account that any other terminated employee has.

If S&SP assets and liabilities are transferred — you’ll need to consult with the successor employer to find out when and how you may access your funds.

IN CASE OF DEATH

If you die, your total account balance will be paid to your beneficiary in a lump sum as soon as possible after your death. Your beneficiary will be required to complete and return a distribution form, and pending payment of the lump sum will be able to switch investments, subject to the normal switching rules, by phoning the GE Transaction Processing Center at 1-800-432-4313.

If your beneficiary is your spouse, his or her rollover options will be the same as those you would have had as a participant. Rollover options for other beneficiaries may be more limited. See Section 3.7.10, “What if I roll over S&SP funds?”

3.7.5 HOW CAN I REQUEST A WITHDRAWAL OR DISTRIBUTION?

MAKING YOUR REQUEST

You can request withdrawals and distributions by phoning the GE Transaction Processing Center at 1-800-432-4313 (1-800-346-3316 for TTY service) or by sending a written request to the GE Transaction Processing Center Mail Distribution Room, PO Box 44079, Jacksonville, FL 32231-4079.

You can also request certain withdrawals and distributions online at benefits.ge.com. Please see the Web site for details.

You cannot request withdrawals or distributions by fax or email. The required supporting documentation for a hardship withdrawal must be sent by mail or fax and cannot be sent by email.

For transactions at benefits.ge.com and by phone, be sure you understand the process, complete all the steps and finalize your transaction by confirming it in accordance with the instructions provided to you while you are conducting your transaction.

Receiving your requested withdrawal or distribution

Requests for regular withdrawals and distributions are usually processed within two weeks. If you request a hardship withdrawal, you’ll need to provide additional documentation to support your request. Requests for hardship withdrawals are usually processed within two weeks after the documentation supporting your request is received.

If your withdrawal or distribution is payable in cash, the check will be mailed to your home, along with a statement that explains what portion is taxable and that provides other important information.

If you request that some or all of the withdrawal or distribution be paid to you in securities, you can direct how you want your securities registered before delivery. If you don’t give specific registration instructions, all securities will be registered in your name alone. This type of distribution or withdrawal can take up to one month to process. You’ll receive information about how this works and what additional action you need to take when you request a withdrawal or distribution payable in securities.

If you request a withdrawal or a distribution that is payable in U.S. Savings Bonds or GE Stock, the certificates for the securities are sent to you. However, when you receive a withdrawal or distribution of the GE S&S Program Mutual Fund or GE S&S Income Fund holdings, you receive a statement reflecting your ownership in book units.

3.7.6 HOW ARE INVESTMENTS VALUED IF LIQUIDATED FOR A WITHDRAWAL OR DISTRIBUTION?

When the investments in your S&SP account are liquidated to provide your withdrawal or distribution, the value of the liquidated investments depends on when the withdrawal or distribution request is confirmed, and that depends on the kind of request you are making and how you make it:

•	Hardship withdrawals — your request is confirmed when the GE Transaction Processing Center accepts the documentation supporting your request in accordance with plan rules;

•	Other withdrawals or distributions

•	Online at benefits.ge.com or by phone — your request is confirmed when the GE Transaction Processing Center receives confirmation of the transaction in accordance with plan rules;

•	By mail — your request is confirmed when your letter is date- and time-stamped upon receipt at the GE Transaction Processing Center in accordance with plan rules.

See Section 3.7.5, “How can I request a withdrawal or distribution?” for rules on how you may request a withdrawal or distribution.

Go to benefits.ge.com for benefits information, forms, transactions and more.

If your request is confirmed before the close of regular trading on a day the New York Stock Exchange (NYSE) is open…

•	Then the investments liquidated to provide your withdrawal or distribution are valued based on the market closing prices on that day.

If your request is confirmed at or after the close of regular trading on an NYSE trading day, or at any time on a day the NYSE is closed (including weekends)…

•	Then the investments liquidated to provide your withdrawal or distribution are valued based on the market closing prices on the next NYSE trading day.

Please note that even if you make your call or log on to benefits.ge.com before the close of regular trading on an NYSE trading day, if your withdrawal or distribution request isn’t confirmed before the close of regular trading according to the preceding rules, then the liquidated investments will be valued based on the market closing prices on the next NYSE trading day.

See the definition of market closing price in “Key Terms.”

If you’re requesting a withdrawal or distribution on an NYSE trading day…

Through benefits.ge.com or by phone and want your transaction to be valued at the market closing prices for that trading day, be sure to take action well before the NYSE closes, which is usually but not always 4 p.m., Eastern time. The GE Transaction Processing Center and the “Regular Withdrawal” and “Termination/Partial Withdrawal” options at benefits.ge.com are available starting at 7 a.m., Eastern time. You may not be able to conduct your withdrawal or distribution if transaction volume is unusually high or if there are technical difficulties. Volume typically increases later in the trading day.

3.7.7 ARE MY WITHDRAWALS AND DISTRIBUTIONS SUBJECT TO FEDERAL TAXES?

Some or all of your withdrawals and distributions are considered ordinary taxable income to you when you receive them. Taxable portions generally include:

•	Your regular pre-tax and catch-up contributions;

•	Company contributions;

•	Rollover contributions (except to the extent they are a return of after-tax contributions); and

•	All earnings and appreciation (see Section 3.7.9, “What special tax rule applies to GE Stock payouts?” for an exception).

You can determine how much you have available for withdrawal or distribution and what portion is taxable at benefits.ge.com or by calling the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316.

S&SP is required by IRS rules to withhold 20% for federal income taxes from the taxable portion of any withdrawal or distribution you take, unless you roll that portion directly into another eligible retirement program. The withholding is made by liquidating the securities (except GE Stock) and cash that would otherwise be paid out to you. (Quarterly dividends paid to you under the GE Stock Dividend Payout Option are not subject to withholding and are not eligible to be rolled over. Hardship withdrawals are also ineligible for rollover.)

Your own after-tax contributions are paid out from your S&SP account free of tax because that money has already been taxed. However, withdrawals from post-1986 after-tax savings are considered a mix of your non-taxable contributions and your taxable earnings. You will be taxed on the portion that is derived from earnings. This means you will probably owe income taxes on a part of any withdrawal or distribution you receive. The portion of any withdrawal consisting of pre-1987 after-tax savings is not taxable.

Because of the various rules associated with this type of plan and because they may change over time, it is recommended that you consult a tax expert before electing a withdrawal or distribution. Also, see IRS publication #575, which is available at www.irs.gov.

DEFER TAXES

You can defer paying income taxes and avoid paying penalty taxes on withdrawals and distributions by rolling over the taxable portion directly into another eligible retirement program.

3.7.8 WHAT ARE THE PENALTIES FOR EARLY WITHDRAWAL OR DISTRIBUTION?

If you are under age 59 1/2 when you receive a withdrawal or distribution, you’ll be subject to a 10% penalty tax on the taxable portion of a withdrawal or distribution (in addition to ordinary income taxes). You can avoid this extra 10% if:

•	You roll over the taxable portion of the withdrawal or distribution into another eligible retirement program within 60 days (to avoid tax withholding and the 60-day rule, elect a direct rollover);

•	You have separated from service during the year in which you reach age 55 or later, and the distribution follows your separation;

•	You are totally disabled;

•	You use your withdrawal or distribution to pay for deductible medical expenses, including payments for long-term care services (and, in some cases, long-term care insurance premiums); or

•	Your withdrawal or distribution is paid to the government because of an IRS tax levy against your S&SP account.

Certain taxable S&SP payouts are not subject to the 10% penalty tax:

•	Quarterly dividends paid to you under the GE Stock Dividend Payout Option;

•	The lump-sum distribution made to your beneficiary in the event of your death; and

•	Certain distributions to military reservists. See Section 3.8.2, “Can I make up savings if I go on a military leave?”

3.7.9 WHAT SPECIAL TAX RULE APPLIES TO GE STOCK PAYOUTS?

A special tax rule applies to payouts from S&SP that include shares of GE Stock. Under this rule, you may have the option of not paying tax on the net unrealized appreciation of the GE Stock until it is sold. Net unrealized appreciation is the increase in the value of the GE Stock while it is held in your S&SP account.

For example, assume that GE Stock was contributed to your S&SP account when it was worth $1,000 and you continue to hold that Stock in your account until it is worth $1,200. If you elect to receive a payout in GE Stock and the special rule applies, the $200 increase in value will not be taxed until the year you sell the Stock. In addition, this $200 will be taxed as long-term capital gain, which, under current rules, is taxed at lower rates than ordinary income.

On the other hand, if you choose a cash payment or if you choose to receive GE Stock but the special rule does not apply, the $200 will be taxed as ordinary income in the year you receive the payout. You could avoid this current tax by rolling the distribution over to another eligible retirement program, but any subsequent distribution of the rollover amount from the other retirement program would continue to be taxed as ordinary income, not capital gain.

Go to benefits.ge.com for benefits information, forms, transactions and more.

There are several important things to keep in mind as you consider this rule.

First, if you receive GE Stock in a lump-sum distribution, you can elect to have this special rule apply to all the Stock you receive. However, if you receive GE Stock in a distribution that is not a lump sum, you can only elect to have the special rule apply to the Stock you receive that is attributable to your after-tax savings (if any).

A total distribution of your account balance will not always qualify as a lump sum under IRS rules. For example, if you take a partial distribution after age 59 1/2 and after separating from service, a distribution of your remaining account balance in a later year is not considered a lump sum.

Second, switching out of GE Stock and into another investment is considered to be a sale of your Stock. So if you switch from GE Stock to another investment, you won’t be able to take advantage of the special rule for any appreciation in the Stock that may have occurred while it was held in your account.

Finally, this is a short summary of a complicated set of rules. It does not cover everything you might want to consider when making a transaction involving GE Stock (for example, the rules for taxing distributions of depreciated Stock and the rules for taxing any post-distribution gains or losses in the Stock). Accordingly, you should consult a tax advisor before taking action.

CONSULT A TAX ADVISOR…

to address the tax consequences of any S&SP transactions.

3.7.10 WHAT IF I ROLL OVER S&SP FUNDS?

Money that is rolled over to another eligible retirement program is not subject to tax until it is paid out from that program. There are two different ways to roll over funds — directly and indirectly.

If you elect a direct rollover…

•

Then S&SP will make your withdrawal or distribution payable directly to the other retirement program. No taxes will be withheld from any portion of the withdrawal or distribution that is directly rolled over (or from any non-taxable portion that is paid to you).

If you don’t elect a direct rollover…

•

Then 20% must automatically be withheld from the taxable portion of your withdrawal or distribution for federal income taxes. You can still roll over the taxable portion within 60 days of receipt to avoid taxes; however, keep in mind that you’ll need to make up, from your personal funds, the 20% withheld if you want to roll over the entire taxable amount. When you file your annual tax return, your withholdings for the year will include the 20% withheld from your S&SP withdrawal or distribution. You may also be able to roll over the non-taxable portion of a distribution that is paid to you (within 60 days of receipt).

Surviving spouses and other beneficiaries — Surviving spouses who receive S&SP distributions on account of an employee’s death have the same rollover options the employee would have had. Different rules may apply to other beneficiaries. For example, other beneficiaries may only be able to elect a direct rollover (and not a rollover of an amount paid to them) and may need to complete a rollover before the end of the calendar year following the calendar year of the employee’s death in order to maximize their tax deferral benefits.

Please refer to the “Special Notice for S&SP” for more information on these and other tax rules that affect S&SP. This Notice can be found at benefits.ge.com under “Forms and Documents,” or you can request a copy by calling the GE Transaction Processing Center at 1-800-432-4313. You may also wish to consult a tax advisor (especially if you are a non-spouse beneficiary, since neither this section, nor the Special Notice, is intended to fully describe the rules that apply to you).

ROLLING OVER INTO ANOTHER ELIGIBLE RETIREMENT PROGRAM?

You’ll need the name and the account number of the other program. Then, call the GE Transaction Processing Center at 1-800-432-4313. TTY service is available at 1-800-346-3316. A call center agent will guide you through the process

3.7.11 WHAT SPECIAL RULES APPLY IF I WAS BORN BEFORE JANUARY 1, 1936?

If you were born before January 1, 1936, you may be eligible to reduce your taxes through 10-year forward averaging (using 1986 tax rates). You may also elect to have the part of your distribution attributable to your pre-1974 participation in S&SP, if any, taxed as long-term capital gain at a rate of 20%. These rules only apply to lump-sum distributions and only if you have been a plan participant for at least five years. A rollover to or from S&SP may affect your ability to take advantage of this special treatment.

These rules — and certain other tax rules that affect S&SP — are more fully explained in the “Special Notice for S&SP,” which you can find at benefits.ge.com, under “Forms and Documents.” You can also request a copy by calling the GE Transaction Processing Center at 1-800-432-4313.

3.8 OTHER S&SP RULES

When you participate in S&SP, there are several other rules that may affect you.

3.8.1 CAN I MAKE UP SAVINGS IF I’M ABSENT FROM WORK?

If you return to the Company after a qualified absence without pay, you may be eligible to make up some or all of the contributions you missed on an after-tax basis — up to six months of contributions. A qualified absence under S&SP is a continuous absence of more than two weeks without pay because of:

•	Personal injury or illness;

•	Layoff; or

•	Any other leave of absence for which you received continuous service. Special provisions apply for military leaves of absence. See Section 3.8.2, “Can I make up savings if I go on a military leave?”

You are also on a qualified absence if you work an alternating schedule of one week on and one week off because of a temporary lack of work condition and you are absent for a total of at least two weeks.

You are eligible to make up contributions as long as you receive wages or vacation pay from the Company during the calendar year in which you want to make up the contributions. IRS requirements may impose additional limits. You can make up your contributions either:

•	Through payroll deductions as follows:

•	In a lump sum, within one month after you return;

•	In installments, up to 12 months after you return; or

•	In any other combination that is acceptable to the Company; or

•	In a cash lump sum from your personal funds within one month after you return.

Your make-up contributions are credited to your account in the month in which they are received. If the savings you missed and are now making up would have been eligible for a Company match, the Company matching contribution will be credited to your account at the same time your contributions are credited.

Go to benefits.ge.com for benefits information, forms, transactions and more.

The maximum you can contribute in make-up savings is the amount you would have contributed during your absence —the same percentage rate you were saving when your absence began, multiplied by your normal straight-time pay before your absence began.

If you have a break in your continuous service that is not immediately restored when you return to work, you can’t make up the savings you missed during the absence.

Make-up contributions are invested according to your current or most recent savings investment election. Investments are valued at the market closing prices on the last New York Stock Exchange trading day of the month for which they are credited to your account. See the definition of market closing price in “Key Terms.”

To make up savings contributions, call the GE Payroll Center at 1-800-315-1082.

See Section 3.4.7, “What are catch-up contributions?” for rules on what happens to catch-up elections during and after an absence.

3.8.2 CAN I MAKE UP SAVINGS IF I GO ON A MILITARY LEAVE?

If you return from a qualifying military leave of absence, you are eligible to make up contributions to S&SP as if you had actually received your full pay from the Company during your leave.

You have two alternatives for making up contributions:

•	Payroll deductions; or

•	A single lump-sum payment from your personal funds to the plan.

If you decide to make up contributions, you need to make your election and complete your make-up by the end of the period that (1) starts when you return to work and (2) runs for three times the total length of your military leave (or five years if shorter). For example, if your total leave is two weeks, you’ll have six weeks after you return to work to elect and complete your make-up (whether you choose payroll deductions or a lump sum).

Contributions made through payroll deduction may be allocated between pre-tax and after-tax contributions, subject to certain tax law limits. You will be notified if these limits apply to you. If you choose to make up your savings through a lump-sum payment, your contributions will be on an after-tax basis.

Your make-up contributions are credited to your account in the month in which they are received. If the savings you missed and are now making up would have been eligible for a Company match, the Company matching contribution will be credited to your account at the same time your contributions are credited.

Make-up contributions are invested according to your current or most recent savings investment election. Investments are valued at the market closing prices on the last New York Stock Exchange trading day of the month for which they are credited to your account. See the definition of market closing price in “Key Terms.”

To make up savings contributions, call the GE Payroll Center at 1-800-315-1082.

SPECIAL RULES FOR CERTAIN RESERVISTS

If you are a reservist who was called to active military duty after September 11, 2001 and before December 31, 2007 for more than 179 days (or indefinitely), special rules may apply to you. In particular, a distribution of pre-tax contributions (and any allocable earnings) made after you were called to active duty and before your period of active duty ends is not subject to the 10% early distribution tax described in Section 3.7.8, “What are the penalties for early withdrawal or distribution?” In addition, you will generally have two years from the end of your active duty period to re-contribute such a qualifying distribution to an IRA, without regard to the normal limits on IRA contributions.

These special rules are set to expire, and unless extended, will not apply to those called to active duty on or after December 31, 2007.

3.8.3 WHAT IF I’M LAID OFF?

If you are laid off, you will not be able to make contributions to S&SP while you are on layoff, but you may be eligible to withdraw or borrow from your account as long as your continuous service or service credits are maintained. You also may switch investments, and you remain eligible for the GE Stock Dividend Payout Option as long as you hold GE Stock in your account.

If you have any outstanding ReadiLoans from the Company when you are laid off, you will be issued a coupon repayment book to use to make repayments by check.

3.8.4 HOW CAN LEGAL LIMITS AFFECT MY SAVINGS?

S&SP is a qualified plan under Section 401(a) of the Internal Revenue Code. Among other things, this means that it provides tax benefits for you and the Company. For example, the Company receives a tax deduction for its contributions to S&SP, and you are allowed to defer taxes until the money in your account is paid to you (and beyond that if you roll your payments over). The Company also receives a tax deduction for virtually all dividends paid on shares of GE Stock held in S&SP.

To maintain its qualified status and these benefits, the program must abide by federal regulations. Some of these regulations may affect you and are summarized below. You should also be aware that the GE Stock Dividend Payout Option will end if the Company’s dividend deduction is no longer available under IRS rules.

COMPENSATION LIMITS

IRS rules do not permit contributions based on annual pay over a certain amount ($230,000 in 2008). This amount may change each year.

CONTRIBUTION LIMITS

Dollar limits on regular pre-tax contributions and catch-up contributions — your regular pre-tax contributions and any catch-up contributions are subject to IRS prescribed limits. For 2008, regular pre-tax contributions cannot exceed $15,500, while catch-up contributions cannot exceed $5,000. These amounts may change each year.

If your regular pre-tax contributions to S&SP (or to S&SP and any other 401(k) plan maintained by the Company or an affiliate) reach the regular pre-tax limit, any further contributions to S&SP for the year (except catch-up contributions) will automatically be made on an after-tax basis.

If your catch-up contributions to S&SP (or to S&SP and any other 401(k) plan maintained by the Company or an affiliate) reach the catch-up limit, your catch-up contributions will automatically stop for the rest of the year.

If you participate in S&SP and in a 401(k) plan (or certain similar types of arrangements) maintained by another employer, it is your responsibility to make sure that you don’t exceed the IRS limits on pre-tax or catch-up savings for the year. If your combined pre-tax or catch-up contributions exceed either limit, you will need to take a corrective distribution. If you wish to receive a corrective distribution from S&SP instead of the other employer’s program, you must notify the GE Transaction Processing Center by calling 1-800-432-4313 before March 1 of the following year. TTY service is available at 1-800-346-3316. Any corrective distribution from S&SP will be made by April 15. Failure to elect sufficient corrective distributions will result in adverse tax consequences.

You should also be aware that the IRS permits eligible participants to treat regular pre-tax savings as catch-up contributions if their combined regular pre-tax savings to plans of unrelated employers would exceed the regular pre-tax limit for the year. For example, assume you are over age 50 and contribute $9,000 as regular pre-tax savings to each of two unrelated 401(k) plans during 2008. Assuming you had not made any other catch-up contributions that year, you could choose to treat the $2,500 excess (the amount over the $15,500 regular pre-tax limit for that year) as catch-up contributions on your tax return instead of taking a corrective distribution. You wouldn’t have to contact either plan for this treatment to apply.

Go to benefits.ge.com for benefits information, forms, transactions and more.

Total contribution limit — in any given year, total contributions to qualified retirement plans such as S&SP are limited to the lesser of an IRS-set maximum dollar amount, which may change each year ($46,000 in 2008), or 100% of your annual compensation. Compensation for this purpose generally means payments made while you are employed which are reported as taxable income on your W-2 earnings statement, plus any amounts you contribute on a pre-tax basis to S&SP, to your GE Flexible Spending Accounts, to pay for health coverage and to the GET-a-PASS program.

The following contributions count toward this limit:

•	Regular pre-tax contributions to S&SP;

•	After-tax contributions to S&SP; and

•	Company matching contributions to S&SP.

Catch-up contributions, rollovers and after-tax contributions used to purchase U.S. Savings Bonds do not count; contributions to other qualified retirement plans maintained by the Company or by an affiliate generally do count.

Highly compensated employees — different limits apply to your S&SP contributions if the IRS considers you to be highly compensated. Currently, regular pre-tax savings for highly compensated employees are generally limited to 10% of pay, and total savings are generally limited to 12% of pay. The percentage-of-pay limits are also adjusted for highly compensated employees who invest their after-tax savings in U.S. Savings Bonds.

You are considered highly compensated if you earned more than an IRS-set amount in the preceding year. For example, if you earned more than $100,000 in 2007, you would be treated as highly compensated in 2008.

ACCESS LIMITS

Your access to loans, withdrawals and distributions may be limited because of your participation in multiple plans sponsored by the Company or its affiliates. Your access may also be limited because of your employment with these related employers.

3.8.5 HOW ARE MY SAVINGS PROTECTED?

S&SP is a “pension plan” and a “defined contribution plan” as defined by the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is subject to the applicable provisions of Part 1 (Reporting and Disclosure), Part 2 (Participation and Vesting), Part 4 (Fiduciary Responsibility) and Part 5 (Administration and Enforcement) of Subtitle B of Title I of ERISA, which relate to employee pension benefit plans that are defined contribution plans. However, S&SP is not subject to Part 3 (Funding) of Subtitle B of Title I of ERISA.

Under ERISA, S&SP is also classified as an “eligible individual account plan,” and S&SP’s GE Stock investment option is classified as an “employee stock ownership plan.” As a result, S&SP is exempt from certain restrictions that ERISA imposes on the acquisition and holding of employer stock, such as GE Stock, and is permitted to offer the GE Stock Dividend Payout Option described in Section 3.5.4, “What happens to GE Stock dividends?”

Because S&SP is a defined contribution plan, the benefits provided by S&SP are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of ERISA.

Your S&SP savings may not be used as security for loans outside the plan. Your savings may not be garnished or attached by your creditors or be assigned in any way to anyone else, except to comply with a qualified domestic relations order (QDRO), such as a divorce decree or a child support order, or a federal tax lien (or its equivalent). You will be notified if a qualified domestic relations order or federal tax lien affecting your benefits is received by the Company. To get a statement of QDRO procedures at no cost to you, contact GE QDRO Administration, PO Box 534277, St. Petersburg, FL 33747 (1-727-866-5907).

ABOUT YOUR INVESTMENTS

S&SP is intended to comply with Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations, Section 2550.404c-1, and the fiduciaries of S&SP will be relieved of liability for any losses that are the direct and necessary result of your investment instructions. You — not the Company, the plan fiduciaries or anyone else — allocate your S&SP account among S&SP’s investment options. S&SP allows you to choose from an array of diverse investment options and allows you to make frequent changes in your choices. Neither the Company nor any fiduciary will be liable for any losses or other investment experience allocated to your account as a result of your investment choices.

3.8.6 WHAT IF I WORK PAST AGE 70 1/2?

If you are still actively employed by the Company or any affiliate after you reach age 70 1/2, you are eligible to elect to receive partial distributions of your S&SP account beginning January 1 following the date you reach age 70 1/2, as described in Section 3.7.4, “What are my distribution options if I leave the Company?”

You also retain the usual withdrawal, loan and switching rights available to other employees in the plan, including the GE Stock Dividend Payout Option (as long as there is any GE Stock in your account).

4.0 ADMINISTRATIVE INFORMATION

Although employers are not required to provide benefits such as S&SP, federal law does regulate these kinds of plans once they are offered. This section describes your legal rights under the federal law called the Employee Retirement Income Security Act of 1974, as amended (ERISA), and contains important administrative information.

4.1 PLAN BASICS

This section provides important administrative information about S&SP.

For employees not conversant in English

If you have a limited knowledge of the English language and have difficulty understanding this description, you should contact your supervisor to obtain assistance in the language most familiar to you.

Para los empleados que no tienen mucho conocimiento del inglés

Comuníquese con su supervisor para obtener ayuda en su idioma si tienen dificultad en comprender la descripción en inglés.

4.1.1 WHAT IS GE’S EMPLOYER IDENTIFICATION NUMBER?

The employer identification number (EIN) assigned to General Electric Company (as the sponsor of S&SP) by the Internal Revenue Service is 14-0689340.

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.1.2 WHO IS THE PLAN ADMINISTRATOR?

The plan administrator has authority to control and manage the operation and administration of S&SP and is the agent for service of legal process.

The plan administrator for S&SP is:

General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828

1-800-432-3450

Legal process also may be served on any trustee responsible for the administration of the General Electric Savings and Security Trust.

4.1.3 HOW CAN I ACCESS OFFICIAL PLAN DOCUMENTS AND OTHER INFORMATION ABOUT THE PLAN?

As noted in “Important Information About This Handbook” on the inside front cover and first page, the descriptions in this handbook are subject to the provisions of the official plan documents and other governing instruments. Copies of the official plan documents, as well as the latest annual report of plan operations and summary plan description, are available for your review during normal working hours at your local human resources office or at:

GE Corporate Human Resources

3135 Easton Turnpike

Fairfield, CT 06828

To request a copy of the S&SP plan document, a copy of a collective bargaining agreement that provides for the benefits summarized in this handbook, or for any other information about the plan, write or call:

US Employee Services

PO Box 6024

Schenectady, NY 12301-6024

1-800-252-5259

4.1.4 CAN THE PLAN BE CHANGED, REPLACED OR TERMINATED?

GE expects and intends to continue S&SP indefinitely, but reserves the right to terminate, amend or replace the plan, in whole or in part (to the extent permitted by law), at any time and for any reason, by action of the Board of Directors of General Electric Company or such persons as it may designate.

A decision to terminate, amend or replace the plan may be due to changes in federal law or state laws governing qualified retirement or welfare benefits, the requirements of the Internal Revenue Service, ERISA or any other reason. A plan change may include transferring all or a portion of plan assets and debts to another plan (which may be maintained by a successor employer or some other unaffiliated entity) or splitting a plan into two or more parts.

If S&SP is terminated, you will have a right to your S&SP account balance.

In the event of a strike — benefits available to represented employees are subject to long-standing provisions that terminate coverage for strike participants. Under some circumstances, however, the Company may make arrangements to continue coverage under some plans.

4.1.5 HOW IS THE PLAN FUNDED?

The funds of S&SP are held for the benefit of plan participants in the General Electric Savings and Security Trust, and may be used by the trust to defray certain plan expenses.

The trustees responsible for the administration of the trust are all officers of GE Asset Management Incorporated. As of January 1, 2008, the trustees are Paul M. Colonna, Michael J. Cosgrove, D. Scott Dolfi, James W. Ireland III, Kathryn D. Karlic, Ralph R. Layman, Matthew J. Simpson, Judith A. Studer, Donald W. Torey and John J. Walker. All of the trustees can be contacted at:

GE Asset Management Incorporated

3001 Summer Street

PO Box 7900

Stamford, CT 06905

4.1.6 WHAT ARE THE CLAIMS AND APPEALS PROCEDURES?

To receive or apply for benefits, you or your beneficiary must take appropriate action, which usually requires visiting Web sites, making certain phone calls or filing forms, as described throughout this handbook. Forms required to receive or apply for benefits under the plan are available from your human resources representative or through US Employee Services. Telephone numbers are noted throughout this handbook where appropriate and also are listed in “Contacts.” Before pursuing the claims and appeals procedure described below, employees covered under a collective bargaining agreement may use the grievance procedure contained in that agreement to pursue any claims that are denied.

The plan administrator or a designated representative, such as the Pension Board, has the authority and responsibility to interpret the provisions of the plan in its sole discretion.

If you dispute the response to your request for benefits under S&SP, you (or your beneficiary) must submit the disputed claim for benefits to the Secretary of the GE Pension Board at 3135 Easton Turnpike, Fairfield, CT 06828. The Pension Board, or its designee, will evaluate the claim.

If the claim is denied in whole or in part, you (or your beneficiary) will receive a written notice within 90 days — or within 180 days under special circumstances — from the Pension Board or its designee. The notice will include:

•	The reason for the denial, with specific reference to the pertinent plan provisions on which the denial is based;

•	A description of any information or materials necessary to process the claim properly and the reasons why the materials are needed; and

•	An explanation of the claims review procedure.

To appeal the denial, you (or your beneficiary) must file a written request for reconsideration to the Pension Board, or its designee, within 60 days after receiving the denial. Your request should be accompanied by documents or records in support of the appeal. The Pension Board, or its designee, will respond within 60 days — or 120 days under special circumstances — after receipt of the appeal, explaining the reasons for the decision, with specific reference to the plan provisions on which the decision is based.

Go to benefits.ge.com for benefits information, forms, transactions and more.

4.1.7 WHAT ARE MY RIGHTS UNDER ERISA?

As a participant in S&SP, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (ERISA).

RECEIVE INFORMATION ABOUT YOUR PLAN AND BENEFITS

Under ERISA, plan participants are entitled to:

•

Examine, without charge, at the plan administrator’s office and at major Company locations, all plan documents, including collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration (EBSA).

•

Obtain copies of all plan documents, including collective bargaining agreements, the latest annual report (Form 5500 Series) and updated summary plan descriptions, upon written request to the plan administrator (the administrator may make a reasonable charge for the copies).

•	Receive a summary of the plan’s annual financial report. The plan administrator is required by law to provide each plan participant with a copy of this information.

•

Obtain, free of charge, a statement once every calendar quarter showing you the value of each of your S&SP investment options. This statement will also remind you about the importance of diversifying your investments and about certain limits on your ability to switch S&SP investments.

PRUDENT ACTIONS BY PLAN FIDUCIARIES

In addition to creating rights to plan participants, ERISA imposes duties upon the people who are responsible for the operation of S&SP. The people who operate your plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including the Company, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under S&SP or exercising your rights under ERISA.

ENFORCE YOUR RIGHTS

If your claim for a benefit under S&SP is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decisions without charge, and to appeal any denial, all within certain time schedules. See Section 4.1.6, “What are the claims and appeals procedures?” for details.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $110 a day (as may be adjusted for inflation) until you receive the materials, unless the materials were not sent for reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court after you have exhausted the procedures referred to in Section 4.1.6, “What are the claims and appeals procedures?” In addition, if you disagree with the plan’s decision, or lack thereof, concerning the qualified status of a domestic relations order, you may file suit in federal court. If it should happen that plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the party you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

ASSISTANCE WITH YOUR QUESTIONS

If you have any questions about your plan, you should submit inquiries in the manner referred to throughout this handbook. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the plan administrator, you should contact the nearest office of the Employee Benefits Security Administration (EBSA), U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration (EBSA), U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, DC 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration (EBSA).

4.2 ADDITIONAL ADMINISTRATIVE INFORMATION

The following sections provide additional administrative information, as of January 1, 2008.

4.2.1 WHICH GE AFFILIATES ARE PARTICIPATING COMPANIES?

As of January 1, 2008, General Electric Company (3135 Easton Turnpike, Fairfield, CT 06828) has employees eligible to participate in S&SP, subject to applicable collective bargaining agreements.

Certain other GE affiliates also are companies with employees eligible to participate in S&SP, subject to applicable collective bargaining agreements. You may receive, upon written request, information as to whether a particular affiliate is such a participating company and, if so, that company’s address. You should send your written request to:

General Electric Company

US Employee Services

One River Road

Building 5, 6 East

Schenectady, NY 12345

4.2.2 ADDITIONAL PLAN INFORMATION AS OF JANUARY 1, 2008

•	Plan number — 334

•	Plan type — defined contribution pension plan, with 401(k) and 404(c) features; also classified as an eligible individual account plan and includes an employee stock ownership plan

•	Plan year — begins January 1 and ends December 31

•	Source of contributions — the Company and participants

•	Source of benefit payments — the General Electric Savings and Security Trust

Go to benefits.ge.com for benefits information, forms, transactions and more.

KEY TERMS

This section provides brief explanations, in non-technical language, of important terms used in this handbook. In most cases, these same words are “defined terms” contained in the S&SP plan documents and have detailed technical definitions, which are summarized below.

In general, capitalization of key terms has been avoided to make the handbook easier to read and understand. The use of lowercase lettering in the handbook is not intended to alter the defined meaning or importance of any term. If a word is capitalized in the summary below, it is also capitalized in the text of the handbook when it is intended to have the meaning described in this section.

active payroll — On the “active payroll” means you are receiving a regular paycheck directly from the Company to pay your wages for services you are currently providing to the Company.

affiliate — A business entity owned in whole or in part, directly or indirectly, by General Electric Company. Affiliate generally refers to a business entity in which GE has a 50% or more interest.

Company — General Electric Company and its affiliates that participate in S&SP. The term “Company” means the affiliate that maintains you on its active payroll. However, when used in connection with sponsorship of the plan, “Company” refers to the General Electric Company. See Section 4.2.1, “Which GE affiliates are participating companies?”

continuous service — The total length (in years, months, weeks and days) of your service with the Company. It is based on credits for the time you’re actually at work at the Company and for the time away from work for which credit is later granted upon your return to work, as determined by the Company’s Continuity of Service Rules. For example, you will receive credit for time away from work for paid vacations, jury duty, military leaves of absence and for certain periods of illness or layoff. See Your Benefits Handbook — Eligibility and Administrative Information for details on continuous service.

employee — An individual on the active payroll of the Company. Not included are:

•	Employees covered by a collective bargaining agreement that does not provide for participation in S&SP;

•	Employees of affiliates that do not participate in S&SP (see Section 4.2.1, “Which GE affiliates are participating companies?”);

•	Individuals classified by the Company as leased employees, contingent workers or as independent contractors;

•	Any individuals engaged under an agreement that states that they are not eligible to participate in S&SP;

•	Any other individuals who provide services to the Company but are not on the active payroll of the Company; and

•	Special classifications of employees that are not eligible, as determined by the Company.

In the event you are denied eligibility because you are not treated as an employee, your reclassification as an employee will not entitle you to participate in S&SP.

market closing price — For GE Stock, the market closing price is the price of GE Stock at the close of regular trading on the New York Stock Exchange (NYSE) on the applicable trading day. For other S&SP investment funds, the market closing price is the net asset value calculated at the close of regular trading on the NYSE on the applicable trading day. For U.S. Savings Bonds, the market closing price is the redemption price for the month in which the applicable transaction occurs.

Pension Board — The committee that performs certain functions with respect to the GE Savings and Security Program (S&SP) as described in this handbook and the applicable plan documents.

plan administrator — General Electric Company.

plan — The GE Savings and Security Program (S&SP).

spouse — A person of the opposite sex of the employee or retiree who is (or was, in the case of the employee’s or retiree’s death) the husband or wife of that employee or retiree.

temporary employee — An individual on the active payroll with a work assignment that is expected to be limited to less than 52 weeks. Temporary employees may include those employees hired into college cooperative education programs (co-ops) and those on internship assignments.

CONTACTS

You can find answers to your questions about S&SP at benefits.ge.com. If you still can’t find what you need, take advantage of the toll-free numbers listed below.

GE Transaction Processing Center	1-800-432-4313

• For S&SP Transactions, for information on accessing benefits.ge.com and certain other benefits resources, and for other S&SP information.	(TTY: 1-800-346-3316)

GE Payroll Center	1-800-315-1082

• To make up S&SP savings contributions

PROSPECTUS

General Electric Company

Debt Securities

Common Stock

Warrants to Purchase Securities

Guarantees

We may offer from time to time:

•	senior or subordinated unsecured debt securities,

•	shares of our common stock, par value $.06 per share,

•	warrants to purchase any of the other securities that may be sold under this prospectus, and

•	senior or subordinated unsecured guarantees.

We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “GE.”

The mailing address of our principal executive offices is 3135 Easton Turnpike, Fairfield, Connecticut 06828. Our telephone number is 203-373-2211.

These securities have not been approved by the Securities and Exchange Commission or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated December 5, 2005.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

References in this prospectus to GE, we, us and our are to General Electric Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.ge.com. However, the information on our Internet site is not a part of this prospectus or the accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•

Annual Report on Form 10-K for the year ended December 31, 2004, as amended by the amendment thereto filed on Form 10-K/A (as so amended, “Annual Report on Form 10-K for the year ended December 31, 2004”);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

•	Current Reports on Form 8-K filed May 6, 2005, June 14, 2005, June 21, 2005, June 23, 2005, August 2, 2005, September 16, 2005, September 20, 2005 and November 25, 2005.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

General Electric Company

3135 Easton Turnpike

Fairfield, Connecticut 06828

Attn: Investor Communications

(203) 373-2211

THE COMPANY

GE is one of the largest and most diversified industrial corporations in the world. GE has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892. Over the years, GE has developed or acquired new technologies and services that have broadened considerably the scope of its activities.

GE’s products include major appliances; lighting products; industrial automation products; medical diagnostic imaging systems; bioscience assays and separation technology products; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; chemicals and equipment for treatment of water and process systems; security equipment and systems; and engineered materials, such as plastics and silicones.

GE’s services include product services; electrical product supply houses; electrical apparatus installation, engineering, and repair and rebuilding services. Through its affiliate, NBC Universal, Inc., GE produces and delivers network television services, operates television stations, produces and distributes motion pictures, operates cable/satellite networks, operates theme parks, and programs activities in multimedia and the Internet. Through another affiliate, General Electric Capital Services, Inc., GE offers a broad array of financial and other services, including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, and specialty insurance and reinsurance.

RATIO OF EARNINGS TO FIXED CHARGES

As mentioned in Note 1 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus, our consolidated financial statements represent the adding together of ourselves and all affiliates—companies we directly or indirectly control.

The following table contains our ratio of earnings to fixed charges for the periods indicated.

Nine months ended September 30, 2005	GE and consolidated affiliates Year ended December 31,
	2004	2003	2002	2001	2000
2.49x	2.66x	2.84x	2.77x	2.68x	2.48x

In the above calculations, earnings for all periods consist of earnings before income taxes, minority interest and cumulative effect of changes in accounting principles of GE and its consolidated affiliates. Earnings are also adjusted to add amounts charged to consolidated expenses of GE and its consolidated affiliates during the period for interest and other financial charges and an amount representative of the interest factor in rentals (for this purpose, the interest factor is assumed to be one-third of rental expense). Fixed charges consist of all interest and financial charges, including capitalized interest, and one-third of rental expense for companies included in the consolidated group.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

We may offer and sell, at any time and from time to time:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•	shares of our common stock, par value $.06 per share;

•	warrants to purchase any of the other securities that may be sold under this prospectus;

•	senior or subordinated unsecured guarantees; or

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities offered by this prospectus will be issued under one of two separate indentures between us and JPMorgan Chase Bank, N.A., as Trustee. We have filed the forms of indenture as exhibits to the registration statement of which this prospectus is a part. The debt securities will be unsecured obligations of GE and will be either senior or subordinated debt. Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures. References to section numbers in this prospectus, unless otherwise indicated, are references to section numbers of the applicable indenture. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to GE and not to any of our subsidiaries.

We may issue debt securities at any time and from time to time in one or more series under the indentures. The indentures give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series. Neither indenture limits the amount of debt securities or other unsecured debt which we or our subsidiaries may issue. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supercede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of either indenture that may be important to you before investing in our debt securities.

Ranking

The senior debt securities offered by this prospectus will:

•	be general unsecured obligations,

•	rank equally with all other unsecured and unsubordinated indebtedness of GE, and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

The subordinated debt securities offered by this prospectus will:

•	be general unsecured obligations,

•	rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture, to all Senior Debt (as defined herein), and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the debt securities. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, GE’s rights and the rights of GE’s creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the indentures, we may discharge our obligations under the indentures with respect to our debt securities as described below under “—Defeasance.”

Terms

We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the title of the debt securities,

•	whether the debt securities will be senior or subordinated debt,

•	any limit on the total principal amount of the debt securities,

•	the date or dates on which the principal of the debt securities will be payable or the method used to determine or extend those dates,

•

any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, and the basis for calculating interest if other than a 360-day year of twelve 30-day months,

•

the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made, if other than the corporate trust office of the Trustee,

•	any provisions for redemption of the debt securities,

•	any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder,

•	the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000,

•	any provisions that would determine payments on the debt securities by reference to an index or a formula,

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in $U.S.,

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable,

•	the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount,

•

if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any such date for any purpose,

•

any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution,

•

if varying from the description herein, whether we will issue the debt securities in the form of temporary or permanent global securities, the depositories for the global securities, and provisions for exchanging or transferring the global securities,

•	whether the interest rate of the debt securities may be reset,

•	whether the stated maturity of the debt securities may be extended,

•

any deletion or addition to or change in the events of default for the debt securities and any change in the rights of the Trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable,

•	any addition to or change in the covenants in the indenture,

•	any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	the appointment of any paying agents for the debt securities, if other than the Trustee,

•	the terms of any right to convert or exchange the debt securities into any other securities or property,

•	any restriction or condition on the transferability of the debt securities,

•	in the case of subordinated debt securities, any subordination provisions and related definitions which may be applicable in addition to, or in lieu of, those contained herein,

•	the exchanges, if any, on which the debt securities may be listed, and

•	any other terms of the debt securities consistent with the indenture. (Section 301)

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. (Section 301). We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than $U.S.

Form, Exchange and Transfer

We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of integral multiples of $1,000. (Section 302)

Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations. (Section 305)

Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we and the security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the Trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. (Section 305) At any time we may:

•	designate additional transfer agents,

•	rescind the designation of any transfer agent, or

•	approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. (Sections 305 and 1002)

If we elect to redeem a series of debt securities, neither we nor the Trustee will be required:

•

to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed, or

•	to register the transfer or exchange of any debt security of that series so selected for redemption, except for any portion not to be redeemed. (Section 305)

Payment and Paying Agents

Under the indentures, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement. (Section 307)

Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:

•	check mailed to the address of the person entitled to the payment as it appears in the security register, or

•

by wire transfer in immediately available funds to the place and account designated in writing at least fifteen days prior to the interest payment date by the person entitled to the payment as specified in the security register.

We will designate the Trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times. (Sections 307 and 1002)

Any money deposited with the Trustee or any paying agent for the payment of principal, premium, if any, and interest on the debt securities that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The Trustee and any paying agents will not be liable for those payments after we have been repaid. (Section 1003)

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

Consolidation, Merger and Sale of Assets

Under the indentures, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, referred to as a “successor person” unless:

•	the successor person expressly assumes our obligations with respect to the debt securities and the indenture,

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and

•	we have delivered to the Trustee the certificates and opinions required under the respective indenture. (Section 801)

As used in the indenture, the term “person” means any individual, corporation, association, company, limited liability company, joint-stock company, partnership, joint venture, unincorporated organization, government or agency thereof, or trust or business trust.

Events of Default

Each indenture defines an event of default with respect to any series of debt securities. Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for a series of debt securities:

•	our failure to pay principal or premium, if any, on that series when due,

•	our failure to pay any interest on that series for 30 days after the interest becomes due,

•	our failure to deposit any sinking fund payment for 30 days after such payment is due, relating to that series,

•

our failure to perform, or our breach, in any material respect, of any other covenant or warranty in the indenture in respect of that series, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, for 90 days after either the Trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us written notice of the breach in the manner required by the indenture,

•	specified events involving our bankruptcy, insolvency or reorganization, and

•	any other event of default we may provide for that series,

provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the Trustee responsible for the administration of the indenture has actual knowledge of the event or until the Trustee receives written notice of the event at its corporate trust office. (Section 501)

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. If an event of default for a series of debt securities occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable. In order to declare the principal amount of that series of debt securities due and immediately payable, the Trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the Trustee or the holders, we will be obligated to pay the principal amount of the series of debt securities.

The right described in the preceding paragraph does not apply if an event of default occurs as described in the sixth bullet point above that applies to all outstanding debt securities. If such an event of default occurs and is continuing, either the Trustee or holders of at least 25% in principal amount of all of the debt securities then outstanding, treated as one class, may declare the principal amount of all of the debt securities then outstanding to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the Trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the Trustee or the holders, we will be obligated to pay the principal amount of the debt securities.

However, after any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the Trustee a sum sufficient to pay:

•	all overdue interest,

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts,

•	any interest on overdue interest, to the extent legally permitted, and

•	all amounts due to the Trustee under the indenture, and

•

all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived. (Section 502)

If an event of default occurs and is continuing, the Trustee will generally have no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the Trustee. (Section 603) The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee for the debt securities of that series, provided that:

•	the direction is not in conflict with any law or the indenture,

•	the Trustee may take any other action it deems proper which is not inconsistent with the direction, and

•

the Trustee will generally have the right to decline to follow the direction if an officer of the Trustee determines, in good faith, that the proceeding would involve the Trustee in personal liability or would otherwise be contrary to applicable law. (Section 512)

A holder of a debt security of any series may only pursue a remedy under the indenture if:

•	the holder gives the Trustee written notice of a continuing event of default for that series,

•	holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the Trustee to institute proceedings with respect to the event of default,

•	the holders offer reasonable indemnity to the Trustee,

•	the Trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the Trustee a direction inconsistent with the request. (Section 507)

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due. (Section 508)

We will be required to furnish to the Trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indenture and specifying all of our known defaults, if any. (Section 1004)

Modification and Waiver

When authorized by a board resolution, we may enter into one or more supplemental indentures with the Trustee without the consent of the holders of the debt securities in order to:

•	evidence the succession of another corporation to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor,

•	add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers,

•	add events of default for any series of debt securities,

•	add to or change any provision of the indenture to the extent necessary to issue debt securities in bearer form,

•

add to, change or eliminate any provision of the indenture applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holder of any series of debt securities, the addition, change or elimination will become effective with respect to that series only when no such security of that series remains outstanding,

•	convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power conferred upon us by the indenture,

•	establish the forms or terms of any series of debt securities,

•	provide for uncertificated securities in addition to certificated securities,

•	evidence and provide for successor Trustees or to add to or change any provisions to the extent necessary to appoint a separate Trustee or Trustees for a specific series of debt securities,

•

correct any ambiguity, defect or inconsistency under the indenture, or to make other provisions with respect to matters or questions arising under the indenture, provided that such action does not adversely affect the interests of the holders of any series of debt securities,

•

supplement any provisions of the indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities,

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded,

•

add, change or eliminate any provisions of the indenture in accordance with any amendments to the Trust Indenture Act of 1939, provided that the action does not adversely affect the rights or interests of any holder of debt securities,

•	to provide collateral security for the debt securities, or

•

provide for the payment by us of additional amounts in respect of certain taxes imposed on certain holders and for the treatment of such additional amounts as interest and for all matters incidental thereto.

When authorized by a board resolution, we may enter into one or more supplemental indentures with the Trustee in order to add to, change or eliminate provisions of an indenture or to modify the rights of the holders of one or more series of debt securities if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•

except with respect to the reset of the interest rate or extension of maturity pursuant to the terms of a particular series, changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduces the principal amount of, or any premium or interest on, any debt security,

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

•	changes the place or currency of payment of principal, premium, if any, or interest,

•	impairs the right to institute suit for the enforcement of any payment on any security,

•

reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

•

makes certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such change,

•

makes any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities, or

•	changes the terms and conditions pursuant to which any series of debt securities is secured in a manner adverse to the holders of such debt securities. (Section 902)

In addition, the subordinated note indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the indenture. However, the consent of holders of each outstanding debt security of a series is required to:

•	waive any default in the payment of principal, premium, if any, or interest, or

•	waive any covenants and provisions of an indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected. (Sections 513 and 1006)

In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under an indenture as of a specified date:

•

the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

•

if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

•

the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the $U.S. equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

•	debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under the indenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders, and those which have been legally defeased under the indenture, will not be deemed to be outstanding. (Section 101)

We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under an indenture. In limited circumstances, the Trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the Trustee may specify, if it sets the record date. This period may be shortened or lengthened by not more than 180 days. (Section 104)

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of GE or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under either indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the Trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable and comply with all other conditions to defeasance set forth in the indenture, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”), or

•

we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we legally defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indenture, except for our obligations to:

•	register the transfer or exchange of debt securities,

•	replace mutilated, destroyed, lost or stolen debt securities, and

•	maintain paying agencies and hold moneys for payment in trust.

We may legally defease a series of debt securities notwithstanding any prior exercise of our option of covenant defeasance in respect of such series.

In addition, the subordinated note indenture provides that if we choose to have the legal defeasance provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective. (Section 1610) The subordinated note indenture also provides that if we choose to have covenant defeasance apply to any series of debt securities issued pursuant to the subordinated note indenture we need not comply with the provisions relating to subordination. (Section 1610)

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect. (Sections 1401, 1402, 1403 and 1404)

Satisfaction and Discharge

We may discharge our obligations under the indenture while securities remain outstanding if (1) all outstanding debt securities issued under the indenture have become due and payable, (2) all outstanding debt securities issued under the indenture have or will become due and payable at their stated maturity within one year or (3) all outstanding debt securities issued under the indenture are scheduled for redemption in one year, and in each case, we have deposited with the Trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the indenture on the date of their scheduled maturity or the scheduled date of the redemption and paid all other amounts payable under the indenture. The subordinated note indenture provides that if we choose to discharge our obligations with respect to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective. (Section 1610)

Global Notes, Delivery and Form

Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes (as defined below) that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of the Depository’s nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

Except as set forth below, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

The Depository has advised us as follows:

•	The Depository is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•

The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

•	The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

•	Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•

Where we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by such underwriter or underwriters with the principal amount of the debt securities purchased by such underwriter or underwriters.

•

Ownership of beneficial interests in a Global Note and the transfers of ownership will be effected only through records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indenture. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indenture.

Each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any Global Note desires to give or take any action which a holder is entitled to give or take under the indentures, the Depository would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through these participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices shall be sent to the Depository. If less than all of the debt securities within an issue are being redeemed, the Depository’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

We will make payment of principal of, and interest on, debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, the Trustee nor any of our respective agents will be responsible for any aspect of the records of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

As described above, we will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

•

if the Depository is at any time unwilling or unable to continue as depository or if at any time the Depository ceases to be registered or in good standing under the Securities Exchange Act of 1934, or other applicable statute or regulation, and a successor depository is not appointed by us within 90 days after notice thereof, or

•	if, subject to the rules of the Depository, we choose to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. We will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Highly Leveraged Transaction

The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving GE that may adversely affect holders of the debt securities.

Subordination

Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all Senior Debt of GE whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of assets of GE to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	receivership;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets;

•	bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of GE,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•	there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

“Debt” means, with respect to any person:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•

every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business in connection with the acquisition of goods or services;

•	every capital lease obligation of such person;

•	every obligation of others secured by a lien on any asset by such person;

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise; and

•	every obligation for claims in respect of derivative products.

“Senior Debt” means the principal of, and premium, if any, and interest on Debt of GE, whether created, incurred or assumed on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu with the subordinated debt securities.

The indentures will place no limitation on the amount of additional Senior Debt that may be incurred by GE.

Notices

Holders will receive notices by mail at their addresses as they appear in the security register. (Section 106)

Title

We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue. (Section 309)

Governing Law

New York law will govern the indentures and the debt securities. (Section 112)

Regarding the Trustee

GE, our subsidiary General Electric Capital Corporation (“GECC”) and other affiliates of GE maintain various commercial and investment banking relationships with JPMorgan Chase Bank, N.A. and its affiliates in their ordinary course of business.

JPMorgan Chase Bank, N.A. acts as Trustee under (i) an Indenture with GECC dated as of April 1, 1991, (ii) an Indenture with GECC dated as of October 1, 1991, as amended and supplemented, (iii) an Indenture with GECC dated as of June 3, 1994, as amended and supplemented, (iv) an Amended and Restated Indenture with GECC dated as of February 27, 1997, as supplemented, (v) an Amended and Restated Indenture with GECC dated as of February 28, 1997, as supplemented, and (vi) an amended and restated Subordinated Debt Indenture with GECC dated as of July 15, 2005. JPMorgan Chase Bank, N.A. also acts as Trustee under certain other indentures with GECC.

If an event of default occurs under the indenture and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The Trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have offered the Trustee indemnity satisfactory to it.

If the Trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the indenture. (Section 613) The Trustee may engage in certain other transactions; however, if the Trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign. (Section 608)

DESCRIPTION OF COMMON STOCK

Set forth below is a description of the GE common stock. The following description of the GE common stock is a summary and is subject to the provisions of our certificate of incorporation, our by-laws and the relevant provisions of the law of New York.

We are currently authorized to issue up to 13,200,000,000 shares of common stock, par value $.06 per share. As of September 30, 2005, we had outstanding approximately 10,566,167,000 shares of our common stock.

Holders of the GE common stock are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject, if preferred stock of GE is then outstanding, to any preferential rights of such preferred stock. Each share of GE common stock entitles the holder of record to one vote at all meetings of shareowners, and the votes are noncumulative. The GE common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder to any preemptive rights.

Dividends may be paid on the GE common stock out of funds legally available for dividends, when and if declared by GE’s board of directors.

The Bank of New York is the transfer agent and registrar for the GE common stock.

We are also authorized to issue up to 50,000,000 shares of preferred stock, par value $1.00 per share, in series, but have not issued any of this preferred stock. If preferred stock is issued, GE’s board of directors may fix the designation, relative rights, preferences and limitations of the shares of each series.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of debt securities or shares of our common stock, par value $.06 per share. Warrants may be issued independently or together with our debt securities or common stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Each warrant agreement will be between GE and a banking institution organized under the laws of the United States or a state thereof. A form of warrant agreement will be filed as an exhibit to the Registration Statement.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities or common stock and is not entitled to any payments on any debt securities or common stock issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or common stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants;

•	the debt securities or common stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

DESCRIPTION OF GUARANTEES

Any guarantees that we issue from time to time for the benefit of holders of specified underlying securities will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

A guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee, except to the extent otherwise stated in a prospectus supplement. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GE, the issuer of the applicable underlying security or otherwise.

ERISA MATTERS

GE has subsidiaries that provide services to many employee benefit plans, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include assets of such plans (collectively, “Plans”). GE and any direct or indirect subsidiary of GE may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986 (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). “Prohibited transactions” within the meaning of ERISA and the Code may result if any offered securities are acquired by a Plan as to which GE or any direct or indirect subsidiary of GE is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the offered securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). Accordingly, each purchaser and each transferee using the assets of a Plan subject to ERISA or Section 4975 of the Code to acquire the offered securities will be deemed to have represented that the acquisition and continued holding of the offered securities will be covered by a Department of Labor prohibited transaction class exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the offered securities shall be deemed to have represented that such purchase and holding is not prohibited under applicable Similar Laws or rules. Any employee benefit plan or other entity to which such provisions of ERISA, the Code or any Similar Laws apply proposing to acquire the offered securities should consult with its legal counsel. The sale of the offered securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

NASD Regulations

GE Capital Markets, Inc. is an affiliate of General Electric Company and may participate as an underwriter or agent in the distribution of securities issued pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (“NASD”) imposes certain requirements when an NASD member such as GE Capital Markets, Inc. distributes an affiliated company’s securities. As a result, we will conduct any offering in which GE Capital Markets, Inc. acts as an underwriter in compliance with the applicable requirements of Rule 2720. The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Ning Chiu, Corporate and Securities Counsel of GE, and Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, will provide opinions regarding the authorization and validity of the securities. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of GE as of December 31, 2004 and December 31, 2003 and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG LLP on the consolidated financial statements refers to a restatement of those consolidated financial statements.

The audit report on the consolidated financial statements, dated February 11, 2005, except as to the restatement discussed in Note 1 to the consolidated financial statements, which is as of May 5, 2005 and as to page 39 and notes 10, 12, 13, 16 and 27, which are as of September 15, 2005, refers to a change in the method of accounting for variable interest entities in 2004 and 2003, a change in the method of accounting for asset retirement obligations in 2003 and changes in accounting for goodwill and other intangible assets and for stock-based compensation in 2002.

The audit report on management’s assessment of internal control over financial reporting (included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2004 (as restated), expresses our opinion that GE did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified a failure to ensure the correct application of Statement of Financial Accounting Standards No. 133 when certain derivative transactions were entered into at General Electric Capital Corporation prior to August 2003 and failure to correct that error subsequently.